UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.   )

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ADVANCED ENERGY INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

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Advanced Energy

2023 NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

A Message from Our CEO

Dear Stockholders:

Please join us at Advanced Energy’s 2023 Annual Meeting of Stockholders at 11 a.m., Mountain Daylight Time, on Thursday, April 27, 2023, at the Jacquard Hotel located at 222 Milwaukee Street, Denver, Colorado, 80206.

2022 was one of the best years in Advanced Energy’s history, highlighted by record financial performance and improvements across many areas of the company. Demand for Advanced Energy’s industry-leading power conversion and control solutions grew meaningfully from the previous year. While electronic component availability remained a significant challenge, our engineering, supply chain and operations teams executed extremely well to deliver strong revenue and earnings growth for the year. We believe we substantially outperformed our markets in 2022 by delivering record revenues in three of our four markets and increasing sales to each market by more than 20% year-over-year. As a result, 2022 revenue surpassed the 3-year financial target we set in December 2019 with a compound annual growth rate of greater than 30%.

We made significant progress across our strategic initiatives during the year. New product and technology development is foundational to our long-term success. Our investments and execution enabled us to double the number of new products launched in 2022, and we expect to further accelerate the number of product launches in 2023. Following the acquisition and rapid integration of SL Power, a leading supplier of medical and industrial power solutions, we created a dedicated medical product team to deliver our broad set of technologies to our customers and increased our share position in the medical power market. Lastly, we invested in operational improvement and capacity projects across our factory network, which directly contributed to our strong financial results.

Looking forward, we are very excited about the future of Advanced Energy. Despite a cyclical downturn for the semiconductor equipment industry in 2023, we believe our diversification and balanced market exposure will enable us to perform substantially better than in prior cycles. With our solid development pipeline, we will continue to introduce more innovative technologies and differentiated products to address our customers’ most challenging power conversion requirements. Our customer engagement continues to increase with our targeted strategies, and we believe we will continue to gain share across our markets for precision power applications. With a focus on long-term shareholder value creation, we believe we are positioned to emerge from this market cycle stronger and to continue to drive earnings growth over time.

On behalf of our employees and the Board of Directors, we thank you for your continued support.

Best Regards,

Stephen D. Kelley
President and Chief Executive Officer

March 13, 2023

2023 ANNUAL
PROXY STATEMENT

Notice of the Annual Meeting of Stockholders

To be held on April 27, 2023

To Our Stockholders:

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Advanced Energy Industries, Inc. (“Advanced Energy” or the “Company”). Please see below for the meeting logistics and business matters to be addressed at the Annual Meeting.

Logistics	Items of Business		Board Recommendation	Page

When
Thursday, April 27, 2023, at 11:00 a.m. Mountain Daylight Time

Where
Jacquard Hotel

222 Milwaukee Street

Denver, Colorado 80206

Who Can Vote
All holders of our common stock at the close of business on March 8, 2023

	1	Election of ten (10) directors;	“FOR”	4

	2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2023;	“FOR”	25

	3	Advisory approval of Advanced Energy’s compensation of its named executive officers;	“FOR”	27

	4	Advisory vote on the frequency of future advisory votes on executive compensation;	“Every Year”	65

	5	Approval of Advanced Energy’s 2023 Omnibus Incentive Plan;	“FOR”	67

	6	Any other matters of business properly brought before the Annual Meeting.		82

	Each of matters 1 through 5 is described in detail in the accompanying proxy statement, dated March 13, 2023.

Your vote is important. All stockholders are cordially invited to attend the Annual Meeting in person. If you do not plan to attend the Annual Meeting and vote your shares of common stock in person, please authorize a proxy to vote your shares in one of the following ways:

	Place your vote via internet at www.proxypush.com/aeis	Call toll-free (if US or Canada) 1-866-390-9955		Mark, date, sign and mail your proxy card in the postage-paid envelope provided

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting to be Held on April 27, 2023

This notice for the Annual Meeting, the proxy statement, the proxy card, and the Company’s 2022 Annual Report including the Annual Report on Form 10-K are available online at: www.proxydocs.com/aeis.

Any proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,

Denver, Colorado	Elizabeth K. Vonne
March 13, 2023	Corporate Secretary

2023 ANNUAL
PROXY STATEMENT

Proxy Summary

The Board of Directors of the Company requests your proxy in connection with the Annual Meeting. This proxy statement and the accompanying proxy card and materials are first being sent to stockholders of Advanced Energy Industries, Inc. or made available electronically on or about March 13, 2023.

This summary highlights key information presented elsewhere in this year’s proxy statement. This section does not contain all the information that you should consider, and you should read the entire proxy statement before voting.

Our Meeting Agenda

PROPOSAL		REFERENCE	BOARD RECOMMENDATION	EFFECT OF BROKER NON-VOTES AND ABSTENTIONS	VOTES REQUIRED FOR APPROVAL
1	Election of ten (10) directors	Page 4	FOR ALL NOMINEES	No Effect	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on page 15
2	Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2023	Page 25	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
3	Advisory approval on the compensation of our named executive officers	Page 27	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)
4	Advisory vote on the frequency of future advisory votes on executive compensation	Page 65	Every Year	No Effect	Plurality of votes present (by proxy or in person)
5	Approval of Advanced Energy’s 2023 Omnibus Incentive Plan	Page 67	FOR	No Effect	Majority of votes cast at the Annual Meeting (by proxy or in person)

We do not know of any other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the Annual Meeting, the proxy holders intend to vote the shares they represent on such matters as the Board of Directors may recommend. The proposed corporate actions on which the stockholders are being asked to vote at the Annual Meeting are not corporate actions for which stockholders of a Delaware corporation have the right to exercise appraisal rights under the Delaware General Corporation Law.

PRECISION | POWER | PERFORMANCE	1

2023 ANNUAL
PROXY STATEMENT

Our Governance Best Practices

WHAT WE DO	WE DO NOT DO

√   We specify in our Board Governance Guidelines that the Chairman of the Board and CEO positions be held by separate persons in order to ensure effective management oversight.

√   We aim to have a substantial portion of executive compensation be performance-based.

√   We maintain a highly independent and diverse Board of Directors.

√   We maintain robust stock ownership requirements for directors and executives.

√   We have annual elections of directors.

√   We conduct annual Board, committee, and director evaluations.

√   We have regular executive sessions of independent directors.

x  There are no interlocking relationships among our directors.

x  There are no excise tax gross-up arrangements with any of our executive officers.

x  We do not guarantee incentive awards.

x  Our policies prohibit hedging or pledging of company stock.

x  We do not provide significant perquisites or separate pension programs to our executive officers.

x  We do not have a poison pill.

do

Advanced Energy’s Environmental, Social and Governance Initiatives

Advanced Energy designs and manufactures highly engineered power conversion, measurement and control solutions. Our long history of innovation and technology leadership, broad portfolio of proprietary products and technical talent across our global locations help solve our customers’ most challenging power delivery problems. Sustainability is key to our strategy in the products we make, the way we operate, and how we govern as a public company. We incorporate environmental, social, and governance (“ESG”) responsibility across our business with the same focus and dedication we approach all our initiatives.

We are excited to share our “value driven” ESG initiatives, areas of focus, and accomplishments. Our results and ongoing efforts related to ESG are an integral part of our commitment to deliver long-term value to our global stakeholders. This commitment is driven from the highest levels of the Company, including our Chief Executive Officer, executive management team, and Board of Directors. We look forward to making a difference in the markets and communities we serve.

In 2020, our Board officially added oversight of the Company’s sustainability program to the Nominating, Governance & Sustainability Committee (“NG&S”). As indicated in its charter, this committee is directed to review the Company’s progress towards achieving its sustainability goals as well as to review environmental, governance, and social trends that could impact the Company’s operations, performance, and reputation. We believe that our goals to increase the energy efficiency of many of our products, and to improve the efficiency of our operations, reflect our efforts to reduce the environmental impact and carbon emissions that may be linked to the industries we serve.

2	PRECISION | POWER | PERFORMANCE

2023 ANNUAL
PROXY STATEMENT

Environment	Social & Community

Energy-efficient Products. Advanced Energy’s dedicated R&D teams strive to improve power conversion efficiency, balanced with exceptional stability and nimble control and response. Every increase in power conversion efficiency reduces our customers’ power consumption, decreasing their environmental impact and carbon emissions. Advanced Energy’s innovations reduce electricity consumption in a wide range of industries, including semiconductor manufacturing, industrial and medical equipment, as well as data center computing, telecom, and networking.

Energy-efficient Operations. Advanced Energy makes continuous improvements to reduce our energy usage in our global factories. For example, our Philippines factory is a three-time Philippine Economic Zone Authority (PEZA) Hall of Fame Awardee for Outstanding Environmental Performance. By employing novel alternatives, the site reduces the need for thermal testing.

Recycling. Advanced Energy is committed to reducing waste through efficiency improvements and recycling. In addition, we are implementing a recycled packaging initiative for some products.

Charitable Contributions. Our Charitable Contributions Committee, founded in 2010, is supported and led by our employees. The committee provides financial support for 501(c)(3) corporations, nonprofit institutions and organizations that improve education, the environment and health and social services across the communities in which we operate and where our employees live.

Diversity and Inclusion. We have approximately 12,000 employees located across the globe. Each person’s background and unique skill set are fundamental to our success. In 2020, the Company launched the AE STEM Diversity Scholarship Program, aimed at developing emerging talent and promoting greater ethnic, racial and gender diversity in STEM fields. In 2022, the Company continued to accept applications from undergraduate and post-graduate students attending six leading institutions in the field of power technologies. The Corporate DE&I Steering Committee provides guidance and direction on DE&I while enabling local teams to develop specific, targeted initiatives as appropriate.

Volunteerism. We offer each employee eight hours of paid time off to volunteer with a self-selected 501(c)(3) organization.

Community Involvement. We work closely with community organizations, including supporting STEM education in local schools, working with universities around the world to facilitate their innovative research projects, participating in local chambers of commerce and partnering with local nonprofit organizations.

Governance	Ethical Business Practices

Commitment. Advanced Energy is firmly committed to strong and effective corporate governance practices and accountability to its stockholders.

Continuous Improvement. We routinely review our governance practices against evolving best practices and consider feedback and input from our stockholders. We encourage you to review our Board Governance Guidelines on our website: https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/.

Human Rights. Respecting the human rights of our employees and all those involved in our business operations is a core principle for Advanced Energy. Our Code of Conduct, which also applies to our suppliers, specifically prohibits activities involving slave or forced labor, human trafficking, and child labor.

Supply Chain. We are committed to sustainable and responsible sourcing of the materials that make up our products. We annually request our suppliers to confirm that minerals originating within DRC +9 are conflict-free.

Employee Training and Helplines. We actively communicate to our employees on ethical business practices and provide a 24-hour anonymous hotline to address ethics issues.

PRECISION | POWER | PERFORMANCE	3

2023 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 1 - ELECTION OF DIRECTORS

What am I voting on and how should I vote?

You are being asked to elect ten (10) directors at the Annual Meeting. Each of the directors elected at the Annual Meeting will commence their term at the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified, or until such director’s earlier resignation or removal.

We believe that each of the nominees is sufficiently qualified to lead the Company in the best interest of stockholders.

The Board of Directors therefore recommends you vote “FOR” each of the nominees set forth below.

We routinely evaluate the composition of the Board to ensure we have a balanced mix of expertise. Accordingly, this year brought a new addition and a departure to our Board.

Brian M. Shirley, the former Senior Vice President DRAM and Emerging Memory Engineering at Micron Technology, Inc. joined the Board of Directors in June 2022. Mr. Shirley is the fifth independent director to join our Board of Directors since 2018 and brings more than 30 years of executive management and operations experience in semiconductor product technologies and advancing innovation and growth. Edward Grady is not a nominee for reelection at the Annual Meeting and will be departing as a Board member. The Board thanks Mr. Grady for his many years of dedicated and committed service since 2008 to the Board of Directors and to the stockholders of the Company.

A board of ten (10) directors is to be elected at the Annual Meeting. The Board of Directors has nominated for reelection the persons listed in the Overview of Board Nominees on the following page. Each nominee was recommended for reelection by our Nominating, Governance & Sustainability Committee. Each of the nominees is currently a director of Advanced Energy. In the event that any nominee is unable to or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote in favor of a nominee designated by the Board of Directors, on recommendation by the Nominating, Governance & Sustainability Committee, to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. The term of office of each person elected as a director at the Annual Meeting will continue from the end of the Annual Meeting until the next annual meeting of the Company’s stockholders, or until a successor has been elected and qualified or until such director’s earlier resignation or removal.

4	PRECISION | POWER | PERFORMANCE

2023 ANNUAL
PROXY STATEMENT

Overview of Board Nominees

The nominees presented below represent a broad group of experienced business leaders. The table provides a summary of our nominees’ background and responsibilities as of February 1, 2023.

			Committee Memberships
Name and Principal Occupation	Age	Director Since	Audit & Finance	Nominating, Governance & Sustainability	Compensation	Pricing
GRANT H. BEARD (Chairman) Currently serves as Sr. Executive Operating Partner for Blue Point Capital, a private equity firm	62	2014				C
FREDERICK A. BALL Former EVP & Chief Administrative Officer of Marketo Inc.	60	2008			C	M
ANNE T. DELSANTO Currently serves as a limited partner at Operator Collective and Stage 2 Capital	59	2020		M	M
TINA M. DONIKOWSKI Former Vice President, Global Locomotive Business at General Electric Company	63	2018	M	C
RONALD C. FOSTER Former Chief Financial Officer of Micron Technology, Inc.	72	2014	C			M
STEPHEN D. KELLEY Currently serves as President, CEO, and director of Advanced Energy Industries	60	2021
LANESHA T. MINNIX Currently serves as Executive Vice President & General Counsel of Ecolab	47	2020	M	M
DAVID W. REED Currently serves as CEO of Vendanta Resources Ltd.’s Semiconductor Group	64	2022			M
JOHN A. ROUSH Currently serves as operating executive advisor to ACON Investments, LLC, a private equity firm	58	2016		M	M
BRIAN M. SHIRLEY Former Senior Vice President DRAM and Emerging Memory Engineering of Micron Technology, Inc.	53	2022	M

Board Nominee Highlights

PRECISION | POWER | PERFORMANCE	5

2023 ANNUAL
PROXY STATEMENT

Nominees

Grant H. Beard (Chairman)
Director Since: 2014	Committees: Pricing
Age: 62
Independent Director
Business Experience:

Grant H. Beard currently serves as a senior executive Operating Partner for Blue Point Capital, a private equity firm, and as a senior advisor to Center Rock Capital, a global alternative investment firm. Mr. Beard served as Chairman and Chief Executive Officer of Wynnchurch Industries, LLC, a diversified holding company investing in engineered product businesses, from January 2016 to June 2017. Mr. Beard also served as a Senior Advisor to Wynnchurch Capital Ltd. Prior to joining Wynnchurch, Mr. Beard served as the Chairman and Chief Executive Officer of Wolverine Advanced Materials LLC, a Wynnchurch company, from July 2012 until October 2015. Mr. Beard served as President and Chief Executive Officer of Constar International, Inc. from 2010 to 2012, where he led the financial and operational restructuring of Constar’s global packaging business that was later sold to Plastipak Corporation. Prior to that, Mr. Beard served as President & CEO of TriMas Corporation, Chairman & CEO of Health Media, and Global Group President of Fluid Management Products at Dana/Echlin Corporation. In addition, Mr. Beard served as a senior executive Operating Partner with Blue Point Capital from 2009 to 2014. Mr. Beard also has experience at two private equity/merchant banking groups, Anderson Group and Oxford Investment Group, where he was actively involved in corporate development, strategy and operations management.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Public Board Experience	● Global Expertise ● Industry Experience

Frederick A. Ball
Director Since: 2008	Committees: Compensation, Pricing
Age: 60
Independent Director
Business Experience:

Frederick A. Ball previously served as Executive Vice President and Chief Administrative Officer of Marketo Inc., a leading provider of a cloud-based marketing platform, from February 2016 through August 2016. Prior to that, Mr. Ball was Marketo’s Senior Vice President and Chief Financial Officer from May 2011 to February 2016. Prior to joining Marketo, Mr. Ball was the Chief Financial Officer for a number of private and public technology companies including Webroot Software, BigBand Networks, Inc., and Borland Software Corporation. Mr. Ball also served as Vice President, Mergers and Acquisitions for KLA-Tencor Corporation, a manufacturer of semiconductor equipment, and prior to that as its Vice President of Finance. Mr. Ball was with PricewaterhouseCoopers LLC for over 10 years. Mr. Ball previously served as a director of Electro Scientific Industries, Inc. (ESIO), Sendgrid, Inc. (SEND), and FirstMark Horizon Acquisition Corporation (FMAC). Mr. Ball has served, and currently serves on other private company boards, including Intercom and Contentful.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Global Expertise	● Public Board Experience ● Industry Experience

6	PRECISION | POWER | PERFORMANCE

2023 ANNUAL
PROXY STATEMENT

Anne T. DelSanto
Director Since: 2020	Committees: Compensation, Nominating, Governance & Sustainability
Age: 59
Independent Director
Business Experience:

Anne T. DelSanto currently serves as a limited partner at Operator Collective and Stage 2 Capital, both venture capital funds that invest in early-stage companies supporting entrepreneurial efforts aimed at next generation technology and software. From February 2018 to April 2019, Ms. DelSanto served as the executive vice president and general manager of platform at Salesforce.com (“Salesforce”), a customer relationship management company, following six years of other senior leadership roles at the company. Prior to Salesforce, Ms. DelSanto served as group vice president of sales engineering at Oracle. She began her career as an account systems engineer with IBM, where she spent several years building solutions for the health care market. Ms. DelSanto serves on the board of Juniper Networks, Inc. (JNPR), and New Relic, Inc. (NEWR). Ms. DelSanto graduated with a degree in mathematics from St. John’s University and earned a Master of Science in administrative studies from Boston College.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

Tina M. Donikowski
Director Since: 2018	Committees: Audit and Finance, Nominating, Governance & Sustainability
Age: 63
Independent Director
Business Experience:

Tina M. Donikowski retired from General Electric Company, a diversified industrial company, in October 2015 after 38 years with the company. Ms. Donikowski served in a number of senior positions during her career at General Electric Company, including most recently as Vice President, Global Locomotive Business, GE Transportation, from January 2013 until her retirement. Ms. Donikowski currently serves on the Board of Directors of CIRCO International (NYSE: CIR), a leading provider of flow control solutions and other highly engineered products and subsystems used in energy, aerospace and industrial markets based in Burlington, Massachusetts, TopBuild (NYSE: BLD) a leading installer and distributor of insulation and building material products to the U.S. construction industry based in Daytona Beach, Florida, and Eriez Magnetics, a privately held manufacturer and designer of magnetic, vibratory, and metal detection applications based in Erie, Pennsylvania. Ms. Donikowski also serves as a member of the Board of Trustees, Gannon University, and the Board of Trustees, Boys & Girls Club of Erie, Pennsylvania. Ms. Donikowski holds a Bachelor of Science degree in Industrial Engineering, as well as an Honorary Doctorate, from Gannon University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Global Expertise	● Technical Expertise ● Financial Expertise

PRECISION | POWER | PERFORMANCE	7

2023 ANNUAL
PROXY STATEMENT

Ronald C. Foster
Director Since: 2014	Committees: Audit and Finance, Pricing
Age: 72
Independent Director
Business Experience:

Ronald C. Foster previously served as Chief Financial Officer and Vice President of Finance of Micron Technology, Inc. (“Micron”), a global corporation that produces various forms of semiconductor devices, from April 2008 to March 2015. Mr. Foster was appointed to that position in 2008 after serving as a member of Micron’s Board of Directors from June 2004 to April 2005. Before joining Micron, Mr. Foster was the Chief Financial Officer and Senior Vice President of FormFactor, Inc., a semiconductor wafer test equipment company. Prior to joining FormFactor, Inc., Mr. Foster served as the Chief Financial Officer for JDS Uniphase, Inc. and Novell, Inc., and served in various financial and operational roles at Applied Materials, Inc., and Hewlett Packard Company. He previously served as a board member of Everspin Technologies, Inc. (MRAM), Inotera Memories Inc., a public company on the Taiwan stock exchange, LUXIM Corporation and Aptina Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Financial Expertise ● Industry Experience	● Public Board Experience ● Global Expertise

Stephen D. Kelley
Director Since: 2021
Age: 60
Business Experience:

Stephen D. Kelley currently serves as President & Chief Executive Officer of Advanced Energy Industries, Inc., and as a member of our Board of Directors since March 2021. Mr. Kelley served as President & CEO and a board member of Amkor Technology, Inc. (AMKR), a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor and Motorola. Mr. Kelley currently serves on the board of directors of Onto Innovations Inc. (NYSE: ONTO), a leader in the process control for the semiconductor and related industries, since January 2023. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Industry and Technical Expertise	● Global Operations Expertise ● Financial Expertise

8	PRECISION | POWER | PERFORMANCE

2023 ANNUAL
PROXY STATEMENT

Lanesha T. Minnix
Director Since: 2020	Committees: Nominating, Governance & Sustainability, Audit and Finance
Age: 47
Independent Director
Business Experience:

Lanesha T. Minnix is executive vice president, general counsel and corporate secretary for Ecolab Inc. (ECL), a global leader in water, hygiene and infection prevention solutions that protect people, planet and business health. Prior to joining Ecolab in June 2022, Ms. Minnix served as senior vice president, chief legal officer and corporate secretary of Flowserve Corporation (FLS), a publicly traded manufacturer of products for a range of industries, including oil and gas, power, chemical, water, pharmaceuticals and food processing, and was responsible for the company’s legal, compliance and regulatory matters from June 2018 to June 2022. Previously, Ms. Minnix served as Senior Vice President and General Counsel for BMC Stock Holdings, Inc, a leading provider of diversified building products and services, from June 2017 until June 2018. Earlier in her career, Ms. Minnix held roles with increasing responsibility at ABM Industries, Shell Oil Company and Sprint Corporation. Ms. Minnix began her career as a corporate associate at the law firm of K&L Gates. Ms. Minnix holds a juris doctor and an MBA from the University of Tulsa, and a bachelor’s degree in Marketing from St. Louis University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry Expertise ● Global Expertise

David W. Reed
Director Since: 2022	Committees: Compensation
Age: 64
Independent Director
Business Experience:

David W. Reed is the CEO of Vendanta Resources Ltd.’s Semiconductor Group, which position he commenced in February 2023. Prior to that, Mr. Reed retired from NXP Semiconductors N.V. (NXPI), where he principally served as executive vice president – operations. NXP is a world leader in secure connectivity solutions and Mr. Reed was responsible for NXP’s internal and external manufacturing operations, supply chain, information technology, total quality and procurement. Mr. Reed joined NXP in 2015, having served as general manager at Freescale Semiconductor until its merger with NXP. Mr. Reed has 37 years of extensive international experience with global execution of water fab, assembly/test, packaging, R&D, foundries, and joint ventures for analog, automotive, logic and wireless customers.  Mr. Reed joined Freescale Semiconductor in 2012 as senior vice president, manufacturing operations. Previously, Mr. Reed was vice president and general manager at GLOBALFOUNDRIES and began his career at Texas Instruments in 1984, where he held multiple overseas and leadership assignments. Mr. Reed has served on several private boards, including SSMC Foundry, a joint venture between NXP and TSMC, as its chairman, the Dwight Look College of Engineering at Texas A&M University, and Circle 10 Council of the Boy Scouts of America.  Mr. Reed received his undergraduate degree from Austin College, an undergraduate degree in Chemical Engineering from Texas A&M University and an MBA from the University of Dallas.

Key Skills and Qualifications:
● Senior Leadership Experience ● International Experience	● Global Operations Expertise ● Industry and Technical Expertise

PRECISION | POWER | PERFORMANCE	9

2023 ANNUAL
PROXY STATEMENT

John A. Roush
Director Since: 2016	Committees: Nominating, Governance & Sustainability, Compensation
Age: 58
Independent Director
Business Experience:

John A. Roush currently serves as an operating executive advisor to ACON Investments, LLC, a private equity firm. Mr. Roush serves on the board of two privately held ACON portfolio companies: (1) Pine Environmental LLC, a provider of test equipment and services for environmental consultants; and (2) Novipax LLC, a producer of absorbent pads for the poultry industry. Mr. Roush also serves as a director of Lemaitre Vascular, Inc. (LMAT), a publicly traded global provider of medical devices and implants for the treatment of peripheral vascular disease, and he is a member of its Audit and Compensation Committees. Mr. Roush also serves as a director of Targan, Inc. (formerly Applied Life Sciences & Systems), a privately held company that is developing automated vaccine delivery technology for the poultry industry. Mr. Roush previously served as chief executive officer and a director of Novanta Inc., (formerly, GSI Group Inc.), a leading global supplier of precision photonic components and subsystems to original equipment manufacturers in the medical and industrial technology markets, from December 2010 to September 2016. Mr. Roush joined Novanta after a twelve-year career with PerkinElmer, Inc., a provider of technology and services to the diagnostics, research, environmental, safety and security, industrial and laboratory services markets, where he was a corporate officer and served in several leadership positions. Prior to joining PerkinElmer, Mr. Roush held management positions with Outboard Marine Corporation, AlliedSignal, Inc., (now Honeywell International), McKinsey & Company Inc. and General Electric Company.

Key Skills and Qualifications:
● Senior Leadership Experience ● Public Board Experience ● Technical Expertise	● Global Expertise ● Financial Expertise

Brian M. Shirley
Director Since: 2022	Committees: Audit and Finance
Age: 53
Independent Director
Business Experience:

Mr. Shirley retired from Micron Technology, Inc., a global corporation that produces various forms of semiconductor devices, as senior vice president DRAM and Emerging Memory Engineering in December 2019. He joined Micron as a product engineer in 1988, and held positions of increasing responsibility across product design, engineering, and business unit management. Mr. Shirley is listed as an inventor on 82 U.S. patents and helped drive Micron’s expansion into specialized memory for servers, mobile and networking solutions, in addition to maintaining a focus on cost leadership and power reduction. After retirement from Micron, Mr. Shirley consulted for various U.S. government departments, advising on the semiconductor geopolitical landscape, supply chain resilience, and national security. Mr. Shirley holds a Bachelor of Science degree in electrical engineering from Stanford University.

Key Skills and Qualifications:
● Senior Leadership Experience ● Industry and Technical Expertise	● Global Operations Expertise

10	PRECISION | POWER | PERFORMANCE

2023 ANNUAL
PROXY STATEMENT

Summary of Director Nominee Qualifications and Attributes

This table provides a summary view of the qualifications and attributes of each director nominee.

	GRANT H. BEARD	FREDERICK A. BALL	ANNE T. DELSANTO	TINA M. DONIKOWSKI	RONALD C. FOSTER	STEPHEN D. KELLEY	LANESHA T. MINNIX	DAVID W. REED	JOHN A. ROUSH	BRIAN M. SHIRLEY
Qualifications and Experience
Finance
Finance/Accounting	•	•	•	•	•	•		•
External Reporting	•	•			•	•	•		•	•
Capital Markets & Capital Allocation	•	•		•	•	•	•		•	•
Markets
Semiconductor		•			•	•		•	•	•
Industrial	•			•		•	•	•	•
Medical	•							•	•
Asia	•			•	•	•	•	•	•
Functional Expertise
Sales/Channel/Marketing	•		•	•		•			•	•
R&D/Product Development	•		•	•		•		•	•	•
HR – Talent Management	•	•	•	•		•		•	•
Tech – IT/Cyber/Digitization			•		•	•		•		•
Procurement & Supply Chain	•	•		•		•		•	•	•
M&A Transactions and Integrations	•	•	•	•	•	•	•	•	•	•
Software & Controls			•		•			•		•
Leadership
CEO – Public Company	•					•			•
CEO – Private/Division President	•		•	•		•		•	•	•
Strategy	•	•	•	•	•	•	•	•	•	•
Demographic Background
Tenure (Years)	8	13	2	4	8	2	2	1	6	0
Age (Years)	62	60	59	63	72	60	47	64	58	53

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2023 ANNUAL
PROXY STATEMENT

The table below provides certain highlights of the composition of our Board members as of February 1, 2023. Each of the categories listed in the table below has the meaning as it is used in Nasdaq Rule 5605(f). Following the 2023 Annual Meeting the below responses will change when Edward Grady no longer serves an Advanced Energy Industries director.

Board Diversity Matrix (as of February 1, 2023)
Total Number of Directors	11
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	8	0	0
Part II: Demographic Background
African American or Black	1	0	0	0
White	2	8	0	0

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PROXY STATEMENT

Nominees

Director Qualifications

The Board respects its responsibility to provide oversight, counseling and direction to the management of the Company in the interest and for the benefit of the stockholders. Accordingly, it seeks to be composed of directors with diverse skills, experience, qualifications and characteristics. It is critical that directors understand the markets in which the Company operates, specifically semiconductor capital equipment, industrial and medical, data center, and telecom markets. It is equally important that, collectively, the directors have successful experience in each of the primary aspects of our business, including engineering, research and development, finance and audit, product strategy and development, customer relations, supply chain management and sales and marketing. The following are certain qualifications, experience and skills for Board members which are important to the Company’s business and its future:

Directors who have served in senior leadership positions are important to the Company, as they bring experience and perspective in analyzing, shaping, and overseeing the execution of important operational and policy issues at a senior level. These directors’ insights and guidance and their ability to assess and respond to situations encountered in serving on our Board may be enhanced if their leadership experience has been developed at businesses or organizations that operated on a global scale, faced significant competition and/or involved technology or other rapidly evolving business models.

Senior Leadership Experience

Directors who have served on other public company boards can offer advice and insights with regard to the dynamics and operation of a board of directors; the relations of a board to the chief executive officer and other management personnel; the importance of particular agenda and oversight matters; and oversight of a changing mix of strategic, operational, and compliance-related matters.

Public Company Board Experience

Because the Company is a global leader in innovative power solutions for semiconductor, data center, telecom, and industrial and medical markets, experience in relevant technology is useful in understanding the Company’s research and development efforts, competing technologies, the various products and processes the Company develops, the manufacturing and assembly-and-test operations and the market segments in which the Company competes.

Industry & Technical Expertise

Because the Company is a global organization with research and development, manufacturing, assembly and test facilities, and sales and other offices in many countries, directors with global expertise can provide a useful business and cultural perspective regarding many significant aspects of our business.

Global Expertise

Knowledge of financial markets, financing and funding operations, and accounting and financial reporting processes is important because it assists the directors in understanding, advising and overseeing the Company’s capital structure, financing and investing activities, financial reporting and internal control of such activities.

Financial Expertise

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Grant H. Beard brings to the Board significant senior management and public company board experience, together with global expertise in industrial and related markets and in the private equity/merchant banking industry, as well as experience in strategy, operations, and M&A transactions.

Frederick A. Ball brings to the Board significant experience in senior management, operations, finance and auditing, having served as the Chief Financial Officer of a leading provider of cloud-based marketing software, as well as experience in strategy and executive compensation.

Anne T. DelSanto brings to the Board significant experience as a veteran technology executive with more than three decades driving organizations towards exponential growth and provides valuable insight relative to the Company’s growth strategies in Data Center Computing and Telecom Networking markets.

Tina M. Donikowski brings to the Board broad senior management, operations and global experience having served for 38 years in various leadership positions at General Electric Company. Her experience provides the Board with valuable input on strategic, operational, market and product strategies.

Ronald C. Foster brings to the Board significant senior management experience in the semiconductor and high-tech industries as well as significant experience in financial management, accounting and finance issues, having served as Chief Financial Officer for various companies.

Stephen D. Kelley brings more than 30 years of significant senior management experience in the global semiconductor and electronics industry as well as broad management experience in strategic planning, business development, technology, manufacturing and operations.

Lanesha T. Minnix brings to the Board leadership and public company experience and has had broad exposure to advanced industrial markets for a range of applications. Her legal and business skills add significant value to the Board.

David W. Reed brings to the Board significant senior management and operations experience in the semiconductor capital equipment and manufacturing industry, particularly in the areas of global operations and supply chain management.

John A. Roush brings to the Board significant senior management level experience and leadership in the medical and advanced industrial markets and applications, as well as significant public company board experience and experience in private equity.

Brian M. Shirley brings to the Board significant experience as a veteran technology executive with more than three decades of experience in semiconductor product technologies, including as an inventor on 82 U.S. patents, and an extensive track record of advancing innovation and growth.

The Board believes that the qualities and skills listed above for each of the nominees, qualifies each such nominee for service as a director of Advanced Energy.

Independence

The Board of Directors has determined that each of the nominees, other than Stephen D. Kelley (i.e., Grant H. Beard, Frederick A. Ball, Anne T. DelSanto, Tina M. Donikowski, Ronald C. Foster, Lanesha T. Minnix, David W. Reed, John A. Roush and Brian M. Shirley), is an “independent director” within the meaning of the Nasdaq Stock Market Rules. Furthermore, Edward C. Grady was “independent” during the time he served on the Board of Directors. Under these rules, to be considered independent, the Board must affirmatively determine, among other things, that neither the director nor any immediate family member of the director has had any direct or indirect material relationship with the Company within the last three years. The Board of Directors has made an affirmative determination that none of the independent directors has had any relationship with Advanced Energy or with another director that would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a director. The independent directors, if

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PROXY STATEMENT

all of them are elected at the Annual Meeting, will constitute a majority of the Board of Directors. There is no family relationship amongst any of the directors and executive officers of the Company. The Company’s executive officers serve at the discretion of the Board.

Involvement in Certain Legal Proceedings

During the past ten years none of the persons currently serving as executive officers and/or directors of the Company has been the subject matter of any of the following legal proceedings that are required to be disclosed pursuant to Item 401(f) of Regulation S-K including: (a) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (b) any criminal convictions; (c) any order, judgment, or decree permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; (d) any finding by a court, the Securities and Exchange Commission (the “SEC”) or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud; or (e) any sanction or order of any self-regulatory organization or registered entity or equivalent exchange, association or entity. Nor are any such legal proceedings believed to be contemplated by governmental authorities against any director or executive officer. Further, no executive officers, directors, beneficial owners of more than five percent of the Company’s common stock, or any other actor mentioned in Item 103(c)(2) of Regulation S-K is a party adverse to the Company in a material proceeding or has a material interest adverse to the Company.

Required Vote

Our Board has adopted a director resignation policy (the “Policy”), which is included in the Company’s Board Governance Guidelines. The Policy applies to uncontested elections of directors, in other words, an election of directors where the number of nominees for election does not exceed the number of directors to be elected. A copy of the Policy is available on the Company’s website at http://www.advancedenergy.com within the Company’s Board Governance Guidelines. Under the Policy, any nominee for director in an uncontested election who does not receive a majority vote “FOR” that director’s election to the Board relative to the number of votes cast with respect to that director’s election (excluding broker non-votes, abstentions and failures to vote with respect to that director’s election) will promptly tender a written offer of resignation to the Board. The Policy provides that the Nominating, Governance & Sustainability Committee of the Board will promptly consider the director’s offer of resignation and make a recommendation to the Board. Pursuant to the Policy, the Board would then act on that recommendation within 90 days of receiving the recommendation. When deciding what action to recommend or take regarding the director’s resignation, the Policy permits each of the Nominating, Governance & Sustainability Committee and the Board to consider any factors they deem relevant, including the best interests of the Company and its stockholders.

Under Delaware law, a nominee who receives a plurality of the votes cast at the Annual Meeting will be elected as a director (subject to the Policy described above). The “plurality” standard means the nominees who receive the largest number of “FOR” votes cast are elected as directors of the Company. Thus, the number of shares not voted for the election of a nominee (and the number of “withhold” votes cast with respect to that nominee) will not affect the determination of whether that nominee has received the necessary votes for election under Delaware law. However, the number of “withhold” votes with respect to a nominee will affect whether or not our Policy will apply to that individual. If any nominee is unable or declines to serve, proxies will be voted for the balance of those named and for such person as shall be designated by the Board to replace any such nominee. However, the Board does not anticipate that this will occur.

Stockholders do not have the right to cumulate their votes for the election of directors. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” each of the ten (10) nominees.

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PROXY STATEMENT

Votes withheld from a nominee will be counted for purposes of determining whether a quorum is present but will not be counted as an affirmative vote for such nominee.

The Board of Directors recommends a vote “FOR” the election of each of the nominees named above.

Director Compensation

The compensation policy for non-employee directors for the fiscal year ended December 31, 2022, was as follows:

Compensation Elements for Non-Employee Directors
Compensation Element	2022 Compensation Program
Annual Board Cash Retainer	● $60,000 annual cash retainer paid in equal quarterly installments to each Board member. [1]
● $65,000 additional annual cash retainer for the Chairman of the Board, paid in equal quarterly installments. ¹
Annual Board Equity Retainer
●
Restricted stock units with an approximate value of $200,000 granted annually to each non-employee director on the date of his or her re-election at the Annual Meeting; each annual grant will vest one year from the date of grant.
●
Additional restricted stock units with an approximate value of $50,000 granted annually to the Chairman of the Board on the date of his or her reelection at the Annual Meeting; each annual grant will vest one year from the date of grant. [2]
●
The Board may (but is not required to) grant restricted stock units to a new non-employee director upon initial election or appointment to the Board.

Annual Chair Cash Fees
●
$30,000 annual cash retainer fee for Audit and Finance Chair. [3]
●
$25,000 annual cash retainer fee for Compensation Chair. [4]
●
$15,000 annual cash retainer fee for Nominating, Governance & Sustainability Chair. [5]

Annual Committee Member Retainer	● $13,000 annual cash retainer fee for Audit and Finance. ● $10,000 annual cash retainer fee for Compensation. [6] ● $5,000 annual cash retainer fee for Nominating, Governance & Sustainability.

¹The Board approved an increase of $15,000 in April 2022 for the annual cash retainer for all non-employee directors.

²The Board approved an increase of $50,000 in April 2022 for the Chairman of the Board annual equity retainer.

³The Board approved an increase of $4,000 in April 2022 for the Audit and Finance Committee Chair cash retainer.

4The Board approved an increase of $7,000 in April 2022 for the Compensation Committee Chair cash retainer.

5The Board approved an increase of $2,000 in April 2022 for the Nominating, Governance and Sustainability Committee Chair cash retainer.

6The Board approved an increase of $2,500 in April 2022 for the members of the Compensation Committee cash retainer.

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2023 ANNUAL
PROXY STATEMENT

At this time, directors are not separately compensated for their service on the Pricing Committee.

In February 2014, our Board of Directors adopted a Stock Ownership Policy that requires non-employee directors to own an amount of stock of the Company with a value equal to at least five times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles, etc.), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the Stock Ownership Policy. The Stock Ownership Policy provides for a phase-in period over five years for each member to achieve the requisite ownership requirements. All non-employee members of the Board either currently conform to the policy or are on track to meet the policy within the required time frame.

The Compensation Committee continually reviews and monitors non-employee director compensation, uses market data for comparisons to peer programs, and works with the Company’s independent compensation consultant, Compensia, Inc., to ensure the program remains appropriate.

The following table details director compensation for 2022.

2022 Director Compensation
					Change in
					Pension Value
					and
					Nonqualified
				Non-Equity	Deferred
	Fee Earned or		Option	Incentive Plan	Compensation	All Other
	Paid in Cash	Stock Awards	Awards	Compensation	Earnings	Compensation	Total
Name	($)	($) (1)	($)	($)	($)	($)	($)
Grant H. Beard	$117,500	$249,954	—	—	—	—	$367,454
Frederick A. Ball	$74,000	$199,948	—	—	—	—	$273,948
Anne T. DelSanto	$66,250	$199,948	—	—	—	—	$266,198
Tina M. Donikowski	$79,500	$199,948	—	—	—	—	$279,448
Ronald C. Foster	$80,500	$199,948	—	—	—	—	$280,448
Edward C. Grady	$65,500	$199,948	—	—	—	—	$265,448
Lanesha T. Minnix	$70,500	$199,948	—	—	—	—	$270,448
David W. Reed	$61,250	$249,887	—	—	—	—	$311,137
Thomas M. Rohrs*	$28,750	$—	—	—	—	—	$28,750
John A. Roush	$66,250	$199,948	—	—	—	—	$266,198
Brian M. Shirley	$33,250	$183,298	—	—	—	—	$216,548
Stephen D. Kelley	$—	$—	—	—	—	—	$—
(1)	On February 1, 2022, Mr. Reed was granted 578 restricted stock units (RSUs) for his service on the Board, which fully vested on April 28, 2022, and the Company’s closing stock price on February 1, 2022, was $86.40. On May 9, 2022, Messrs. Beard, Ball, Foster, Grady, Reed and Roush and Mses. Donikowski, DelSanto and Minnix were each granted 2,655 restricted stock units (RSUs) for their service on the Board. On May 9, 2022, Mr. Beard was granted an additional 664 restricted stock units (RSUs) for his service as Chairman of the Board. All RSUs granted on May 9, 2022, vest on May 9, 2023, and were the only outstanding unvested equity awards held by these directors as of December 31, 2022. The Company’s closing stock price on May 9, 2022, was $75.31. Separately, on June 15, 2022, Mr. Shirley was granted 2,468 RSUs for his service on the Board, which will vest on May 9, 2023, and the Company’s closing stock price on June 15, 2022, was $74.27.

*Mr. Rohrs did not stand for reelection at the 2022 Annual Meeting and ceased to be a board member on May 9, 2022.

Board of Directors Meetings

Each of the directors attended above 75% of the aggregate number of meetings of the Board of Directors (held during the period for which he or she was a director) and the committees that he or she served on (during the period for which he or she was a committee member).

The Board of Directors held ten meetings in 2022. During 2022, four executive sessions of the Board of Directors were held. The Board’s committees consist of the Audit and Finance Committee, Nominating, Governance & Sustainability Committee, Compensation Committee and Pricing Committee.

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PROXY STATEMENT

Members of the Board of Directors are welcomed and encouraged, but not required, to attend the Annual Meeting. The Company’s annual meeting of stockholders held on May 9, 2022 (the “2022 Annual Meeting”) was attended in person or by telephone by all of the nominees and all but one of the then-members of the Board of Directors.

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PROXY STATEMENT

AUDIT AND FINANCE COMMITTEE
Meetings: 12
Chair: Ronald C. Foster
Other Members:
● Edward C. Grady*	● Lanesha T. Minnix
● Tina M. Donikowski	● Brian M. Shirley (Joined October 2022)

*Edward C. Grady is not a nominee for reelection at the Annual Meeting and will be departing as a Board member.

Independence: 100% compliance with NASDAQ and SEC rules. The Board of Directors determined that each of the members of the Audit and Finance Committee is “independent” in accordance with the Nasdaq Stock Market Rules and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

Financial Expertise: 100% compliance with SEC rules. The Board of Directors has evaluated the credentials of Messrs. Foster, Shirley, and Grady, and Ms. Donikowski and determined that they are “audit committee financial experts” as defined under the rules promulgated by the SEC.

Charter: Available at www.advancedenergy.com/about-us/leadership-team/audit--finance-committee-charter/.
Key Responsibilities:
● selecting Advanced Energy’s independent registered public accounting firm;
● approving the scope, fees and results of the audit engagement;
● determining the independence and evaluating the performance of Advanced Energy’s independent registered public accounting firm and internal auditors;
● approving in advance any audit and non-audit services and fees charged by the independent registered public accounting firm;

●  evaluating comments made by the independent registered public accounting firm with respect to accounting procedures and internal controls and determining whether to bring such comments to the attention of Advanced Energy’s management;

● reviewing the internal accounting procedures and controls with Advanced Energy’s financial and accounting staff and approving significant changes;
● engaging advisors and consultants as necessary in connection with the conduct of the Company’s business or as pertains to the assessment of risk or dispute resolution;
● reviewing and approving related party transactions;
● overseeing financial-related risks, enterprise risk management program, and cybersecurity risks; and

●  establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submissions by the Company’s employees and consultants, received through established procedures.

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The Audit and Finance Committee approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Approval is provided on a service-by-service basis. In 2022, the Audit and Finance Committee approved all of the services provided by Advanced Energy’s independent registered public accounting firm.

The Audit and Finance Committee also conducts financial reviews with Advanced Energy’s independent registered public accounting firm prior to the release of financial information in the Company’s Forms 10-K and 10-Q. Management has primary responsibility for Advanced Energy’s financial statements and the overall reporting process, including systems of internal controls. The independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of Advanced Energy in conformity with accounting principles generally accepted in the United States and discusses with the Audit and Finance Committee any issues they believe should be raised.

Report of the Audit and Finance Committee

In accordance with the Audit and Finance Committee’s written charter duly adopted by the Board of Directors, we have reviewed Advanced Energy’s audited financial statements, as of and for the year ended December 31, 2022, and met together and separately with both management and Ernst & Young LLP, the Company’s independent registered public accounting firm for 2022, to discuss Advanced Energy’s audited financial statements as of and for the year ended December 31, 2022. In addition, the Audit and Finance Committee has discussed with the independent registered public accounting firm the matters outlined in Statement on Auditing Standards No. 1301, as amended (Communication with Audit Committees), to the extent applicable and received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Further, the Audit and Finance Committee received the written disclosures and the letter from the independent accountants required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence, and discussed with the independent registered public accounting firm the independent accountant’s independence.

Based on its review and discussion of the foregoing matters and information, the Audit and Finance Committee recommended to the Board of Directors that the audited financial statements referenced above be included in Advanced Energy’s 2022 Annual Report on Form 10-K. The Audit and Finance Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2023, subject to stockholder ratification.

The Audit and Finance Committee

Ronald C. Foster, Chairman

Tina M. Donikowski

Edward C. Grady

Lanesha T. Minnix

Brian Shirley (Joined October 2022)

This report of the Audit and Finance Committee is not deemed “soliciting material” and is not deemed filed with the SEC or subject to Regulation 14A or the liabilities under Section 18 of the Exchange Act.

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PROXY STATEMENT

NOMINATING, GOVERNANCE & SUSTAINABILITY COMMITTEE
Meetings: 4
Chair: Tina M. Donikowski
Other Members:
● Anne T. DelSanto	● John A. Roush
● Lanesha T. Minnix

Independence: 100% compliance with NASDAQ rules. Each of the members of the Nominating, Governance & Sustainability Committee was, and is, an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Charter: In 2020, the Board and the Committee added sustainability to the Committee’s name and charter with certain of the key responsibilities noted below. Available at https://www.advancedenergy.com/about-us/leadership-team/nominatinggovernance-comm.-charter/

Key Responsibilities:
● ensuring that a majority of the directors are independent;
● establishing qualifications and standards to serve as a director;
● identifying and recommending individuals qualified to become directors;
● considering any candidates recommended by stockholders;
● determining the appropriate size and composition of the Board;
● ensuring that the independent directors meet in executive session at least quarterly;

●  reviewing other directorships, positions, and business and personal relationships of directors and candidates for conflicts of interest, effect on independence, ability to commit sufficient time and attention to the Board or other suitability criteria;

●  sponsoring and overseeing performance evaluations for the Board as a whole, conducting director peer evaluations, coordinating evaluations of the other committees with the other committee chairpersons;

● developing and reviewing periodically, at least annually, the insider trading policy and other key corporate governance policies of Advanced Energy, and recommending any changes to the Board;
● reviewing succession plans for the CEO and other key management positions as appropriate;
● considering any other corporate governance issues that arise from time to time and referring them to the Board;
● if the Board requests, developing appropriate recommendations to the Board;
● reviewing the Company’s sustainability program and goals and the Company’s progress towards achieving those goals; and
● reviewing environmental, social, governance trends that could impact the Company’s business operations, performance and reputation.

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Director Nominations

The Nominating, Governance & Sustainability Committee evaluates and interviews potential director candidates. All members of the Board may interview the final candidates. The Nominating, Governance & Sustainability Committee of the Board considers candidates for director nominees proposed by directors and stockholders, as described in more detail below. This committee may retain recruiting professionals to assist in identifying and evaluating candidates for director nominees but does not retain any recruiters currently. The committee has no stated specific or minimum qualifications that must be met by a Board candidate. However, as set forth in the Company’s Board Governance Guidelines, the Nominating, Governance & Sustainability Committee strives for a mix of skills and diverse perspectives (functional, cultural and geographic) that is effective for the Board. To that end, on June 15, 2022, the Board added Brian M. Shirley as a new Board member. In selecting nominees, the Nominating, Governance & Sustainability Committee assesses the independence, character, and acumen of candidates. The committee also endeavors to establish a number of areas of collective core competency of the Board and assess whether a candidate possesses skills including business judgment, leadership, strategic vision and knowledge of management, accounting, finance, industry, technology, manufacturing, international markets and marketing that would be complementary to the Board. Additional criteria include a candidate’s personal and professional ethics, integrity and values, as well as his or her willingness to devote sufficient time to prepare for and attend meetings and participate effectively on the Board.

The Board Governance Guidelines provide that the Nominating, Governance & Sustainability Committee is responsible for reviewing with the Board, from time to time, the appropriate skills and characteristics required of Board members in the context of the current make-up of the Board. In assessing the diversity of the Board, the Nominating, Governance & Sustainability Committee considers such factors as leadership, character, reputation, integrity, judgment, age, understanding of and experience in manufacturing, technology expertise, finance and marketing acumen and exposure and experience in international markets. The Board values a diverse set of viewpoints and experiences, and also considers gender and ethnic diversity. These factors, which are among the factors the Board and the Nominating, Governance & Sustainability Committee considers useful to a well-functioning board, are reviewed in the context of assessing the perceived needs of the Board at any particular point in time and in its search for potential nominees.

The Nominating, Governance & Sustainability Committee will consider any and all director candidate recommendations by our stockholders that are submitted in accordance with the procedures set forth in the Company’s Amended and Restated By-laws. The Nominating, Governance & Sustainability Committee will apply the same processes and criteria in evaluating director candidates recommended by stockholders as it applies in evaluating director candidates recommended by directors, members of management or any other person. If you are a stockholder and wish to recommend a candidate for nomination to the Board of Directors, you should submit your recommendation in writing to the Nominating, Governance & Sustainability Committee, in care of the Corporate Secretary of Advanced Energy at 1595 Wynkoop St., Suite 800, Denver, Colorado 80202. Your recommendation must include all of the information set forth in Article III, Section 6(a) of the Amended and Restated By-laws of Advanced Energy, including but not limited to, your name and address, the number of shares of Advanced Energy common stock that you own, the name of the person you recommend for nomination, the reasons for your recommendation, a summary of the person’s business history and other qualifications as a director of Advanced Energy and whether such person has agreed to serve, if elected, as a director of Advanced Energy. Please also see the information under the section entitled “Proposals of Stockholders” on page 80 of this proxy statement.

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COMPENSATION COMMITTEE
Meetings: 8
Chair: Frederick A. Ball
Other Members:
● Anne T. DelSanto	● David W. Reed
● John A. Roush

Independence: 100% compliance with NASDAQ rules. Each of the members of the Compensation Committee is an “independent director” within the meaning of the Nasdaq Stock Market Rules.

Non-Employee: 100% compliance with Securities Exchange Act of 1934. Each of the members of the Compensation Committee is an “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

Charter: Available at https://www.advancedenergy.com/about-us/leadership-team/compensation-committee-charter/
Key Responsibilities:
● approving, or recommending to the Board of Directors for approval, salaries, incentives and other compensation for directors and officers of Advanced Energy;
● reviewing executive management succession planning;
● reviewing CEO succession planning in the context of executive compensation; and
● approving, or recommending to the Board of Directors for approval, policies relating to such compensation and benefit plans.

The Compensation Committee has retained an independent compensation consultant to assist and advise the Compensation Committee in fulfilling these responsibilities. For the 2022 fiscal year the Compensation Committee engaged Compensia, Inc. to conduct a competitive review of executive compensation and advise the Compensation Committee on other compensation related matters, such as its long-term incentive compensation programs for its executive officers and its compensation program for its non-employee directors.

PRICING COMMITTEE
Meetings: 0 Chair: Grant H. Beard
Other Members:
● Frederick A. Ball
● Ronald C. Foster
Independence: 100% compliance with NASDAQ rules.
Key Responsibility:

●  may exercise all of the powers and authority of the Board of Directors in connection with all matters relating to the Company’s previously authorized stock repurchase program and the issuance of any future indebtedness by the Company, including the terms and conditions, timing and other provisions of such stock repurchases or debt issuances.

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PROXY STATEMENT

Board Governance Structure

The Board Governance Guidelines set forth the Board’s policy that the positions of Chairman of the Board and Chief Executive Officer should be held by separate persons to aid in the Board’s oversight of management. The Board Governance Guidelines are available on our website at https://www.advancedenergy.com/about-us/leadership-team/board-governance-guidelines/.

The Company believes this Board leadership structure is most appropriate for the Company because it provides the Board with increased independence. Additionally, we separate the roles of Chairman of the Board and Chief Executive Officer in recognition of the differences between the two roles as they are presently defined. The principal responsibility of the Chief Executive Officer is to manage the business of the Company. The principal responsibilities of the Chairman of the Board are to manage the operations of the Board of Directors and its committees and provide oversight and counsel to the Chief Executive Officer on behalf of the Board.

Senior management manages material risks and reviews such risks with the Chief Executive Officer, and if warranted, the Board. As part of its general oversight role, the Board reviews business reports from management that routinely outline operational risks that may exist from time to time. Consistent with this oversight role, the Board received regular updates from management as to potential impacts to operations, including the Company’s labor force and supply chain vulnerabilities from the COVID-19 pandemic. In addition, for risks related more specifically to the financial operations of the Company, such as credit risk, liquidity risk, and cybersecurity, the Audit and Finance Committee examines reports from management and reviews such risks in light of the Company’s business operations.

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2023 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 2 - RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS ADVANCED ENERGY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2023

What am I voting on and how should I vote?

You are being asked to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year 2023. Although our governing documents and applicable law do not require us to submit this matter to stockholders, the Board believes that asking stockholders to ratify the appointment of Ernst & Young LLP is consistent with best practices in corporate governance.

We believe that Ernst &Young LLP is sufficiently qualified to conduct their duties as independent auditor.

The Board of Directors therefore recommends you vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2023.

Ratification of Independent Registered Accounting Firm

The Audit and Finance Committee is directly responsible for the appointment, retention and oversight of the work of any independent registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and its subsidiaries.

If stockholders do not ratify the appointment of Ernst & Young LLP, the Audit and Finance Committee will regard such vote as a direction to consider the appointment of a different independent registered public accounting firm. Even if the appointment of Ernst & Young LLP is ratified by the stockholders, the Audit and Finance Committee has the discretion to select a different independent registered public accounting firm at any time if it determines that a change would be in our and our stockholders’ best interests.

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PROXY STATEMENT

Independent Registered Public Accounting Firm Fees and Services

The following table presents fees billed to Advanced Energy for professional services rendered by Ernst & Young LLP, our registered public accounting firm for 2022 and 2021. All of the fees in the following table were approved by the Audit Committee in conformity with its pre-approval process. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent registered public accounting firm and Advanced Energy’s management are required to periodically report to the Audit and Finance Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, including the fees for the services performed to date. In addition, the Audit and Finance Committee also may pre-approve particular services on a case-by-case basis, as required.

Fee Category		2022	2021
		(In thousands)
Audit Fees	(1)	$3,676	$4,128
Audit Related Fees	(2)	—	—
Tax Fees	(3)	389	1,237
All Other Fees	(4)	—	—
Total Fees		$4,065	$5,365
(1)	Audit Fees consisted of fees for (a) professional services rendered for the annual audit of Advanced Energy’s consolidated financial statements and internal controls over financial reporting, (b) review of the interim consolidated financial statements included in quarterly reports, and (c) services that are typically provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements.
(2)	Audit Related Fees consisted of fees for assurance and related services that were reasonably related to the performance of the audit or review of Advanced Energy’s consolidated financial statements and are not reported under “Audit Fees.”
(3)	Tax Fees consisted of fees for tax advice and/or tax planning during 2022 and 2021.
(4)	All Other Fees are not applicable.

Required Vote

Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for Advanced Energy for 2023 requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they so desire.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2023.

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2023 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 3 - ADVISORY APPROVAL OF THE COMPANY’S NAMED EXECUTIVE OFFICER COMPENSATION

What am I voting on and how should I vote?

We are providing our stockholders an opportunity to indicate whether they approve of our named executive officer compensation as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the compensation tables and narrative discussion in this proxy statement. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Although this vote is advisory and is not binding on the Company, the Compensation Committee of the Board will take into account the outcome of the vote when considering future executive compensation decisions.

We believe that our compensation philosophy and practices are consistent with market practices, designed to retain key executives and reward company performance, and aligned with long term stockholder interests.

Accordingly, stockholders are being asked to vote “FOR” the below resolution.

“RESOLVED, on a non-binding, advisory basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2023 Annual Meeting of Stockholders pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

This advisory vote, commonly referred to as “say on pay,” is not intended to address any specific item of compensation, but instead relates to our overall compensation philosophy as described in the Compensation Discussion and Analysis, the tabular disclosures regarding named executive officer compensation, and the narrative disclosure accompanying the tabular presentation. These disclosures allow you to view the trends in our executive compensation program and the application of our compensation philosophies for the years presented.	98%
At the 2022 Annual Meeting, over 98% of the votes cast approved our “say on pay” proposal.

Advanced Energy’s compensation program is designed and administered by the Compensation Committee, which is composed entirely of “independent directors” within the meaning of the Nasdaq Stock Market Rules. We carefully consider many different factors, as described in the Compensation Discussion and Analysis, in order to provide appropriate compensation for our executives. Our executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase stockholder value. The Compensation Committee has designed our compensation program to be competitive with the compensation offered by those peers with whom we compete for executive talent. Targets for base salaries, annual cash incentive and long-term equity incentive awards for executives factor in competitive data. A large proportion of our executive officers’ total potential compensation is performance-based in order to align their interests with those of our stockholders, place more of their compensation at risk

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PROXY STATEMENT

and emphasize a long-term strategic view. The Compensation Committee deliberately designs compensation objectives in order to allocate a significant percentage of each of our named executive officers’ compensation to performance-based measures.

As discussed in the Compensation Discussion and Analysis beginning on page 31 of this proxy statement, we believe that our executive compensation program properly links executive compensation to Company performance and aligns the interests of our executive officers with those of our stockholders.

Executive Compensation Objectives

The Compensation Committee believes that executive compensation is a meaningful tool to communicate, align and reinforce business priorities that support our stockholders’ interests. We also believe it is an important element in the attraction, retention, and recognition of leadership and key talent for the Company. In designing an effective structure, the Compensation Committee follows these key principles:

●	Pay for performance – aligning pay with a balanced view of performance across leadership priorities to support stockholders’ interest in sustainable results;
●	Appropriate pay levels – ensuring targets are reasonable based on the position, performance and market context; and
●	Strong governance – structuring our program with a balanced incentive design to promote the successful execution of our strategic objectives and dutifully manage risk.

Required Vote

Advisory approval of the Company’s named executive officer compensation requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; provided, however, the Board and Compensation Committee will review the results of and take into consideration such results when making future executive compensation decisions.

The Company will ask its stockholders to consider an advisory vote on the compensation of our named executive officers every year until the next vote of our stockholders on the frequency of such advisory votes pursuant to applicable SEC rules, at which time we will consider the outcome of the vote and decide how frequently to hold such future advisory votes. We are asking our stockholders to vote on the frequency of such advisory votes at the Annual Meeting as described in Proposal 4.

The Board of Directors recommends a vote “FOR” the approval of the Company’s named executive officer compensation.

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2023 ANNUAL
PROXY STATEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 1, 2023, there were 37,457,514 shares of the Company’s common stock outstanding. The following table sets forth the beneficial ownership of Advanced Energy common stock as of February 1, 2023 (unless otherwise noted) by:

●	each person known to us to beneficially own more than five percent (5%) of the outstanding common stock;
●	each director and nominee for director;
●	each named executive officer and former named executive officer that held executive leadership roles during 2022; and
●	the directors and executive officers as a group.

Unless otherwise indicated, the address of each individual named below is c/o Advanced Energy Industries, Inc., 1595 Wynkoop St., Suite 800, Denver, Colorado 80202.

	Shares of Common
	Stock Beneficially
Name of Stockholder	Owned **		Percent Owned
BlackRock, Inc.	5,828,369	(1)	15.6%
The Vanguard Group	4,135,626	(2)	11.0%
Ameriprise Financial, Inc.	2,878,671	(3)	7.7%
FMR LLC	2,080,795	(4)	5.6%
Stephen D. Kelley, President and Chief Executive Officer	35,741	(5)(6)	*
Paul R. Oldham, Executive Vice President and Chief Financial Officer	30,622	(5)(6)	*
Elizabeth K. Vonne, Executive Vice President and General Counsel	—	(5)(6)	*
Eduardo Bernal Acebedo, Executive Vice President and Chief Operations Officer	10,890	(5)(6)	*
John Donaghey, Executive Vice President and Global Head of Sales	6,435	(5)(6)	*
Grant H. Beard, Chairman of the Board of Directors	56,838	(7)	*
Frederick A. Ball, Director	37,917	(7)	*
Anne T. DelSanto, Director	3,585	(7)	*
Tina M. Donikowski, Director	5,300	(7)	*
Ronald C. Foster, Director	46,813	(7)	*
Edward C. Grady, Director	53,613	(7)(8)	*
Lanesha T. Minnix, Director	2,241	(7)	*
David W. Reed, Director	578	(7)	*
John A. Roush, Director	30,813	(7)	*
Brian M. Shirley, Director	—	(7)	*
All executive officers and directors, as a group (15 persons)	321,386	(8)	*
*	Less than 1% and unless otherwise noted, all shares are held either directly or indirectly by individuals possessing sole voting and investment power with respect to such shares.
(1)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on January 26, 2023, by BlackRock, Inc. BlackRock, Inc. reports sole voting power over 5,828,369 shares and sole dispositive power over 5,872,795 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

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(2)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 9, 2023, by The Vanguard Group. The Vanguard Group reports shared voting power over 65,238 shares, sole dispositive power over 4,135,626 shares and shared dispositive power over 102,331 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(3)	Information as to the amount and nature of the beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 14, 2023, by Ameriprise Financial, Inc. Ameriprise Financial, Inc. reports shared voting power over 2,730,210 shares and shared dispositive power over 2,761,511 shares. The address for Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, MN 55474.
(4)	Information as to the amount and nature of beneficial ownership was obtained from the Schedule 13G/A filed with the SEC on February 9, 2023, by FMR LLC. FMR LLC reports no shared voting power and sole dispositive power over 2,080,795. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.
(5)	Includes beneficial ownership of the following numbers of shares that may be acquired within 60 days of February 1, 2023, pursuant to stock options granted or assumed by Advanced Energy:

Stephen Kelley	3,718
Paul Oldham	6,042
Eduardo Bernal Acebedo	6,042
Elizabeth Vonne	—
John Donaghey	3,254

(6)	Includes beneficial ownership of the following numbers of shares that will be acquired within 60 days of February 1, 2023, pursuant to stock awards (also called “restricted stock units”) granted or assumed by Advanced Energy:

Stephen Kelley	16,206
Paul Oldham	6,806
Eduardo Bernal Acebedo	2,361
Elizabeth Vonne	—
John Donaghey	1,378

(7)	The shares reported in the table do not include awards that will be granted to each non-employee director if such person is reelected to the Board of Directors at the Annual Meeting.
(8)	Includes 53,613 shares held by Mr. Grady who will not be standing for reelection at the Annual Meeting.

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PROXY STATEMENT

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis describes our overall executive compensation philosophy and objectives for our named executive officers.

Our named executive officers for 2022 were the following five individuals:

Name	Position
Stephen Kelley	President and Chief Executive Officer
Paul Oldham	Executive Vice President and Chief Financial Officer
Eduardo Bernal Acebedo	Executive Vice President and Chief Operations Officer
Elizabeth Vonne	Executive Vice President, General Counsel & Corporate Secretary
John Donaghey	Executive Vice President, Global Sales

Our Compensation Committee reinforced our philosophy of “pay for performance culture” by making the majority of our named executive officers’ 2022 pay contingent on the achievement of financial and stock price performance through our Short-Term Incentive Plan (referred to as the 2022 STI Plan) and our Long-Term Incentive Plan (referred to as the 2022 LTI Plan), which we discuss in more detail below. In 2022, 86% of our Chief Executive Officer’s target compensation and, on average, over 74% of our other named executive officers’ target compensation was performance based. For the purposes of these calculations, performance-based compensation includes the 2022 STI Plan at target and the 2022 LTI Plan grant date fair value of annual equity grants. We have excluded from these calculations the stock option grants described below under “2022 Long-Term Equity Incentive (LTI) Compensation – Fiscal Year 2022 Equity Awards” because we consider the grants to be a one-time occurrence and not part of our core target compensation.

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Executive Summary and Overview of 2022 Compensation

Our Company’s long-term success depends on our ability to fulfill the expectations of our customers in a competitive environment and deliver value to stockholders.

To achieve these goals, it is critical that we can attract, motivate, and retain highly talented individuals at all levels of the organization who are committed to the Company’s values and objectives.

The Company strives to provide compensation to its executive officers that is:

● linked to stockholder value creation,

● reflective of the overall performance of the Company, and

● considerate of the competitive market levels of compensation needed to recruit, retain and motivate top executive talent, while remaining consistent with the other objectives.

Fiscal Year 2022 Business Performance

In 2022, we delivered record revenue and non-GAAP earnings per share as a result of solid execution in a challenging, supply constrained environment. Demand for Advanced Energy’s industry-leading power conversion and control solutions was strong across all our markets. We believe that we substantially outperformed our expected end market growth with each of our markets growing at 20% or more year over year.

At the same time, the supply chain environment remained difficult, impacting our gross margins and limiting our ability to completely fulfill demand. Despite these challenges, our aggressive approach to procuring critical parts, successful qualification of redesigns and scarce components, and strong manufacturing execution enabled us to deliver record revenue, gross profit, operating profit, and earnings. During 2022 GAAP earnings grew by 52% to $5.35 per share and non-GAAP earnings grew by 36% to $6.49 per share.

During 2022, we continued to execute our strategy to accelerate profitable growth and scale the company. We accelerated our effort to deliver industry-leading, proprietary technologies to address our customers’ most challenging power conversion requirements and doubled the number of new products launched to the market. We invested in our operational footprint to further drive efficiency, flexibility, and quality enabling us to fully ramp our new Malaysia manufacturing facility and close our Shenzhen site at the end of the year as planned. Finally, we successfully acquired and integrated SL Power into Advanced Energy. This highly complementary acquisition allows us to deliver a broader range of power delivery solutions to our medical customers and expands our position to become one of the top players in the medical power market.

Entering 2023, the semiconductor equipment industry is experiencing a cyclical downturn and ongoing supply constraints continue to limit our ability to meet demand in our other markets. However, we believe our diversification into multiple markets, our larger and more stable service business, and our healthier backlog and customer inventory positions will enable us to perform better than during previous market down cycles, demonstrating the benefits of our long-term strategy. We expect to continue to accelerate the development of new products and scale the Company while optimizing our footprint and controlling costs. As a result, we believe Advanced Energy is well positioned to emerge stronger and continue to grow revenue and earnings over time.

We delivered record revenues and earnings in 2022 in the face of the industry-wide supply constraints.

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PROXY STATEMENT

Highlights of our consolidated fiscal year 2020, 2021 and 2022 financial performance and key business metrics* are provided below.

*Note: A reconciliation of the non-GAAP measures is provided in Appendix A to this proxy statement.

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Compensation Philosophy and Objectives

The Company’s executive compensation program is based on the same objectives that guide the Company in establishing all of its compensation programs:

   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Pay for Performance Philosophy

●   Compensation should promote both near-term and long-term focus required for the Company’s success by aligning executive officers’ interests with those of stockholders.

●   Compensation should reflect the level of job responsibility as well as Company and individual performance. As employees progress to higher levels in the organization, an increasing proportion of their pay is linked to Company performance because those employees are more able to affect the Company’s results.

●   Compensation should reflect the value of the job in the marketplace. To attract and retain a highly skilled work force, we must remain competitive with the pay of other premier employers with whom we compete for talent.

Overview of Executive Compensation Program

The Compensation Committee

The Compensation Committee is responsible for establishing, implementing, and monitoring adherence with the Company’s compensation philosophy. Accordingly, the Compensation Committee strives to develop and maintain competitive, progressive programs that reward executives for continuous improvement in key financial metrics that drive Company performance and stockholder value. The Compensation Committee also recognizes the need for compensation programs to attract, retain and motivate high caliber employees, foster teamwork, and maximize the long-term success of Advanced Energy by appropriately rewarding our executives for their achievements. The Compensation Committee evaluates risk and rewards associated with the Company’s overall compensation philosophy and structure. In accordance with the Compensation Committee Charter, the Compensation Committee may delegate any of its authority to subcommittees when legally permitted and appropriate.

The Compensation Committee has the authority to engage independent advisors to assist it in making determinations with respect to the compensation of our executives and other employees. For the 2022 fiscal year the Compensation Committee engaged Compensia, Inc. to conduct a competitive review of executive compensation and advise the Committee on other compensation related matters. Compensia has not provided any other services to the Company or the Compensation Committee and has not received compensation other than with respect to the services provided to the Compensation Committee. In connection with its engagement of Compensia the Compensation Committee (a) evaluated Compensia’s independence from management including the independence of the individual representatives of Compensia who served as the Compensation Committee’s consultants, and (b) determined that Compensia is independent based on the Nasdaq Stock Market’s independence factors, as well as free of conflicts of interest.

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PROXY STATEMENT

Role of Executive Officers in Compensation Decisions

The Compensation Committee meets with the Company’s Chief Executive Officer and other senior executives to obtain recommendations with respect to the Company’s compensation programs and practices for executives and other employees. The Compensation Committee takes management’s recommendations into consideration but is not bound by management’s recommendations with respect to executive compensation. The compensation for the Chief Executive Officer is recommended by the Compensation Committee to the Board for its review and ratification. While management attends certain meetings of the Compensation Committee, the Compensation Committee also holds executive sessions not attended by any members of management or by non-independent directors.

Use of Market Data for Comparison Against Peer Companies

One factor that the Compensation Committee considers when making compensation decisions is the compensation paid to executives of a peer group of companies. The Compensation Committee also considers other factors discussed below under the heading “Components of Executive Compensation.”

The Compensation Committee reviews the peer companies annually to take into account the volatility and breadth of the industries in which Advanced Energy participates. While the Compensation Committee attempts to maintain consistency year to year, adjustments are made as needed. In consultation with Compensia, the Compensation Committee reviewed its list of peer companies in July 2021, which was used for a comparative review for 2022 compensation. The list of peer companies consists of the following 19 publicly traded companies of roughly similar size to Advanced Energy, all of which are from related industries, including the semiconductor and electronic equipment industries, and compete with Advanced Energy for executive talent. Our criteria for selecting our peer group companies includes companies with revenue between 50% and 200% and market cap between 33% and 300% of Advanced Energy.

Peer Companies
Brooks Automation, Inc.	MACOM Technology Solutions Holdings, Inc.	Power Integrations, Inc.
Coherent Corp. (formerly II-IV)	MKS Instruments, Inc.	Rogers Corporation
Curtiss-Wright Corp.	Monolithic Power Systems, Inc.	Semtech Corp
Entegris, Inc.	Moog, Inc.	Smart Global Holdings Inc.
FormFactor, Inc.	Novanta, Inc.	SPX Technologies
Kulicke & Soffa Industries, Inc.	OSI Systems, Inc.	Wolfspeed, Inc.
Littelfuse Inc.

Components of Executive Compensation

For 2022, the principal components of compensation for named executive officers were: (1) base salary, (2) annual performance-based cash compensation under the 2022 STI Plan, (3) long term performance-based equity incentive compensation under the 2022 LTI Plan, and (4) other benefits, each of which is described in more detail below. In determining the amount and relative allocation among each component of compensation for each named executive officer, the Compensation Committee considered, among other factors, the Company’s and each executive officer’s performance during the year, historical rates of executive compensation, data obtained from management’s recruitment activities, the comparative review and analysis provided by Compensia and alignment with the Company’s overall compensation philosophy. As we mentioned above, a majority of our named executive officers’ target compensation in 2022 was performance-based compensation under our 2022 STI Plan and 2022 LTI Plan, consistent with our “pay for performance culture”.

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PRINCIPAL COMPENSATION COMPONENTS FOR NAMED EXECUTIVE OFFICERS:

Base Salary	Short-Term Incentive Plan	Long-Term Incentive Plan	Other Benefits

The amount and relative allocation of each of the above components at target depends on the following factors:

Historical rates of Executive Compensation	Data obtained from management’s recruitment activities	Comparative review and analysis provided by the independent compensation consultant	Alignment with the Company’s overall compensation philosophy, the executives’ responsibilities and their performance

Base Salary

Base salaries are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. Base salaries of our named executive officers are also set with the goal of rewarding executive officers on a day-to-day basis for their time and services and based on their job responsibilities. For 2022, the Compensation Committee decided to increase each of the named executive officers’ base salary based on a combination of merit increase, peer company compensation and general market trends. The base salaries of each of our named executive officers in 2022 were as follows:

		Base Salary	% Increase
Name	Position	(per annum)	from 2021
Stephen Kelley	President and Chief Executive Officer	$900,000	5.9%
Paul Oldham	Executive Vice President and Chief Financial Officer	$510,000	5.2%
Eduardo Bernal Acebedo (1)	Executive Vice President and Chief Operations Officer	$453,124	2.9%
Elizabeth Vonne	Executive Vice President, General Counsel and Corporate Secretary	$380,000	—%
John Donaghey (2)	Executive Vice President, Global Sales	$435,000	8.8%

(1) Mr. Bernal Acebedo is paid in Singapore Dollars (“SGD”) and his salary was converted to USD using an exchange rate of 0.74625 as of December 31, 2022.

(2) Mr. Donaghey received a promotional increase in July 2022, to EVP, Global Sales, and his increase reflects the full year increase to his base salary.

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PROXY STATEMENT

2022 Short Term Incentive Plan Compensation

The 2022 STI Plan provides the Company’s named executive officers with an opportunity to earn an annual cash bonus based on the Company’s achievement of certain financial performance goals. We intend for the 2022 STI Plan to motivate our executive officers to achieve these financial performance goals and reward them for accomplishing these goals. For 2022, the financial measures were revenue, weighted at 40%, non-GAAP operating income from continuing operations weighted at 40%, and adjusted cash flow weighted at 20%. The Compensation Committee believes that these metrics help to drive balanced performance across the business and that non-GAAP metrics are better indicators of the operating performance of the Company.

To address ongoing volatility in the markets the Company serves, the 2022 STI Plan provided two six-month performance periods (January 1 - June 30 and July 1 - December 31) for each of the financial measures. Any bonus earned during either six-month performance period is not paid until after the end of the fiscal year.

The Compensation Committee set each of our named executive officers’ annual full-year target bonus opportunity as a percentage of his or her base salary. Actual bonuses awarded to each of our named executive officers may range from 0% to 200% of target depending on actual company performance over the performance periods, as described below. For 2022 these annual full-year bonus targets were as follows:

Name	Target as a % of Base Salary	Target
Stephen Kelley	100%	$ 900,000
Paul Oldham	75%	$ 382,500
Eduardo Bernal Acebedo (1)	75%	$ 339,843
Elizabeth Vonne (2)	65%	$ 176,621
John Donaghey (3)	75%	$ 283,479

(1) Mr. Bernal Acebedo is paid in Singapore Dollars (“SGD”) and his annual target was converted to USD using an exchange rate of 0.74625 as of December 31, 2022.

(2) Ms. Vonne’s target reflects pro-ration based on her hire date of April 15, 2022.

(3) Mr. Donaghey’s target reflects the first half of the year in his former role as SVP and the second half of the year in his current role as EVP.

Our named executive officers’ bonuses are paid out of a bonus pool, the size of which is contingent on the achievement of certain financial performance goals during the relevant six-month performance period. Achievement of the various performance goals listed in the table below determines the size of the bonus pool for Messrs. Kelley, Oldham, Bernal Acebedo, Donaghey and Ms. Vonne.

The Compensation Committee selected the specific financial performance metrics for 2022 as shown below. These metrics are aligned with the Company’s overall strategic and operating plan. The Compensation Committee adjusted the financial goals for the second performance period to be higher than the original metrics established at the beginning of the year due to favorable second half projections going into the third fiscal quarter. Given the projected levels of revenue and earnings during the year, first half achievement was weighted at 40% of the total and second half achievement was weighted at 60% of the total. Financial performance metrics and results exclude the results of the Company’s acquisition of SL Power in April 2022.

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2022 Short Term Incentive Metrics (Values in $M, except as noted)

2022 STI Plan*
		Performance Goals			Actual Performance
		Threshold	Target	Stretch		%.
		(50%	(100%	(200%	Dollar	Incentive
Financial Performance Metric	Weight	Payout)	Payout)	Payout)	Value	Earned
Revenue*	40%	$1,350	$1,540	$1,695	$1,796	200.0%
Non-GAAP Operating Income from Continuing Operations**	40%	$128	$211	$282	$289	200.0%
Adjusted Cash Flow***	20%	$108	$193	$241	$183	96.0%

Overall Achievement						178.6%
*

Revenue targets based on total company operations for 2022. The full year targets include a first half target of $718.0M and a second half target of $822.0M. Achievement for 2022 was $826.0M in the first half and $969.6M in the second half. Performance for 2022 excludes revenue from the SL Power acquisition.

**

Non-GAAP Operating Income from continuing operations must be met at threshold to trigger pool funding for the Revenue and non-GAAP Operating Income components. Under the 2022 STI Plan, Non-GAAP Operating Income from continuing operations excludes non- cash related charges and non-recurring items. The full year targets include a first half target of $84.0M and a second half target of $127.0M. Achievement for 2022 was $125.0M for the first half and $164.1M for the second half. Performance for 2022 excludes Non-GAAP Operating Income from the SL Power acquisition.

***

Adjusted cash flow is measured as non-GAAP operating income plus or minus the change in working capital as defined as Accounts Receivable, Inventory, and Accounts Payable. The full year targets include a first half target of $72.2 million and second half target of $121.4 million. Achievement for 2022 was $51.9 million in the first half and $130.9 million the second half. Performance for 2022 excludes adjusted cash flows from the SL Power acquisition.

Note:  Achievement percentages between the threshold and target and between the target and stretch levels are linearly interpolated.

Results of the 2022 Short Term Incentive Plan

Based on the corporate achievement of 178.6% for 2022, the Company’s payouts under the 2022 Short Term Incentive Plan were as follows:

Financial
(Actual at 178.6% of Target)
Name	Target	Actual
Stephen Kelley	$ 900,000	$ 1,607,400
Paul Oldham	$ 382,500	$ 683,145
Eduardo Bernal Acebedo	$ 339,843	$ 606,960
Elizabeth Vonne (1)	$ 176,621	$ 315,445
John Donaghey (2)	$ 283,479	$ 506,293

(1) Ms. Vonne’s target reflects pro-ration based on her hire date of April 15, 2022.

(2) Mr. Donaghey’s target reflects the first half of the year in his former role as SVP and the second half of the year in his current role as EVP.

As a new feature in the 2022 STI Plan, the Compensation Committee added a discretionary individual performance-based modifier ranging from 0% to 150% of the amounts otherwise earned based on corporate performance by the named executive officers. The modifier had a cap in which no executive could achieve greater than 200% of the target incentive. For fiscal year 2022, the Compensation Committee chose not to modify the 2022 bonus of any executive officer based on individual performance.

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Changes for the 2023 STI Plan

The Compensation Committee, in consultation with Compensia, Inc., maintained the 2023 STI plan largely as designed in 2022, including the right to use a discretionary individual performance-based modifier ranging from 0% to 150% for the named executive officers. The modifier has a cap in which no executive can achieve greater than 200% of the target incentive. The Compensation Committee also approved weighting the potential 2023 STI earned over the two six-month performance periods proportional to the 2023 annual operating plan where 50% of the incentive potential is calculated in the first half and 50% of the incentive potential is calculated in the second half. Each half will be a stand-alone performance period.

2022 Long-Term Equity Incentive (LTI) Compensation

Stock-Based Awards

We use stock awards to motivate and reward our executive officers, including our named executive officers, for long-term corporate performance and to align their interests with those of our stockholders.

Consistent with market practice in companies of our size and in our industry, our long-term incentive program is comprised primarily of full-value equity vehicles, namely time-based and performance-based restricted stock units (“RSUs”). We award RSUs to provide a long-term, retentive element to the executive pay package. We also use performance-based RSUs (“performance stock units”) in the program to further enhance the alignment between pay and the long-term performance of our Company. As discussed below, we also granted one-time stock option grants to some of our named executive officers in fiscal year 2022.

Fiscal Year 2022 Equity Awards

In fiscal year 2022, consistent with past practice, we granted our executives, including our named executive officers a mix of performance-based and time-based RSU awards usually on an equally weighted basis.  The annual equity awards granted to our named executive officers were determined by our Compensation Committee after reviewing data from a competitive market analysis prepared by Compensia. In addition, our Compensation Committee considers the input of our CEO regarding the individual performance and pay levels for his direct reports.

Taking into consideration the highly competitive market for executive talent and in a desire to retain and motivate executives through a critical time horizon for our Company, the Compensation Committee also approved a one-time award of nonqualified stock options for some of our named executive officers, including our CEO. These option awards will vest ratably over a three-year period with one-third vesting on each anniversary of the grant date. The Compensation Committee believes these grants were appropriate in the context of our desire to retain and motivate executives as well as the broader trend of an increasingly competitive market for executive talent. The amount of the option grant was determined to be enough to provide additional retention in the competitive marketplace in which we fight for talent. The number of options, the grant date fair value of option grants and the exercise price for each named executive officer who received a grant can be found in our “2022 Grants of Plan-Based Awards” table.

During 2022 each of our named executive officers participated in the 2022 LTI Plan, pursuant to which we granted equity awards under the Company’s 2017 Omnibus Incentive Plan, as amended. For 2022, the Compensation Committee determined the following 2022 target dollar value for equity awards granted to each of our named executive officers (excluding the one-time option grants described above):

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Name	2022 LTI Plan Target Grant Date Fair Value
Stephen Kelley	$4,500,000
Paul Oldham	$1,300,000
Eduardo Bernal Acebedo	$1,200,000
Elizabeth Vonne	$569,860	(1)
John Donaghey	$700,000
(1)	Ms. Vonne’s target is pro-rated based on her hire date of April 15, 2022.

2022 LTI Plan targets are set at levels that the Compensation Committee deems to be sufficient to attract and retain highly talented executive officers capable of fulfilling the Company’s key objectives. In consultation with Compensia, the Compensation Committee reviewed the LTI Plan targets of the Company’s executive officers compared to the peer group and general market data to determine an LTI Plan target award value. The Committee determined that each of the named executive officers listed above would receive (a) 50% of the 2022 LTI Plan award value in the form of time-based restricted stock units and (b) 50% of the LTI Plan award value in the form of performance stock units. We determined the number of time-based restricted stock units and performance stock units to be granted to each named executive officer by dividing each named executive officer’s target grant date value indicated above by the 30-day trailing average of the closing price of the Company’s common stock leading up to the grant date. With one exception, the grant date was March 16, 2022, for the named executive officers. Ms. Vonne’s grant date was April 15, 2022. Further details regarding the number of time-based restricted stock units and performance stock units that we granted to each of the named executive officers under the 2022 LTI Plan can be found in the “2022 Grants of Plan-Based Awards” table below.

The grants of time-based restricted stock units in 2022 vest ratably over a three-year period with 1/3 vesting on each anniversary of the grant date.

The Compensation Committee, in consultation with its independent compensation consultant Compensia, kept the metrics for the achievement of the performance stock units granted as part of the 2022 LTI Plan largely unchanged from 2021. In 2022 the performance stock units were again based 35% (70% of the 50% PSU target) on our relative total shareholder return (“rTSR”) performance compared to a benchmark performance of the S&P1000, consistent with the Company’s strategy to diversify its markets as an industrial technology growth company, and 15% (30% of the 50% PSU target) based on achievement of strategic goals. For 2022, the strategic goal was selected as achieving certain levels of non-GAAP gross margin percentage measured over any four consecutive quarters. Amounts are earned as performance occurs, but do not vest until the end of the performance period. The Compensation Committee believes that these metrics again closely align management’s interests with stockholders and maintains a focus on achieving strategic objectives.

With respect to the rTSR component, eligible participants again have the opportunity to earn up to one-third of the performance stock units during each of the 12-month, 24-month and 36-month measurement periods, respectively, based on our rTSR performance compared to the S&P 1000. Eligible participants also have the ability to earn any additional performance stock units not earned in the first two measurement periods if our rTSR ranking relative to the S&P 1000 meets or exceeds the rTSR target percentile during the 36-month performance period. Any earned performance stock units are not eligible to vest until the end of the 36-month performance period. The multi-year structure reflects the cyclical nature of the markets that the Company operates in and encourages performance each year while the 36-month performance period reflects the long- term incentive structure of the plan. As of December 31, 2022, participants have banked and earned 33.3% of the shares granted at target based on rTSR performance in 2022; provided however, that these shares will not vest until the end of the three-year performance period.

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2022 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
		(0%	(100%	(200%
Financial Performance Metric	Weight	payout)	payout)	payout)
Relative Total Shareholder Return	70%	-50pp to Index	At Index	+50pp to Index
Non-GAAP Gross Margin Percentage	30%	38%	41%	42%

The chart set forth below shows the 2022 LTI time-based restricted stock units granted in 2022 (which vest in three equal installments on each of the first three anniversaries of the grant date) and the 2022 LTI performance stock units awarded and earned as a result of the performance for the year.

	2022 LTI Time-Based		2022 LTI Time-Based	2022 LTI Performance	2022 LTI Performance
	Restricted Stock		Restricted Stock Units	Stock Units Granted	Stock Units Vested
	Units Granted		Vested in 2022	(At Target)	In 2022
Name	(#)		(#)	(1) (#)	(#)
Stephen Kelley	26,564		—	26,564	—
Paul Oldham	7,674		—	7,674	—
Eduardo Bernal Acebedo	7,083		—	7,084	—
Elizabeth Vonne	5,146	(2)	—	3,370	—
John Donaghey	4,132		—	4,132	—
(1)	Granted at 200% of the target amount should stretch targets be met.
(2)	Ms. Vonne received an initial grant upon joining the Company of time-based restricted stock units valued at $150,000.

The chart set forth below shows the 2021 LTI time-based restricted stock units granted in 2022 (which vest in three equal installments on each of the first three anniversaries of the grant date) and the 2022 LTI performance stock units awarded and earned as a result of the performance for the year. As of December 31, 2022, participants have banked and earned 38.0% of the shares granted at target based on rTSR performance in 2021 and 2022; provided however, these shares will not vest until the end of the three-year performance period.

	2021 LTI Time-Based		2021 LTI Time-Based	2021 LTI Performance		2021 LTI Performance
	Restricted Stock		Restricted Stock Units	Stock Units Granted		Stock Units Vested
	Units Granted		Vested in 2022	(at Target)		In 2022
Name	(#)		(#)	(#)		(#)
Stephen Kelley	22,052		7,351	22,052	(1)	—
Paul Oldham	5,513		1,838	5,513	(1)	—
Eduardo Bernal Acebedo	7,459		2,487	7,459	(1)	—
Elizabeth Vonne	—	(2)	—	—	(2)	—
John Donaghey	3,421		1,141	1,474	(1)	—
(1)	Granted at 200% of the target amount should stretch targets be met.
(2)	Ms. Vonne did not receive a grant for the 2021 plan year.

2020 Long-Term Incentive Plan Performance Stock Units

In 2020, we awarded each of our named executive officers performance stock units under our 2020 LTI Plan that vest based on our achievement of performance metrics over a three-year performance period (2020-2022). Under the 2020 LTI Plan, the performance stock units will vest based on the achievement of revenue and non-GAAP earnings per share (“non-GAAP EPS”) from continuing operations over a three-year performance period (2020-2022). All or a portion of such performance stock units can vest in any quarter

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during such three-year performance period if any of the performance goals are independently met over a trailing four quarter period (with the first measurement occurring at the end of the fourth quarter of 2020), contingent upon non-GAAP EPS achievement for the revenue measure. The Compensation Committee believes this early earning opportunity aligns incentives with the business strategy of accelerating growth of the organization. Three-year targets are based on aspirational goals and represent growth rates well above the underlying markets in which we operate. Since awards are granted annually, there is an “overlapping” effect mitigating the risk of actions to accelerate the earning of any specific year’s award. A threshold level of non- GAAP EPS (indicated in the table below) must be met for any performance stock units to vest, including the performance stock units that would otherwise vest based on the achievement revenue goals. The performance goals for the 2020 LTI performance stock units were as follows and include financial contribution from recent acquisitions (Artesyn and SL Power) to the overall achievement:

2020 LTI Performance Stock Unit Performance Goals
		Threshold	Target	Stretch
		(50%	(100%	(200%
Financial Performance Metric	Weight	payout)	payout)	payout)
Revenue	50%	$1.30B	$1.53B	$1.70B
Non-GAAP EPS	50%	$4.00	$6.33	$7.50

For the 2020 LTI Plan, we have evaluated business results quarterly against the established performance metrics of Revenue and non-GAAP EPS for the preceding four (4) fiscal quarters to determine the percentage of the PSU grant that is eligible to vest; provided, however, that with respect to the CEO, the Board shall be consulted prior to any final determination.

At the end of the three-year performance period, we have interpolated final performance between threshold and target and target and stretch for the highest consecutive trailing four quarter period in the three-year performance period and vested any remaining performance stock units accordingly.

Over the full three-year performance period ending December 31, 2022, the Company achieved Revenue of $1.845B and $6.49 non-GAAP EPS from continuing operations. The chart set forth below shows the 2020 LTI time-based restricted stock units granted in 2020 (which vest in three equal installments on each of the first three anniversaries of the grant date, which was March 3, 2020) and the 2020 LTI performance stock units awarded and earned as a result of the performance for the full three-year performance period.

		2020 LTI Time-Based	2020 LTI Time-Based	2020 LTI Performance	2020 LTI Performance
		Restricted Stock	Restricted Stock Units	Stock Units Granted	Stock Units Vested
		Units Granted	Vested in 2022	(at Target)	In 2022
Name		(#)	(#)	(#)	(#)
Stephen Kelley	(1)	—	—	—	—
Paul Oldham		7,231	2,410	7,321 (2)	5,424
Eduardo Bernal Acebedo	(1)	—	—	—	—
Elizabeth Vonne	(1)	—	—	—	—
John Donaghey	(1)	—	—	—	—

(1)	Messrs. Kelley, Bernal Acebedo, Donaghey and Ms. Vonne did not receive a grant for the 2020 plan year.
(2)	Granted at 200% of this amount should stretch targets be met.

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Additional information regarding the number of restricted stock units that vested under our 2020, 2021, and 2022 LTI Plans for each named executive officer in 2022 can be found below in the “2022 Option Exercises and Stock Vested” table and information regarding the number of restricted stock units that are unvested but remain outstanding for each named executive officer can be found below in the “2022 Outstanding Awards at Fiscal Year End” table.

Other Benefits

The executive officers were eligible to participate in health and welfare benefits as offered in the country of their employment. These benefits are designed to attract and retain a skilled workforce in a competitive marketplace. These benefits also help ensure that the Company has a healthy and focused workforce through reliable and competitive health and other personal benefits. These benefits were considered in relation to the total compensation package but did not materially impact decisions regarding other elements of executive officer compensation.

All U.S. employees of the Company including the executive officers are eligible to participate in the Company’s 401(k) savings plan and are eligible to receive matching contributions from the Company. In 2022 we changed our plan to be a Safe-Harbor plan which now matches 100% of the employee’s contributions on the first three percent (3%), then fifty percent (50%) of the next two percent (2%) of contributions. The Company’s 401(k) savings plan has immediate vesting of the Company’s matching contributions.

Deferred Compensation Plan

In 2021, the Company established a deferred compensation plan that commenced in 2022. The plan will allow a group of management employees, including the named executive officers, to defer receiving a portion of their cash or equity-based compensation.

The Company will also credit to each participant’s account under the plan an amount equal to the employer matching contribution that would have been made for the participant under the Company’s 401(k) plan that could not be made under that plan due to limitations under the tax code. The Company also may make discretionary contributions to participants’ accounts in the plan.

Earnings and losses on amounts deferred under the plan will be determined on the basis of the participants’ deemed investments of their account balances into investment alternatives selected by participants from alternatives made available by the Compensation Committee from time to time, which may include commercially available investments or Company stock.

Generally, distributions under the plan will be paid in a cash lump sum six months after the participant’s separation from service unless the participant has elected to receive annual installments over a period of up to ten years or the participant has begun receiving distributions as a result of an election to receive distributions on a specified date prior to separation from service. A participant also may elect to receive distributions on the participant’s death or disability.

Any and all company contributions to this plan for 2022 are disclosed in the “Summary Compensation” table and the “Non-Qualified Deferred Compensation” table listed below.

Tax and Accounting Implications

When determining the compensation packages of our named executive officers, the Compensation Committee considers all factors that may have an impact on our financial performance, such as accounting rules and tax regulations, including Section 162(m) of the Internal Revenue Code. Section 162(m) generally disallows a tax deduction to publicly traded corporations for compensation in excess of $1 million paid for any fiscal year to certain covered employees, generally including our named executive officers. The Compensation Committee believes that the tax deduction limitation should not compromise the Company’s ability to design and maintain executive compensation arrangements necessary to attract and retain strong

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executive talent. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Response to the 2022 Advisory Vote on Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the SEC’s rulemakings thereunder, we offered our stockholders an advisory vote on executive compensation as set forth more fully in our 2022 Proxy Statement. As reported on the Current Report on Form 8-K filed with the SEC on May 10, 2022, over 34.3 million shares of our common stock voted in favor of the executive compensation paid to our named executive officers at our 2022 Annual Meeting, representing approximately 98% of the votes cast on the proposal. In light of this approval rate, our Compensation Committee believed that no significant changes to our compensation programs were required. We will continue to carefully consider our annual votes in making future compensation decisions. We value the feedback of all of our stockholders and encourage all of our stockholders to vote on Proposal No. 3 as contained in this proxy statement.

Anti-Hedging and Anti-Pledging Policies

The Company’s insider trading policy prohibits all employees, officers, directors and their family and controlled entities from engaging in any hedging or pledging transactions with respect to the Company’s common stock without prior approval.

Stock Ownership Policy

We maintain a Stock Ownership Policy that is applicable to the Chief Executive Officer, the named executive officers reporting to the Chief Executive Officer and non-employee members of the Board of Directors. The Stock Ownership Policy provides that (a) the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least five (5) times his or her annual base salary (excluding any bonus, award or special compensation), (b) the named executive officers reporting to the Chief Executive Officer shall own an amount of stock of the Company with a value equal to at least three (3) times his or her annual base salary (excluding any bonus, award or special compensation), and (c) non-employee members of the Board of Directors shall own an amount of stock of the Company with a value equal to at least five (5) times the annual retainer for Board service (exclusive of any compensation for Committee service, meeting fees, leadership roles and the like), based in each case, on the volume weighted average closing price of the Company’s stock for the two fiscal years as of December 31 of the applicable year and subject to the terms in the policy. The policy provides for a phase-in period over five years to achieve the respective ownership goal. The CEO, named executive officers and non-employee members of the Board either currently conform to the policy or are on track to fully comply within the required time period.

Compensation Committee Report

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates such information by reference in a document filed under the Securities Act or the Exchange Act.

The Compensation Committee of the Board has reviewed and discussed with management the above Compensation Discussion and Analysis for fiscal year 2022. Based upon the review and discussions, the Compensation Committee recommended to the Board, and the Board has approved, that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for its 2023 Annual Meeting.

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This report is submitted by the Compensation Committee.

Frederick A. Ball, Chair

Anne T. DelSanto

David W. Reed

John A. Roush

Compensation Risk Assessment

In 2022, the Compensation Committee, with the assistance of our new compensation consultant, Compensia, Inc., reviewed the formal risk assessment for all our incentive compensation programs that have material impact on our financial statements. In conducting such review, the Compensation Committee considered key information about each incentive compensation plan within our compensation program, including the number of participants, target annual awards, performance metrics, and design features. As a result of such review, the Compensation Committee determined that none of our incentive plans presents a material adverse risk to the financial statements of the Company.

Change in Control and General Severance Agreements

The Company entered into certain executive change in control and general severance agreements (the “agreements”) in 2018 with Mr. Oldham, in 2021 with Mr. Kelley and in 2022 with Ms. Vonne and Mr. Donaghey. The agreements provide each of the executive officers with severance payments and certain benefits in the event of a termination without cause (as defined in the agreements) at any time (known as the “General Severance Benefits”), or a termination without cause or for good reason (as defined in the agreements) following an actual, or during a pending, change in control (known as “CIC Benefits”). The Company provides CIC Benefits in order to keep management focused on the Company’s stated corporate objectives irrespective of whether the achievement of such objectives makes the Company attractive for acquisition, and to avoid the distraction and loss of key management that could occur in connection with a rumored or actual change in corporate control. The Company decided to also provide General Severance Benefits in these agreements after determining that such benefits were commonly provided by the Company’s peers. The Compensation Committee approved the terms and conditions of the agreements based on consideration of marketplace benchmark data and the Company’s retention objectives.

Under these agreements, if the executive’s employment is terminated without cause (and not in connection with a change in control), then the General Severance Benefits provided to the executive are: (a) all then accrued compensation, (b) a lump sum payment equal to one times (1x) (or in the case of the Chief Executive Officer, one and a half times (1.5x)) the executive’s then current annual base salary, (c) continuation of insurance and other benefits for twelve (12) months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, and (e) reimbursement, up to $15,000, for outplacement services.

Under these agreements, in the event of an executive’s termination without cause or for good reason within 12 months following an actual, or during a pending, change in control, the CIC Benefits provided to the executive are: (a) all then accrued compensation and a pro-rata portion of executive’s target bonus for the year in which the termination is effected, (b) a lump sum payment equal one and a half times (1.5x) the executive’s then current annual base salary and target bonus for the year in which the termination is effected (or in the case of the Chief Executive Officer, two times (2x) the then current annual base salary and target bonus amount), (c) continuation of insurance and other benefits for 18 months following the date of termination, (d) an amount equal to the contributions that would have been made to the Company’s retirement plans on behalf of executive, if the executive had continued to be employed for twelve (12) months following the date of termination, (e) reimbursement, up to $15,000, for outplacement services, and (f) full

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vesting and right to exercise all stock options, equity grants and other equity awards (at maximum) then held by the executive so terminated.

The payment of the General Severance Benefits and CIC Benefits under these agreements are conditioned upon the executive’s execution of a release of claims against the Company.

Equity Compensation Plan Information

The Company currently maintains two equity compensation plans: The Company’s 2017 Omnibus Incentive Plan, as amended, and the Employee Stock Purchase Plan (“ESPP”). Both plans were approved by the Company’s stockholders. The following table sets forth the number of shares of common stock subject to outstanding options and other rights, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of December 31, 2022, in each of the equity compensation plans.

	A	B	C
Number of
securities
remaining
available for
issuance under
equity
compensation
	Number of securities to	Weighted average	plans (excluding
	be issued upon exercise	exercise price of	securities
	of outstanding options,	outstanding options,	reflected in
	warrants and rights	warrants and rights	column (A)
Plan Category	(#)	($)	(#)
Equity Compensation plans approved by security holders	150,531	55.48	2,093,250	(1)
Equity compensation plans not approved by security holders	—	—	—
Total	150,531	55.48	2,093,250
(1)	Includes 618,636 shares available for future issuance under the ESPP.

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Management

Executive officers of the Company are appointed by the Board and serve until their successors have been appointed and qualified or until their earlier resignation or removal by the Board. The following table sets forth names and ages of our current executive officers of the Company and their respective positions with the Company as of the date of this proxy.

Name	Age	Position	Principal Occupation and Business Experience

STEPHEN KELLEY	60	President, Chief Executive Officer and Director

Stephen D. Kelley has served as President & Chief Executive Officer, and as a member of Board of Directors of the Company since March 2021. Mr. Kelley served as President & CEO of Amkor Technology, Inc. (AMKR), a publicly traded leading semiconductor package and test company, from May 2013 to June 2020. Prior to joining Amkor, Mr. Kelley served as Senior Advisor to Advanced Technology Investment Company, the Abu Dhabi-sponsored investment company that owns GlobalFoundries, until December 2012. Mr. Kelley served as Executive Vice President and Chief Operating Officer of Cree from 2008 to 2011. Previously, Mr. Kelley held executive leadership roles of various businesses at companies including Texas Instruments, Philips Semiconductors, National Semiconductor and Motorola. Mr. Kelley currently serves on the board of directors of Onto Innovations Inc. (NYSE: ONTO), a leader in the process control for the semiconductor and related industries, since January 2023. Mr. Kelley holds an SB ChE from the Massachusetts Institute of Technology and a JD from Santa Clara University.

PAUL OLDHAM	60	Executive Vice President, Chief Financial Officer

Mr. Oldham joined the Company in May 2018 as its Executive Vice President & Chief Financial Officer. Previously Mr. Oldham served as the Senior Vice President of Administration, Chief Financial Officer and Corporate Secretary of Electro Scientific Industries, Inc., a developer and manufacturer of laser-based production equipment (“ESI”), from February 17, 2016, until December 4, 2017, and as the Vice President of Administration, Chief Financial Officer and Corporate Secretary of ESI from January 7, 2008, until February 16, 2016. Prior to joining ESI, Mr. Oldham was employed at Tektronix, Inc., a test, measurement, and monitoring company, since 1988, where he held several senior leadership positions, including Vice President Finance and Corporate Controller, Vice President - Treasurer and Investor Relations and European Operations Controller. Mr. Oldham has a bachelor’s degree in Accounting and an MBA in accounting and finance from Brigham Young University.

EDUARDO BERNAL ACEBEDO	56	Executive Vice President, Chief Operations Officer

Mr. Bernal Acebedo joined the Company in September 2021 as Executive Vice President and Chief Operations Officer and is based in Singapore. Mr. Bernal Acebedo has more than 30 years of experience managing global operations in the semiconductor industry and has successfully led large, complex, global organizations through phases of significant growth and transformation. He joined the Company from NXP Semiconductors (NXPI), where he was senior vice president of assembly and test operations, responsible for a global footprint of multiple factories with a team of 12,000 employees. Prior to that, Mr. Bernal Acebedo was with Texas Instruments, where he held various leadership roles in operations, manufacturing, planning, and quality. Mr. Bernal Acebedo holds a Bachelor of Science degree in Industrial Engineering from the Technological Institute of Aguascalientes in Mexico and is a graduate of the Leading Organization & Change program from the Massachusetts Institute of Technology.

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Name	Age	Position	Principal Occupation and Business Experience

ELIZABETH VONNE	50	Executive Vice President, General Counsel & Corporate Secretary

Ms. Vonne joined the Company in April 2022 as Executive Vice President, General Counsel and Corporate Secretary. Ms. Vonne has more than 20 years of experience in the legal field. She joined the Company from Mesa Laboratories, Inc., a multinational manufacturer of critical quality control and life science tools, where she served as vice president, legal, general counsel, and secretary. Prior to that, Ms. Vonne was a partner at Davis, Graham & Stubbs LLP, a leading law firm that focuses on corporate transactions, complex litigation, and regulatory compliance. Previously, she was an associate attorney at a multinational law firm in New York City. Ms. Vonne holds a Juris Doctor from Columbia Law School and a Bachelor of Arts degree from Amherst College.

JOHN DONAGHEY	54	Executive Vice President, Global Sales

Mr. Donaghey joined the Company in July 2021 as Senior Vice President, Global Sales and as of July 2022, serves as Executive Vice President, Global Sales. Mr. Donaghey served in senior sales and business leadership roles at Amkor Technology, Inc. (AMKR), a publicly traded leading semiconductor package and test company, for seven years, most recently as global leader of sales. Prior to that, Mr. Donaghey was with Texas Instruments (TXN) from 1991 to 2014 in various leadership, sales, and marketing roles. Mr. Donaghey holds a Bachelor of Science degree in electrical engineering from Texas A&M University and a Master of Business Administration from Southern Methodist University.

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Summary Compensation

The following table shows compensation information for fiscal 2020, 2021, and 2022 for the named executive officers. We did not have any other executive officers during fiscal 2022.

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
					Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus		Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)		($)(2)	($)(3)	($)(4)	($)	($)(5)	($)
Stephen Kelley	2022	897,917	—		4,567,414	399,719	1,607,400	—	12,481	7,484,931
President and	2021	656,571	203,299		5,147,213	—	488,133	—	10,805	6,506,021
Chief Executive Officer	2020	—	—		—	—	—	—	—	—

Paul Oldham	2022	508,958	—		1,319,468	649,636	683,145	—	29,774	3,190,981
Executive Vice President	2021	470,051	—		1,286,759	—	473,983	—	10,677	2,241,470
and Chief Financial Officer	2020	460,000	—		862,254	—	1,256,300	—	11,906	2,590,460

Eduardo Bernal Acebedo	2022	418,269	—		1,217,937	649,636	606,960	—	133,051	3,025,853
Executive Vice President	2021	116,881	200,111		822,259	—	60,383	—	37,903	1,237,537
and Chief Operations Officer	2020	—	—		—	—	—	—	—	—

Elizabeth Vonne	2022	254,795	100,000	(1)	630,014	—	315,445	—	9,500	1,309,754
Executive Vice President	2021	—	—		—	—	—	—	—	—
General Counsel and Secretary	2020	—	—		—	—	—	—	—	—

John Donaghey	2022	423,542	—		710,456	349,798	506,293	—	6,431	1,996,520
Executive Vice President	2021	—	—		—	—	—	—	—	—
and Global Head of Sales	2020	—	—		—	—	—	—	—	—
										—
(1)	The Company paid Ms. Vonne a signing bonus upon the commencement of her employment with the Company.
(2)	The value of the Stock Awards listed relate to the Long-Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of: (a) time-based restricted stock units with one-third vesting on each anniversary of the date of grant and (b) performance stock units that may vest during a three-year period contingent on achievement of certain performance goals. The value of the 2022 performance stock units is shown in the table assuming the target performance goals were met. Consistent with past practice, the 2022 maximum amounts of total stock awards assuming 200% achievement for Messrs. Kelley, Oldham, Bernal Acebedo, Donaghey and Ms. Vonne would be $6,851,121, $1,979,201, $1,826,948, $1,065,684 and $879,400, respectively. The assumptions used to calculate the value of Stock Awards are set forth under Note 18 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year ended December 31, 2022, filed with the SEC on February 17, 2023.
(3)	The value of Option Awards listed relate to the Long-Term Incentive Plan and represents the full grant date value in accordance with FASB ASC Topic 718 of time-based stock options with one-third vesting on each anniversary of the date of grant. The assumptions used to calculate the value of Option Awards are set forth under Note 18 of the Notes to Consolidated Financial Statements included in Advanced Energy’s Annual Report on Form 10-K for fiscal year ended December 31, 2022, filed with the SEC on February 17, 2023.
(4)	For each named executive officer, the amount shown in this column represents the amount earned under the STI Plan with respect to the year shown, though the amounts were actually paid in the subsequent fiscal year pursuant to the terms of the STI Plan. The amounts earned in 2021 for Mr. Oldham includes payments under the Company’s cash integration incentive program related to the integration of Artesyn Embedded Technologies, as described in the Company’s 2022 Proxy Statement.
(5)	All Other Compensation for 2022 for each named executive officer consists of (i) a 401(k) employer matching contribution (in the amount of $12,200 for Messrs. Kelley and Oldham, $9,500 for Ms. Vonne, and $6,290 for Mr. Donaghey), (ii) a Company contribution to the non-qualified deferred compensation plan (in the amount of $17,433 for Mr. Oldham), (iii) a wellness incentive under the Company’s general employee wellness program (in the amount of $200 for Mr. Kelley and $100 for Messrs. Oldham and Donaghey) and (iv) a tax gross-up related to the wellness incentive under the Company’s general employee wellness program (in the amount of $81 for Mr. Kelley and $41 for Messrs. Oldham and Donaghey). All Other Compensation for 2022 for Mr. Bernal Acebedo consists of allowances for transportation and housing in the amount of $98,057, his annual wage supplement, or AWS,

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PROXY STATEMENT

which is a common pay practice equal to one month’s salary for employees in Singapore, of $34,856 and tax preparation and perquisites of $1,319.

2022 Grants of Plan-Based Awards

The following table shows all plan-based awards for each of the named executive officers during 2022. The unvested portion of the stock awards identified in the table below are also reported in the “2022 Outstanding Equity Awards at Fiscal Year-End” table on the following page.

									All Other
								All Other	Option
								Stock	Awards:
								Awards:	Number of	Exercise or
		Estimated Future Payouts Under Non-Equity			Estimated Future Payouts Under Equity			Number of	Securities	Base Price of	Grant Date
		Incentive Plan Awards (1)			Incentive Plan Awards (2)			Shares of	Underlying	Option	Fair Value of
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or Units	Options	Awards	Stock and
Name	Date	($)	($)	($)	(#)	(#)	(#)	(#)(3)	(#)(4)	($/share)	Option Awards ($)(5)
Stephen Kelley	3/16/2022	450,000	900,000	1,800,000	-	-	-		11,154	$85.97	399,719
	3/16/2022				-	-	-	26,564			2,283,707
	3/16/2022				13,282	26,564	53,128				2,283,707
Paul Oldham	3/16/2022	191,250	382,500	765,000	-	-	-		18,126	$85.97	649,636
	3/16/2022				-	-	-	7,674			659,734
	3/16/2022				3,837	7,674	15,348				659,734
Eduardo Bernal Acebedo	3/16/2022	169,922	339,843	679,686	-	-	-		18,126	$85.97	649,636
	3/16/2022				-	-	-	7,083			608,926
	3/16/2022				3,542	7,084	14,168				609,011
Elizabeth Vonne	4/15/2022	88,311	176,621	353,242	-	-	-	5,146	-		380,701
	4/15/2022				1,685	3,370	6,741				249,313
John Donaghey	3/16/2022	141,740	283,479	566,958	-	-	-		9,760	$85.97	349,798
	3/16/2022				-	-	-	4,132			355,228
	3/16/2022				2,066	4,132	8,264				355,228
(1)Amounts shown are estimated payouts for 2022 under the Company’s STI Plan. The target bonus amount equals a specified percentage of each named executive officer’s base salary as of December 31, 2022, as described in more detail above under “Components of Executive Compensation-2022 Short Term Incentive Plan Compensation.” The maximum amount shown is 200% of the target bonus amount for each of the named executive officers. Actual bonuses received by these named executive officers for 2022 (including proration for partial year service) are reported in the “Summary Compensation” table under the column entitled “Non-Equity Incentive Plan Compensation.”
(2)Reflects the performance stock units that vest upon the Company’s achievement of certain performance goals during the three-year period of 2022-2024. These awards are described in more detail above under “Components of Executive Compensation-2022 Long-Term Equity Incentive (LTI) Compensation.”
(3)Reflects restricted stock units that vest 1/3 on each anniversary of the grant date. These awards are described in more detail above under “Components of Executive Compensation-2022 Long-Term Equity Incentive (LTI) Compensation.”
(4)	Reflects the one-time grant of non-qualified stock options made in 2022.
(5)	The value of the time-based restricted stock units, performance stock units and stock options are based on the fair value as of the grant date of such award determined pursuant to FASB ASC Topic 718.

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PROXY STATEMENT

2022 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding equity awards held by the named executive officers as of December 31, 2022. Some of the following awards identified in the table below are also reported in the “2022 Grants of Plan-Based Awards” table above.

	Option Awards					Stock Awards
			Equity Incentive						Equity Incentive	Equity Incentive
			Plan Awards:						Plan Awards:	Plan Awards:
	Number of	Number of	Number of						Number of	Market or Payout
	Exercisable	Unexercisable	Securities			Number of		Market Value	Unearned	Value of
	Securities	Securities	Underlying			Shares or Units		of Shares or	Shares, Units or	Unearned Shares,
	Underlying	Underlying	Unexercised	Option		of Stock That		Units of Stock	Other Rights	Units or Other
	Unexercised	Unexercised	Unearned	Exercise	Option	Have Not		That Have Not	That Have Not	Rights That Have
	Options	Options	Options	Price	Expiration Date	Vested		Vested	Vested	Not Vested
Name	(#)	(#)	(#)	($)	(1)	(#)		($)	(#)(2) (8)	($)(8)
Stephen Kelley	—	11,154	—	$85.97	3/16/2032	41,265	(3)	$3,539,712	97,231	$8,340,475

Paul Oldham	—	18,126	—	$85.97	3/16/2032	13,759	(4)	$1,180,247	31,796	$2,727,461

Eduardo Bernal Acebedo	—	18,126	—	$85.97	3/16/2032	12,055	(5)	$1,034,078	17,598	$1,509,556

Elizabeth Vonne	—	—	—	—	—	5,146	(6)	$441,424	6,741	$578,243

John Donaghey	—	9,760	—	$85.97	3/16/2032	6,412	(7)	$550,021	11,212	$961,765

(1)All options expire 10 years following the date of grant and vest one-third per year on each of the first three anniversaries of the date of grant.
(2) Performance stock units granted prior to 2022 can vest in any quarter during their respective three-year performance period if any of the performance goals are independently met over a trailing four quarter period. These awards are described in more detail above under “Components of Executive Compensation."
(3)7,351 shares vest on March 1, 2023, and 7,350 shares vest on March 1, 2024, all from the 2021 LTI Plan, 8,855 shares vest on March 16, 2023, 8,855 shares vest on March 16, 2024, and 8,854 shares vest on March 16, 2025, all from the 2022 LTI Plan.
(4)2,410 shares vest on March 3, 2023, from the 2020 LTI Plan; 1,838 shares vest on March 1, 2023, and 1,837 shares vest on March 1, 2024, all from the 2021 LTI Plan; 2,558 shares vest on March 16, 2023 and 2,558 shares vest on March 16, 2024, and 2,558 shares vest on March 16, 2025, all from the 2022 LTI Plan.
(5)2,487 shares vest on September 13, 2023, and 2,485 shares vest on September 13, 2024, all from the 2021 LTI Plan, 2,361 shares vest March 16, 2023, and 2,361 shares vest March 16, 2024, and 2,361 shares vest on March 16, 2025, all from 2022 LTI Plan.
(6)1,716 shares vest April 15, 2023, 1,716 shares vest on April 15, 2024, and 1,714 shares vest on April 15, 2025, all from the 2022 LTI Plan.
(7)1,140 shares vest on August 2, 2023, and 1,140 shares vest on August 2, 2024, all from the 2021 LTI Plan; 1,378 shares vest on March 16, 2023, 1,377 shares vest on March 16, 2024, and 1,377 shares vest on March 16, 2025, all from the 2022 LTI Plan.
(8)Equity Incentive Plan Awards value is based on achievement of stretch goals of 200% of target.

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2022 Option Exercises and Stock Vested

The following table shows all stock awards vested and value realized upon vesting, by the named executive officers during 2022. No stock options were exercised by the named executive officers during 2022. The shares acquired on vesting listed below include shares from the 2019 LTI Plan, as disclosed in previous proxy statements.

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized	Acquired on	Realized
	Exercise	on Exercise	Vesting	on Vesting
Name	(#)	($)	(#)	($)(1)
Stephen Kelley	—	—	7,351 (2)	$625,570
Paul Oldham	—	—	12,648 (3)	1,083,722
Eduardo Bernal Acebedo	—	—	2,487 (4)	211,196
Elizabeth Vonne	—	—	—	—
John Donaghey	—	—	1,141 (5)	102,804
(1)The value realized equals the market value of the Company’s common stock on the release date, multiplied by the number of shares that vested.
(2)Of this number, 3,234 shares were withheld by the Company to cover tax withholding obligations.
(3)Of this number, 4,466 shares were withheld by the Company to cover tax withholding obligations.
(4)Of this number, no shares were withheld by the Company to cover tax withholding obligations.
(5)Of this number, 338 shares were withheld by the Company to cover tax withholding obligations.

Pension Benefits

Advanced Energy’s named executive officers do not participate in any defined-benefit pension plan. Advanced Energy does not maintain any plan for our named executives that provides for payment or other benefits at, following, or in connection with retirement other than the tax-qualified 401(k) plan, a defined contribution plan.

Non-Qualified Deferred Compensation

As described above, the Company adopted a non-qualified deferred compensation plan in 2021 that became effective in 2022.

		Executive	Registrant	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
		Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year-End
Name		($) (2)	($) (3)	($) (4)	($)	($) (5)
Stephen Kelley	(1)				—
Paul Oldham		254,479	17,433	1,516	—	257,035
Eduardo Bernal Acebedo	(1)	—	—	—	—	—
Elizabeth Vonne	(1)				—
John Donaghey	(1)	—	—	—	—	—
(1)	Messrs. Kelley and Donaghey did not elect to participate in the NQDC Plan for 2022. Ms. Vonne was not eligible for the plan in 2022 given her hire date. Mr. Bernal is not eligible to participate in the NQDC Plan as he is not employed in the U.S.

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(2)	The executive contributions represent amounts withheld from the participant’s compensation otherwise payable during the 2022 non-qualified compensation plan year and deferred into the non-qualified compensation plan. All of these amounts are reflected in the Summary Compensation Table.
(3)	The registrant contributions were included in the Other Income column of the Summary Compensation Table above.
(4)	Earnings are credited in accordance with the participant’s investment direction. These amounts represent the aggregate earnings during the 2022 non-qualified compensation plan year on the accounts held for each participant, as applicable. None of these amounts are reflected in the Summary Compensation Table.
(5)	Given 2022 was the first year for the non-qualified compensation plan, there were no amounts reported in the Summary Compensation Table for prior years.

Under the deferred compensation plan, a group of management employees, including the named executive officers, can defer receiving a portion of their cash or equity-based compensation. The Company also credits to each participant’s account under the plan an amount equal to the employer matching contribution that would have been made for the participant under the Company’s 401(k) plan that could not be made under that plan due to limitations under the tax code. The Company also may make discretionary contributions to participants’ accounts in the plan.

Earnings and losses on amounts deferred under the plan will be determined on the basis of the participants’ deemed investments of their account balances into investment alternatives selected by participants from alternatives made available by the Compensation Committee from time to time, which may include commercially available investments or Company stock.

Generally, distributions under the plan will be paid in a cash lump sum six months after the participant’s separation from service unless the participant has elected to receive annual installments over a period of up to ten years or the participant has begun receiving distributions as a result of an election to receive distributions on specified date prior to separation from service. A participant also may elect to receive distributions on the participant’s death or disability.

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Potential Payments upon Termination or Change in Control

The following table describes the potential payments and benefits Messrs. Kelley, Oldham, Bernal Acebedo, Donaghey, and Ms. Vonne would be entitled to under the Company’s compensation and benefit plans and arrangements assuming their employment terminated on December 31, 2022, due to a change in control, an involuntary termination entitling them to severance, a voluntary termination, death, and disability.

			Change in
			Control
			Termination
			w/o Cause		General Severance for
			or for		Termination w/out					Long-
			Good Reason		Cause or for Good		Voluntary			Term
Name		Benefits	(1)(2)(3)		Reason		Termination	Death		Disability
Stephen Kelley		Prorated target bonus	$900,000	(4)	$—		—	$1,000,000	(12)	$120,000	(13)
		Accelerated Equity	7,709,821	(5)
		Severance	1,800,000	(6)	1,350,000	(7)	—	—		—
		Target Bonus	1,800,000	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	69,614	(10)	46,409	(11)	—	—		—

Paul Oldham		Prorated target bonus	382,500	(4)	—		—	1,000,000	(12)	120,000	(13)
		Accelerated Equity	2,543,892	(5)
		Severance	765,000	(6)	510,000	(7)	—	—		—
		Target Bonus	573,750	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	62,581	(10)	41,720	(11)	—	—		—

Eduardo Bernal Acebedo	(14)	Prorated target bonus	—		—		—	298,500	(12)	298,500	(13)
		Accelerated Equity	—
		Severance	—		34,856		—	—		—
		Target Bonus	—		—		—	—		—
		Outplacement Services	—		—		—	—		—
		Continuation of benefits	—		—		—	—		—

Elizabeth Vonne		Prorated target bonus	247,000	(4)	—		—	760,000	(12)	120,000	(13)
		Accelerated Equity	730,502	(5)
		Severance	570,000	(6)	380,000	(7)	—	—		—
		Target Bonus	370,500	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	71,594	(10)	47,729	(11)	—	—		—

John Donaghey		Prorated target bonus	326,250	(4)	—		—	870,000	(12)	120,000	(13)
		Accelerated Equity	1,030,818	(5)
		Severance	652,500	(6)	435,000	(7)	—	—		—
		Target Bonus	489,375	(8)	—		—	—		—
		Outplacement Services	15,000	(9)	15,000	(9)	—	—		—
		Continuation of benefits	60,655	(10)	40,436	(11)	—	—		—
(1)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Cause” means any of the following: (i) the Executive’s (A) conviction of a felony; (B) commission of any other material act or omission involving dishonesty or fraud with respect to the

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Company or any of its affiliates or any of the customers, vendors or suppliers of the Company or its affiliates; (C) misappropriation of material funds or assets of the Company for personal use; or (D) engagement in unlawful harassment or unlawful discrimination with respect to any employee of the Company or any of its subsidiaries;(ii) the Executive’s continued substantial and repeated neglect of his duties, after written notice thereof from Senior Management (or the Compensation Committee, if Executive is a member of Senior Management or a named executive officer of the Company), and such neglect has not been cured within 30 days after the Executive receives notice thereof from Senior Management (or the Compensation Committee, as applicable); (iii) the Executive’s gross negligence or willful misconduct in the performance of his duties hereunder that is materially and demonstrably injurious to the Company (either singly or on a consolidated basis); or (iv) the Executive’s engaging in conduct constituting a breach of his written obligations to the Company or any subsidiary in respect of confidentiality and/or the use or ownership of proprietary information.
(2)	Pursuant to the Company’s Executive Change in Control and General Severance Agreement, “Good Reason” means any of the following: (i) a material reduction in the Executive’s duties, level of responsibility or authority, other than a change in title only without the Executive’s express written consent; or (ii) a material reduction in the Executive’s Base Salary, without (A) the Executive’s express written consent or (B) an increase in the Executive’s benefits, perquisites and/or guaranteed bonus, which increase(s) have a value reasonably equivalent to the reduction in Base Salary; or (iii) a material reduction in the Executive’s Target Bonus, without (A) the Executive’s express written consent or (B) a corresponding increase in the Executive’s Base Salary; or (iv) the relocation of the Executive’s principal place of business to a location more than thirty-five (35) miles from the Executive’s principal place of business immediately prior to the Change in Control, without the Executive’s express written consent; or (v) the Company’s (or its successor’s) material breach of this Agreement.

Notwithstanding the foregoing, the Executive will not be considered to have terminated for Good Reason unless (A) the Executive provides written notice to the Company of the circumstance(s) constituting the Good Reason event within 90 days following the initial existence of such event, (B) the Company fails to cure the Good Reason event within 30 days following its receipt of such notice, and (C) the Executive provides written notice to the Company of his Date of Termination.

(3)	As described above in the proxy statement under the heading “Change in Control and General Severance Agreements” in the Executive Compensation section and as described in the footnotes above, under the Executive Change in Control and General Severance Agreement, in the event of an executive’s termination without “Cause” or for “Good Reason” following an actual or during a pending change in control, all stock options, equity grants and other equity awards held by the executive so terminated become fully vested and exercisable. For further information regarding the executives’ long-term equity incentive compensation and awards (including options, grants and awards under the various long term incentive plans) please refer to the Executive Compensation section of the proxy statement. Such accelerated vesting of these stock options, equity grants and other equity awards could result in payouts to the executives in such circumstances.
(4)	Assumes December 31, 2022, termination date. Executive to receive a pro rata portion of target bonus.
(5)	The payments relating to equity represent the value of all unvested, accelerated stock options, time-based restricted stock units, and all performance stock units, as of December 31, 2022, calculated by: (i) multiplying the number of accelerated option shares by the difference between the exercise price and the closing price of our common stock on December 31, 2022, and (ii) for RSUs, multiplying the number of accelerated restricted shares (including performance stock units at 100% performance achievement) by the closing price of our common stock on December 31, 2022.
(6)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his or her then current annual base salary.
(7)	CEO to receive a lump sum payment equal to one and a half (1.5) times and each other named executive officer to receive a lump sum payment equal to one (1.0) times his or her then current annual base salary.
(8)	CEO to receive a lump sum payment equal to two (2) times and each other named executive officer to receive a lump sum payment equal to one and a half (1.5) times his or her then current target bonus.
(9)	Executive may be reimbursed for up to $15,000 in outplacement services.
(10)	Executive to receive: (a) continuation of medical insurance for eighteen (18) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf if he or she had continued to be employed for eighteen (18) months following the date of termination.
(11)	Executive to receive: (a) continuation of medical insurance for twelve (12) months following the date of termination, and (b) an amount equal to the contributions that would have been made to the Company’s retirement plans on his or her behalf if he or she had continued to be employed for twelve (12) months following the date of termination.
(12)	Executive to receive the proceeds of any life insurance policy carried by the Company with respect to the Executive. For U.S. based executives, in addition to the life insurance death benefit shown in the table above, there is an additional policy for accidental death and dismemberment with a maximum benefit of $1,000,000.
(13)	Executive to receive annual payments under any long-term disability insurance policy carried by the Company with respect to the Executive.
(14)	Executive not covered by Company’s Executive Change in Control and General Severance Agreement. Severance is calculated in accordance with the terms and conditions of his employment agreement.

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PROXY STATEMENT

Pay versus Performance

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Compensation Discussion and Analysis.”

							Value of Initial Fixed $100
							Investment Based On:
					Average
	Summary		Summary		Summary	Average		Peer Group
	Compensation	Compensation	Compensation	Compensation	Compensation	Compensation	Total	Total	Net
Fiscal	Table Total	Actually Paid	Table Total	Actually Paid	Table Total for	Actually Paid to	Shareholder	Shareholder	Income	Revenue
Year	for PEO 1 (1)	to PEO 1 (2)	for PEO 2 (3)	to PEO2 (4)	non-PEO NEOs (5)	non-PEO NEOs (6)	return (7)	Return (8)	($M) (9)	($M) (10)
(a)	(b)	(c )	(d)	(e )	(f)	(g)	(h)	(i)	(j)	(k)
2022	—	—	$7,484,931	$7,436,630	$2,199,394	$2,145,925	$122	$120	$200	$1,845
2021	$1,165,045	$834,768	$6,506,021	$5,147,912	$1,663,213	$1,170,255	$128	$147	$135	$1,456
2020	$5,794,389	$8,170,019	$—	$—	$1,874,680	$2,138,605	$136	$119	$135	$1,416

*PEO 1Yuval Wasserman

*PEO 2Steve Kelley

(1) The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Wasserman (our former President and Chief Executive Officer” for each corresponding year in the “Total” column of the “Summary Compensation” table in each applicable year.

(2) The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Wasserman, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Wasserman during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Wasserman’s total compensation for each year to determine the compensation actually paid:

	Reported
	Summary
	Compensation	Reported Value of	Equity	Compensation
	Table Total for	Equity	Award	Actually Paid to
Year	PEO 1	Awards(a)	Adjustments(b)	PEO 1
2022	$—	$—	$—	$—
2021	$1,165,045	$—	$(330,277)	$834,768
2020	$5,794,389	$(2,931,784)	$5,307,414	$8,170,019

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the “Summary Compensation” table for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not

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otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year over
				Year	Fair Value
				Change	at the End
				in Fair	of the
		Year over	Fair Value	Value of	Prior Year
		Year	as of	Equity	of Equity
		Change in	Vesting	Awards	Awards
		Fair Value	Date of	Granted	that
		of	Equity	in Prior	Failed to
	Year	Outstanding	Awards	Years	Meet
	End Fair	and	Granted	that	Vesting
	Value of	Unvested	and	Vested	Conditions	Total Equity
	Equity	Equity	Vested in	in the	in the	Award
Year	Awards	Awards	the Year	Year	Year	Adjustments
2022	$—	$—	$—	$—	$—	$—
2021	$—	$—	$(1,321,430)	$991,152	$—	$(330,277)
2020	$4,768,451	$714,499	$—	$104,030	$(279,566)	$5,307,414

(3) The dollar amounts reported in column (d) are the amounts of total compensation reported for Mr. Kelley (our President and Chief Executive Officer) for each corresponding year in the “Total” column of the “Summary Compensation” table in each applicable year.

(4) The dollar amounts reported in column (e) represent the amount of “compensation actually paid” to Mr. Kelley, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Kelley during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Kelley’s total compensation for each year to determine the compensation actually paid, using the same methodology described above in footnote 2:

	Reported
	Summary
	Compensation	Reported Value of	Equity	Compensation
	Table Total for	Equity	Award	Actually Paid to
Year	PEO 2	Awards	Adjustments(a)	PEO 2
2022	$7,484,931	$(4,967,133)	$4,918,832	$7,436,630
2021	$6,506,021	$(5,147,213)	$3,789,104	$5,147,912
2020	$—	$—	$—	$—

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(a)	The amounts deducted or added in calculating the total equity award adjustments are as follows:

Year over
Year
Change
in Fair
		Year over	Value of
		Year	Equity
		Change in	Awards
		Fair Value	Granted
		of	in Prior
	Year	Outstanding	Years
	End Fair	and	that
	Value of	Unvested	Vested	Total Equity
	Equity	Equity	in the	Award
Year	Awards	Awards	Year	Adjustments
2022	$5,466,348	$(504,439)	$(43,077)	$4,918,832
2021	$3,789,104	$—	$—	$3,789,104
2020	$—	$—	$—	$—

(5) The dollar amounts reported in column (f) represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Messrs. Wasserman and Kelley) in the “Total” column of the “Summary Compensation” table in each applicable year. The names of each of the NEOs (excluding Messrs. Wasserman and Kelley) included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2022, Paul Oldham, Eduardo Bernal Acebedo, Elizabeth Vonne, and John Donaghey; (ii) for 2021, Paul Oldham, Eduardo Bernal Acebedo, Thomas McGimpsey, and Dana Huth; and (iii) for 2020, Paul Oldham, Neil Brinker, Thomas McGimpsey, and Dana Huth.

(6) The dollar amounts reported in column (g) represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Messrs. Wasserman and Kelley), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Messrs. Wasserman and Kelley) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Messrs. Wasserman and Kelley) for each year to determine the compensation actually paid, using the same methodology described above in footnote 3:

	Average
	Reported
	Summary	Average Reported		Average
	Compensation	Value of	Average Equity	Compensation
	Table Total for	Equity	Award	Actually Paid to
Year	Non-PEO NEOs	Awards	Adjustments(a)	Non-PEO NEOs
2022	$2,199,394	$(1,257,632)	$1,204,163	$2,145,925
2021	$1,663,213	$(982,940)	$489,982	$1,170,255
2020	$1,874,680	$(528,129)	$792,055	$2,138,605

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2023 ANNUAL
PROXY STATEMENT

(a)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year over
			Year	Average Fair
			Average	Value at the
		Year over	Change in	End of the
		Year Average	Fair Value	Prior Year of
		Change in	of Equity	Equity
	Average	Fair Value of	Awards	Awards that
	Year End	Outstanding	Granted in	Failed to
	Fair Value of	and Unvested	Prior Years	Meet Vesting	Total Average
	Equity	Equity	that Vested	Conditions in	Equity Award
Year	Awards	Awards	in the Year	the Year	Adjustments
2022	$1,221,994	$17,989	$69,105	$(104,925)	$1,204,163
2021	$599,143	$(169,933)	$164,554	$(103,782)	$489,982
2020	$858,985	$99,369	$(11,326)	$(154,973)	$792,055

(7) Cumulative TSR is calculated by dividing the sum of (i) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (ii) the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8) Represents the weighted peer group TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. The peer group used for this purpose is the following published industry index: Dow Jones US Electrical Computer & Equipment.

(9) The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.

(10) The dollar amounts reported represent the amount of revenue reflected in the Company’s audited financial statements for the applicable year. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

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PROXY STATEMENT

Financial Performance Measures

As described in greater detail in “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:

●	Revenue
●	Non-GAAP Operating Income
●	Adjusted Operating Cash Flow
●	Non-GAAP Gross Margin Percentage

Analysis of the Information Presented in the Pay Versus Performance Table

As described in detail in the section “Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table.

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2023 ANNUAL
PROXY STATEMENT

Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of compensation actually paid to Mr. Kelley and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Kelley) is generally aligned with the Company’s net income over the three years presented in the table. While the Company does not use net income as a performance measure in the overall executive compensation program, the measure of net income is correlated with the measure Non-GAAP Operating Income which the Company does use for setting goals in the Company’s short-term incentive compensation program. As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 19% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program.

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PROXY STATEMENT

Compensation Actually Paid and Revenue

As demonstrated by the following graph, the amount of compensation actually paid to Mr. Kelley and the average amount of compensation actually paid to the Company’s NEOs as a group (excluding Mr. Kelley) is generally aligned with the Company’s revenue performance over the years presented in the table. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that revenue is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.  As described in more detail in the section “Compensation Discussion and Analysis,” the Company targets that approximately 19% of the value of total compensation awarded to the NEOs consists of amounts determined under the Company short-term incentive compensation program and approximately 56% of the value of total compensation awarded to the NEOs is to be comprised of equity awards, including restricted stock and stock options.

Revenue vs. Compensation Actually Paid
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Compensation Actually Paid ($M)
$2,080
$1,880
$1,680
$1,480
$1,280
$1,080
$880
$680
$480
$280
$80
Revenue (Millions)
$8.17
$2.14
$0.83
$5.15
$1.17
$7.44
$2.15
12/31/2020
12/31/2021
12/31/2022
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average NEO CAP ($M)
Revenue

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PROXY STATEMENT

Compensation Actually Paid and Cumulative TSR

We believe the “Compensation Actually Paid” in each of the years reported above and over the three-year cumulative period are reflective of the Compensation Committee’s emphasis on “pay-for-performance” as the “Compensation Actually Paid” fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established performance goals under our 2022 STI program and 2022 LTI Plans.

Total Shareholder Return vs. Compensation Actually Paid
$9
$8
$7
$6
$5
$4
$3
$2
$1
$0
Compensation Actually Paid ($M)
$160
$150
$140
$130
$120
$110
$100
$90
$80
Value of $100 Investment From 12/31/2019
$8.17
$2.14
$0.83
$5.15
$1.17
$7.44
$2.15
12/31/2019
12/31/2020
12/31/2021
12/31/2022
PEO 1 CAP ($M)
PEO 2 CAP ($M)
Average NEO CAP ($M)
AEIS
Dow Jones Electrical Components & Equipment Index

CEO Pay Ratio

As required by Securities and Exchange Commission rules we are providing the following information about the ratio of the median annual total compensation of our employees and the annual total compensation of Mr. Kelley, our President and Chief Executive Officer. For the year ended December 31, 2022:

●	the median of the annual total compensation of all employees of our Company was reasonably estimated to be $10,979. The median identified is Material Handler II, located in Malaysia.
●	the annual total compensation of Mr. Kelley for 2022, calculated in accordance with the “Summary Compensation” table rules, was $7,484,931.
●	based on this information, the ratio of the annual total compensation of our chief executive officer to the median of the annual total compensation of all other employees is estimated to be 682 to 1.

Excluding our CEO, we identified the median employee by examining the base salary for all individuals we employed on December 31, 2022, the last day of our payroll year. We included all our employees globally, whether full-time, part-time, or seasonal, including any interns, fixed-term, apprentice, or agency temporary employees. We annualized the total actual base salary for any individual that works full-time but was hired after January 1, 2022. For any employee that we paid in currency other than U.S. Dollars, we then applied the

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PROXY STATEMENT

applicable foreign currency exchange rate as of December 31, 2022, to convert such employee’s total compensation into U.S. Dollars.

Once we identified our median employee, we added together all of the elements of such employee’s compensation for 2022 in the same way that we calculate the annual total compensation of our named executive officers in the “Summary Compensation” table. To calculate our ratio, we divided Mr. Kelley’s annual total compensation by the median employee’s annual total compensation.

Certain Relationships and Related Transactions / Policies and Procedures with Respect to Related Party Transactions

The Board is committed to upholding the highest legal and ethical standards of conduct in fulfilling its responsibilities and recognizes that transactions with the Company involving related parties can present a heightened risk of potential or actual conflicts of interest. Accordingly, as a general matter, it is the policy of the Company to avoid related party transactions.

The Company’s policy in respect of related party transactions is evidenced in the charters and guidelines of the committees of the Board referenced in this proxy statement and the Codes of Ethical Conduct. The types of transactions covered by the policy are (1) those transactions described under FASB ASC Topic 850 or required to be disclosed in the Company’s financial statements or periodic filings with the SEC, (2) any monetary engagement between a Board member and the Company or an officer and the Company and (3) business or personal relationships between Board members. Any related party transaction that does arise must be reviewed and approved by the Audit and Finance Committee. Such committees, in determining whether to approve the transaction, review the facts and circumstances in respect of the transaction for conflicts of interest, any anticipated effect on a Board member’s independent decision-making or judgment in respect to matters affecting the Company, any anticipated effect on a Board member’s ability to commit sufficient time and attention to the Board and other standards deemed appropriate by the committee members in light of the particular transaction being reviewed.

In addition, the Audit and Finance Committee is responsible for reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interest and adherence to the Company’s Codes of Ethical Conduct. Under the Codes of Ethical Conduct, directors, officers and all other members of the workforce are expected to avoid any relationships, influence or activity that would cause or even appear to cause a conflict of interest.

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2023 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 4 – ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

What am I voting on and how should I vote?

You are being asked to vote on the frequency with which say-on-pay votes, such as Proposal 3 in this proxy statement, should be held in the future. This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended.

Although this vote is advisory and is not binding on the Company, the Board and the Compensation Committee will consider the outcome of the vote when determining the frequency of future say-on-pay votes.

We believe an advisory vote on the compensation of our named executive officers “Every Year” will allow us to continue to obtain stockholders’ views on the subject on a regular basis.

The Board of Directors therefore recommends you vote to hold an advisory vote on executive compensation “Every Year.”

We are seeking an advisory vote on the frequency with which say-on-pay votes, such as Proposal 3 included in this proxy statement, shall be held in the future. This advisory vote is commonly referred to as “say on frequency” or “say when on pay.” This proposal is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and we are required to hold a say on frequency vote every six years. Because this proposal is advisory, it will not be binding on the Company, and the Board and the Compensation Committee may determine to hold an advisory vote on executive compensation more or less frequently than the option selected by our stockholders. However, the Board values our stockholders’ opinions, and the Board will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Stockholders may vote to indicate their preference for conducting a say-on-pay vote:

●	every year;
●	every two years; or
●	every three years.

Stockholders may also abstain from voting on this proposal.

Our stockholders last voted on the frequency of say-on-pay votes in 2017, when 81% of the votes cast recommended that such votes be held every year. Accordingly, our stockholders have voted, on an advisory basis, on the compensation of our named executive officers every year since 2017.

After careful consideration, the Board believes that continuing to have an advisory vote “Every Year” on executive compensation is the best approach for the Company. An advisory vote on executive compensation “Every Year” will allow us to continue to obtain our stockholders’ views with respect to the compensation of our named executive officers and our executive compensation program and practices on a regular basis. Further, a vote “Every Year” is consistent with the Company’s commitment to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

Required Vote

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PROXY STATEMENT

Approval of Proposal 4 requires that one of the three frequency choices receive the affirmative vote of a plurality of the shares of common stock cast on Proposal 4. The “plurality” standard means that the frequency receiving the greatest number of votes cast will be considered by the Board as the stockholders’ recommendation. For purposes of determining the number of votes cast on this proposal, abstentions and broker non-votes are not included. The vote on this proposal is advisory in nature and, therefore, is not binding on the Company; provided, however, the Board and the Compensation Committee will consider the outcome of the vote when determining the frequency of holding the say on pay vote. While the Board is making a recommendation with respect to this proposal, stockholders are being asked to vote on the choices specified above, and not whether they agree or disagree with the Board’s recommendation.

Unless otherwise indicated, properly executed proxies will be voted on Proposal 4 to include an advisory vote on the compensation of Advanced Energy’s named executive officers pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, “Every Year.”

The Board of Directors recommends a vote to hold an advisory vote on executive compensation “Every Year.”

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2023 ANNUAL
PROXY STATEMENT

PROPOSAL NO. 5 – APPROVAL OF ADVANCED ENERGY’S 2023 OMNIBUS INCENTIVE PLAN

What am I voting on and how should I vote?

You are being asked to approve the 2023 Omnibus Incentive Plan.

We believe that the availability of a comprehensive Omnibus Incentive Plan is an important program for employee incentive and retention.

The Board of Directors therefore recommends you vote “FOR” to approve the 2023 Omnibus Incentive Plan.

The Board of Directors approved the 2023 Omnibus Incentive Plan (the “Plan”) on March 6, 2023, subject to approval from our stockholders at the Annual Meeting. We are asking stockholders to approve our 2023 Omnibus Incentive Plan because we believe that approval of the plan is essential to our continued success. The purpose of the Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, directors, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, grants under the Plan will benefit stockholders by aligning more closely the interests of Plan participants with those of our stockholders.

The number of shares of common stock reserved for issuance under the Plan is two million four hundred thousand 2,400,000 shares of common stock.

On the Record Date, the closing price of our common stock was $95.30 per share. There are currently no participants in the Plan. Because participation and the types of awards under the Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants if the Plan is approved are not currently determinable. On the Record Date, there were approximately 11,518 employees (including five executive officers) and ten non-employee directors of the Company and its subsidiaries who were eligible to participate in the Plan. No other persons were eligible to participate in the Plan.

Effect on Existing Plan

If approved, the Plan will replace, on a prospective basis, the 2017 Omnibus Incentive Plan (the “Existing Plan”). If our stockholders approve the Plan, the Existing Plan will terminate on the date of approval and no new awards will be granted under the Existing Plan. The shares available for future equity grants under the Existing Plan at that time will be no longer available for issuance and will be cancelled. All awards that we granted under the Existing Plan that are outstanding as of the date that stockholders approve the Plan will remain outstanding and will continue to be governed by the Existing Plan. As of March 4, 2023, under the Existing Plan, there were 117,031 shares of our common stock subject to outstanding options and 1,026,509 shares of restricted stock or shares subject to restricted stock units or performance stock units that had not vested or been earned. The Existing Plan’s options had a weighted average exercise or strike price of $64.47 and a weighted average term of 6.49 years.

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We commit to reduce the number of shares reserved under the Plan by the number of shares subject to equity awards that we grant, if any, under the Existing Plan between March 8, 2023 and the date of the Annual Meeting, if the Plan is approved.

The following table reflects the effect on our equity incentive plans if we obtain stockholder approval of the Plan.

Shares available for issuance under the Existing Plan prior to termination, as of March 8, 2023	Shares that will no longer be available for issuance (and cancelled) upon termination of the Existing Plan	Shares available for issuance under the 2023 Plan	Total shares available for issuance pursuant to new awards upon approval of the 2023 Plan
1,175,943	1,175,943	2,400,000	2,400,000

If stockholders do not approve the Plan, the Existing Plan will remain in effect in accordance with its terms. However, there will be insufficient shares available under the Existing Plan to make awards to recruit, retain and develop talent or to compensate our officers, employees or non-employee directors in the coming years. In this event, the Compensation Committee of our Board of Directors would be required to revise its compensation philosophy and devise other programs to retain key employees, such as significantly increasing cash compensation.

Authorized Shares, Share Price and Determination of Share Reserve

Our amended and restated certificate of incorporation authorizes the issuance of 70,000,000 shares of common stock. There were 37,493,121 shares of common stock issued and outstanding as of March 8, 2023, and the common stock closing price as of that date was $95.30. To determine the number of shares of common stock to be authorized under the Plan, our Board of Directors considered the needs of our Company for shares, based on the current and expected future equity grant mix, and the potential dilution that awarding the requested shares may cause to existing stockholders. Taking into consideration the factors described above, our Board determined that 2,400,000 shares should be authorized under the Plan. We estimate that the 2,400,000 shares that will be reserved for issuance under the Plan if the Plan is approved could result in a maximum potential dilution to our existing stockholders of approximately 6.4%, based on the 37,489,071 shares of common stock issued and outstanding as of March 3, 2023.

Because this proposal to approve the Plan does not contemplate the amount or timing of specific equity awards in the future, it is not possible to calculate with certainty the number of years of awards that will be available and the amount of subsequent dilution that may ultimately result from such awards.

Summary of the Terms of the Plan

The following is a summary of the material provisions of the Plan, a copy of which is attached hereto as Appendix B to this proxy statement and incorporated by reference herein. This summary is qualified in its entirety by reference to the full and complete text of the Plan. Any inconsistencies between this summary and the text of the Plan will be governed by the text of the Plan.

Purpose and Effective Date

The Plan has two complementary purposes: (1) to attract, motivate, and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors, and (2) to increase stockholder value. The Plan will provide participants with incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

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PROXY STATEMENT

The Plan was approved by our Board on March 6, 2023, contingent on approval by the Company’s stockholders.  The Plan will become effective upon receiving stockholder approval.

Administration and Eligibility

The Board of Directors or the Compensation Committee of the Board of Directors, or any successor committee with similar authority that the Board may appoint, which in either case consists of not less than two members of the Board who meet the “non-employee director” requirements of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the “Exchange Act”) (the “Committee”) will administer the Plan (the “Administrator”). The Plan authorizes the Administrator to interpret the provisions of the Plan and award agreements; prescribe, amend and rescind rules and regulations relating to the Plan; correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any award or any agreement covering an award; and make all other determinations necessary or advisable for the administration of the Plan, in each case in its sole discretion.

To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Compensation Committee may delegate to a subcommittee, or either the Board or the Committee may delegate to one or more persons or bodies, any or all of their respective authority and responsibility as Administrator. However, no such delegation is permitted with respect to stock-based awards made to any participant who is subject to the reporting requirements of Section 16(a) of the Exchange Act or the liability provisions of Section 16(b) of the Exchange Act at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of non-employee directors.

Eligible participants are any officer or other employee of our Company or its affiliates; any individual who we or one of our affiliates has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its affiliates; any director, including a non-employee director; or, subject to compliance with applicable law, any other person whom the Administrator believes it is in the best interests of the Company to designate as a participant.

Stock Subject to the Plan and Award Limits

The Plan provides that 2,400,000 shares of our common stock will be reserved for issuance under the Plan. The Plan provides that up to 2,400,000 shares of our common stock may be issued upon the exercise of incentive stock options.

The number of shares reserved under the Plan will be depleted on the date of the grant of an award by the maximum number of shares, if any, with respect to which such award is granted. An award that may be settled solely in cash (or partially in cash to the extent of the cash amount of the award) shall not cause any depletion of the Plan’s share reserve at the time such award is granted.  In general, if an award granted under the Plan lapses, expires, terminates or is cancelled without the issuance of shares under the award, if it is determined during or at the conclusion of the term of an award that all or some portion of the shares under the award will not be issuable on the basis that the conditions for such issuance will not be satisfied, if shares are forfeited under an award or if shares are issued under any award and we reacquire them pursuant to rights reserved upon the issuance of the shares, then such shares will again be available for issuance under the Plan, except that shares reacquired pursuant to reserved rights may not be issued pursuant to incentive stock options. Shares not issued or delivered as a result of the net settlement of an outstanding option or stock appreciation right, shares tendered or withheld in payment of the exercise price of an option, shares tendered or withheld to satisfy tax withholding obligations and shares purchased by us using proceeds from option exercises may not be re-credited to the reserve.

The maximum number of shares that may be granted during a single fiscal year to any individual non-employee director, subject to appropriate adjustments in accordance with the Plan, may not exceed the number of shares

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PROXY STATEMENT

that has a grant date fair value of, when added to any cash compensation received by such non-employee director, $1,000,000.  The Administrator may make exceptions to this non-employee limit in extraordinary circumstances, provided the non-employee director receiving the additional compensation does not participate in the decision to award such compensation.

Types of Awards

The Plan permits the grant of stock options, stock appreciation rights, performance stock units, performance units, restricted stock, restricted stock units, cash incentives and other types of awards authorized under the Plan.

●	Options, which give the holder the right to purchase shares of our common stock at a specified price during specified time periods. The exercise price of an option granted under the Plan may not be less than the fair market value of the common stock on the date of grant. Stock options granted under the Plan have a maximum term of ten years. The Plan authorizes both incentive and nonqualified stock options.
●	Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of our common stock on the date of exercise, over the base price of the stock appreciation right. The base price of an SAR may not be less than the fair market value of the common stock on the date of grant. SARs granted under the Plan have a maximum term of ten years.
●	Restricted stock, which represents common stock subject to restrictions on transferability, risk of forfeiture and other restrictions. A participant receiving restricted stock generally has all of the rights of a stockholder as to such shares, including the right to vote and the right to receive dividends; provided, however, that dividends on unvested shares shall be accrued and shall be paid only if the restricted stock to which they relate become vested.
●	Restricted stock units, or RSUs, which represents the right to receive shares of our common stock (or an equivalent value in cash) in the future, which are subject to certain restrictions and risk of forfeiture on terms set by the Administrator. A participant receiving RSUs has no rights as a stockholder with respect to the RSUs until the shares of common stock are issued to the participant. RSUs may be granted with dividend equivalent rights that are payable only if the underlying RSUs vest. RSUs may be settled in cash if so provided in the applicable award agreement.
●	Performance stock units, or PSUs, which are performance-based awards that entitle the recipient to receive shares of common stock or a cash payment based on the attainment of one or more performance goals. Each PSU shall designate a target number of shares payable under the award, with the actual number of shares earned (if any) based on a formula set forth in the award agreement related to the attainment of one or more performance goals. PSUs may be settled in cash if so provided in the applicable award agreement. PSUs are the right to receive a cash payment or shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the fair market value of one or more shares of our common stock, to the extent performance goals are achieved (or other requirements are met). A participant receiving PSUs has no rights as a stockholder until the shares of common stock or cash are issued to the participant. PSUs may be granted with dividend equivalent rights that are payable only if the underlying performance awards are earned.

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●	Cash awards, including cash bonuses as discretionary awards, awards based on objective or subjective performance criteria, or awards subject to other vesting criteria.
●	Other awards, including stock bonuses or similar rights to purchase or acquire shares, any similar securities or rights with a value related to our common stock or returns thereon, or unrestricted stock grants.

Minimum Vesting and Discretion to Accelerate Vesting

All awards granted under the Plan must have a minimum vesting period of one year from the date of grant, although that minimum vesting period will not apply to awards with respect to up to 5% of the total number of shares reserved under the Plan.  For purposes of awards granted to non-employee directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting as long as the period of time is not less than 50 weeks. The Administrator may accelerate the vesting of an award or deem an award to be earned, in whole or in part, in the event of a participant’s death, disability, retirement, or termination without cause, as provided in the Plan’s provisions concerning a change of control or upon any other event as determined by the Administrator in its discretion.

Performance Goals

For purposes of the Plan, performance goals means any goals the Administrator establishes.  Performance goals may, without limitation, relate to one or more of the following with respect to us or any one or more of our subsidiaries, affiliates or other business units: net earnings or net income; operating earnings, operating income; pretax earnings; earnings per share; earnings per share after applying a capital charge; share price, including growth measures and total stockholder return; earnings before interest and taxes and related margin; earnings before interest, taxes, depreciation and/or amortization and related margin; sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; gross or operating profit or margins; return measures, including return on assets, capital, investment, equity, sales or revenue; economic value add (EVA) with or without a capital charge; cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; productivity ratios;  expense targets; market share; financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense; working capital targets; completion of acquisitions of business or companies; completion of divestitures and asset sales; operating metrics, design wins and inventory; and any combination of any of the foregoing business criteria and associated margins. Some of these performance goals may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain onetime tax items and other one-time charges, and may be limited to continuing operations.  Performance goals may also relate to a participant’s individual performance.

The Administrator may adjust performance goals, or modify the manner of measuring or evaluating a performance goal, for any reason the Administrator determines is appropriate, including but not limited to: (1) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (2) excluding the costs of litigation, claims, judgments or settlements; (3) excluding the effects of changes of laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; or (4) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

Effect of Termination of Employment or Service on Awards

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2023 ANNUAL
PROXY STATEMENT

The Plan contains default provisions for the effect of termination on awards, including if a participant dies, becomes disabled, or retires.  These default provisions are subject to a participant’s award agreement and determinations made by the Administrator.

Transferability of Awards

Awards under the Plan will be nontransferable, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a participant to: (1) designate in writing a beneficiary to exercise the award or receive payment under the award after the participant’s death; (2) transfer an award to the former spouse of the participant as required by a domestic relations order incident to a divorce; or (3) transfer an award (provided the participant may not receive consideration for such transfer). Any permitted transfer shall be subject to compliance and applicable securities law.

Adjustments

Under the terms of the Plan, if any of the following occurs:

●	We are involved in a merger or other transaction in which our common stock is changed or exchanged;

●	We subdivide or combine our common stock or declare a dividend payable in our common stock, other securities or other property;

●	We effect a cash dividend, the amount of which, on a per share basis, exceeds 10% of the fair market value of a share of our common stock at the time the dividend is declared, or we effect any other dividend or other distribution on our common stock in the form of cash, or a repurchase of shares of our common stock, that our Board determines is special or extraordinary in nature or that is in connection with a transaction that we characterize publicly as a recapitalization or reorganization involving our common stock; or

●	Any other event occurs, which, in the judgment of our Board or the Committee, necessitates an adjustment to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan;

then the Administrator will, in a manner it deems equitable to prevent an increase or decrease in the benefits or potential benefits intended to be made available under the Plan and subject to certain provisions of the Code, adjust the number and type of shares of our common stock subject to the Plan and which may, after the event, be made the subject of awards; the number and type of shares of our common stock subject to outstanding awards; the grant, purchase or exercise price with respect to any award; and performance goals of an award. The Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding award in exchange for the cancellation of all or a portion of the award (without the consent of the holder of an award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective).

No such adjustments may be authorized in the case of incentive stock options to the extent that such authority would cause the Plan to violate Code Section 422(b).

In connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under the Plan.

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Change of Control

Unless otherwise provided in an applicable award agreement, in the event of a change of control, the successor or purchaser in the change of control transaction may assume and replace an award with equivalent terms and conditions, which preserve the same benefits as the award it is replacing, subject to the following requirements:

●	Each assumed award must be appropriately adjusted and if performance goals are modified by the assuming entity, to the material detriment of a participant, then the participant must agree to the modification.

●	If the securities related to an assumed and replaced award are not listed and traded on a national securities exchange after the change of control, then: (1) the participant shall be provided the option to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued under the assumed and replaced award; and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

If the awards are not so assumed and replaced, then unless otherwise provided in an applicable award agreement:

●	each stock option or stock appreciation right that is then held by a participant who is employed by or in the service of us or one of our affiliates will either: (1) become immediately exercisable and remain so for 15 days prior to the consummation of the change of control (conditioned and effective upon such change of control consummation); or (2) be cancelled (whether or not then vested) on the date of the change of control in exchange for a payment in cash or securities upon or promptly after the consummation of the change of control, with no consideration provided for stock options or stock appreciation rights with value less than the price per share paid or deemed paid, as the Administrator determines;

●	restricted stock and restricted stock units (that are not performance awards) that are not then vested shall vest in full as of immediately prior to the change of control and shall be cancelled in exchange for a payment in cash upon or promptly after the consummation of the change of control;

●	all performance stock units, performance units, and cash incentive awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all performance stock units, performance units and cash incentive awards for which the performance period has not expired shall be cancelled in exchange for a payment in cash upon or promptly after the consummation of the change of control equal to the amount that would have been due under such award(s);

●	all dividend equivalent units that are not vested shall vest (to the same extent as the award granted in tandem with the dividend equivalent unit, if applicable) and be paid upon or promptly after the consummation of the change of control; and

●	all other awards that are not vested shall vest and if an amount is payable under such vested award, such amount shall be paid in cash upon or promptly after the consummation of the change of control equal to the value of the award.

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2023 ANNUAL
PROXY STATEMENT

The terms of any awards that are subject to Code Section 409A will govern the treatment of such awards upon a change of control to the extent required for such awards to remain compliant with Code Section 409A, as applicable.

“Change of control” under the Plan means the occurrence of any one of the following events:

●	Any person (other than an employee benefit plan of our Company or of any subsidiary and fiduciaries and certain other parties related to any of these plans) becomes the beneficial owner of our securities representing 50% or more of the combined voting power of our then outstanding securities;

●	When the incumbent directors cease to constitute a majority of our Board. For this purpose, “incumbent director” means any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the incumbent Board shall be considered as though such individual were a member of the incumbent Board, but excluding, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board;

●	Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its subsidiaries, a sale or other disposition of all or substantially all assets of the Company having a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such change in ownership of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its subsidiaries, unless certain combined ownership or leadership scenarios detailed in the Plan apply to the transaction; or

●	We dissolve and liquidate substantially all of our assets.

If an award is considered deferred compensation subject to the provisions of Code Section 409A or the Company or the Administrator permits a deferral election, then the definition of change of control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the award and deferral election to comply with Code Section 409A.

Termination and Amendment

The Plan will expire on the tenth anniversary of the latest date on which the Plan (or any amendment or restatement) has been approved by the Company stockholders, subject to the Board’s right to terminate the Plan at any time. In addition, the Board or the Administrator may amend the Plan at any time, except:

●	Our Board must approve any amendment to the Plan if we determine such approval is required by prior action of our Board, applicable corporate law or any other applicable law;

●	Stockholders must approve any amendment to the Plan if we determine that such approval is required by Section 16 of the Exchange Act, the Code, the listing requirements of the exchange or system on which the stock is principally traded, or any other applicable law; and

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●	Stockholders must approve any amendment that diminishes the provisions prohibiting repricing or backdating stock options and stock appreciation rights.

The amendment, suspension, or termination of the Plan shall not, without the consent of the participant, adversely alter or impair any rights or obligations under any award granted to such participant. No award may be granted during any period of suspension or after the termination of the Plan.

Clawback / Recovery of Compensation

Awards granted pursuant to this Plan, and stock issued or cash paid pursuant to an award are subject to: (1) any applicable recoupment or clawback policy adopted by the Company; and (2) any recoupment or similar requirement contained in applicable law, regulation or the listing requirements of the exchange or system on which the stock is principally traded.

Repricing Prohibited

Neither the Administrator nor any other person may: (1) amend the terms of outstanding stock options or stock appreciation rights to reduce the exercise price of such outstanding stock options or stock appreciation rights; (2) cancel outstanding stock options or stock appreciation rights in exchange for stock options or stock appreciation rights with an exercise price that is less than the exercise price of the original stock options or stock appreciation rights; or (3) cancel outstanding stock options or stock appreciation rights with an exercise price above the current share price in exchange for cash or other securities.

Backdating Prohibited

The Administrator may not grant a stock option or stock appreciation right with a grant date that is effective prior to the date the Administrator takes action to approve such award.

Foreign Participation

To assure the viability of awards granted to participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, the Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using the Plan in a foreign country will not affect the terms of the Plan for any other country.

Certain U.S. Federal Income Tax Consequences

The following summarizes certain federal income tax consequences relating to the Plan. The summary is based upon the laws and regulations in effect as of the date of this proxy statement and does not purport to be a complete statement of the law in this area. Furthermore, the discussion below does not address the tax consequences of the receipt or exercise of awards under foreign, state or local tax laws, and such tax laws may not correspond to the federal income tax treatment described herein. The exact federal income tax treatment of transactions under the Plan will vary depending upon the specific facts and circumstances involved and participants are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of awards and the disposition of any acquired shares.

Stock Options

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PROXY STATEMENT

The grant of a stock option under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a non-qualified stock option will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Upon the participant’s subsequent disposition of the shares of our common stock received with respect to such stock option, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

In general, a participant will recognize no income or gain as a result of the exercise of an incentive stock option, except that the alternative minimum tax may apply. Except as described below, the participant will recognize a long-term capital gain or loss on the disposition of our common stock acquired pursuant to the exercise of an incentive stock option and we will not be allowed a deduction. If the participant fails to hold the shares of our common stock acquired pursuant to the exercise of an incentive stock option for at least two years from the grant date of the incentive stock option and one year from the exercise date, then the participant will recognize ordinary compensation income at the time of the disposition equal to the lesser of the gain realized on the disposition and the excess of the fair market value of the shares of our common stock on the exercise date over the exercise price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. Any additional gain realized by the participant over the fair market value at the time of exercise will be treated as a capital gain.

Stock Appreciation Rights

The grant of a stock appreciation right under the Plan will create no income tax consequences to us or to the recipient. A participant who is granted a stock appreciation right will generally recognize ordinary compensation income at the time of exercise in an amount equal to the excess of the fair market value of our common stock at such time over the grant price. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes ordinary income. If the stock appreciation right is settled in shares of our common stock, upon the participant’s subsequent disposition of such shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the exercise date).

Restricted Stock

Generally, a participant will not recognize income and we will not be entitled to a deduction at the time an award of restricted stock is made under the Plan, unless the participant makes the election described below. A participant who has not made such an election will recognize ordinary income at the time the restrictions on the stock lapse in an amount equal to the fair market value of the restricted stock at such time. We will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. Any otherwise taxable disposition of the restricted stock after the time the restrictions lapse will result in a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized from the sale differs from the tax basis (i.e., the fair market value of our common stock on the date the restrictions lapse). Dividends paid in cash and received by a participant prior to the time the restrictions lapse will constitute ordinary income to the participant in the year paid and we will generally be entitled to a corresponding deduction for such dividends. Any dividends paid in stock will be treated as an award of additional restricted stock subject to the tax treatment described herein.

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PROXY STATEMENT

A participant may, within 30 days after the date of the award of restricted stock, elect to recognize ordinary income as of the date of the award in an amount equal to the fair market value of such restricted stock on the date of the award (less the amount, if any, the participant paid for such restricted stock). If the participant makes such an election, then we will generally be entitled to a corresponding deduction in the same amount and at the same time as the participant recognizes income. If the participant makes the election, then any cash dividends the participant receives with respect to the restricted stock will be treated as dividend income to the participant in the year of payment and will not be deductible by us. Any otherwise taxable disposition of the restricted stock (other than by forfeiture) will result in a capital gain or loss. If the participant who has made an election subsequently forfeits the restricted stock, then the participant will not be entitled to claim a credit for the tax previously paid. In addition, we would then be required to include as ordinary income the amount of any deduction it originally claimed with respect to such shares.

Restricted Stock Units

A participant will not recognize income and we will not be entitled to a deduction at the time an award of a restricted stock unit is made under the Plan. Upon the participant’s receipt of shares (or cash) at the end of the restriction period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If the restricted stock units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Stock Units

The grant of performance stock units will create no income tax consequences for us or the participant. Upon the participant’s receipt of shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the fair market value of the shares received, except that if the participant receives shares of restricted stock in payment of performance stock units, recognition of income may be deferred in accordance with the rules applicable to restricted stock as described above. In addition, the participant will recognize ordinary compensation income equal to the dividend equivalents paid on performance stock units prior to or at the end of the performance period. We will generally be entitled to a deduction in the same amount and at the same time as the participant recognizes income. Upon the participant’s subsequent disposition of the shares, the participant will recognize a capital gain or loss (long-term or short-term depending on the holding period) to the extent the amount realized from the disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

Performance Units

The grant of a performance unit will create no income tax consequences to us or the participant. Upon the participant’s receipt of cash and/or shares at the end of the applicable performance period, the participant will recognize ordinary income equal to the amount of cash and/or the fair market value of the shares received, and we will be entitled to a corresponding deduction in the same amount and at the same time. If performance units are settled in whole or in part in shares, upon the participant’s subsequent disposition of the shares the participant will recognize a capital gain or loss (long-term or short-term, depending on the holding period) to the extent the amount realized upon disposition differs from the shares’ tax basis (i.e., the fair market value of the shares on the date the participant received the shares).

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Cash Incentive Awards

A participant who is paid a cash incentive award will recognize ordinary income equal to the amount of cash paid, and we will generally be entitled to a corresponding income tax deduction.

Dividend Equivalent Units

A participant who is paid a dividend equivalent with respect to an award will recognize ordinary income equal to the value of cash or common stock paid, and we will be entitled to a corresponding deduction in the same amount and at the same time.

Section 162(m) Limit on Deductibility of Compensation

Section 162(m) of the Code limits the deduction we can take for compensation, including compensation arising from awards under the Plan, paid to covered employees to $1,000,000 per person per year.  The covered employees for any fiscal year generally include any employee: (1) who served as our chief executive officer or chief financial officer at any point during the fiscal year; (2) whose compensation was otherwise required to be included in our proxy statement by reason of being among our three highest compensated officers for the fiscal year; or (3) who was a covered employee for any preceding fiscal year beginning after December 31, 2016.  The American Rescue Plan Act of 2021 is expected to, for taxable years beginning after December 31, 2026, include as covered employees an additional five employees who are among the most highly compensated.

Code Sections 409A and 280G

Awards under the Plan may constitute, or provide for, or the Administrator may permit a deferral of compensation under Section 409A of the Code. If the requirements of Code Section 409A are not complied with, then holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax and, potentially, interest and penalties. The Plan is intended to permit compliance with Code Section 409A and the Department of Treasury regulations and other interpretive guidance that may be issued pursuant to Code Section 409A. To the extent that we determine that any award granted under the Plan is subject to Code Section 409A, the award agreement evidencing such award is expected generally to incorporate the terms and conditions required by Code Section 409A. The Plan and any applicable awards may be modified to exempt the awards from Code Section 409A or comply with the requirements of Code Section 409A.

Code Sections 280G and 4999 may limit our income tax deduction and impose an excise tax on golden parachute payments to participants in the event there is a change of control of our Company. The Plan does not provide for a “gross-up” for any excise taxes imposed on golden parachute payments under Code Section 4999. Rather, except to the extent the participant has in effect an employment or similar agreement with us or any affiliate or is subject to a policy that provides for a more favorable result to the participant, if any payments or benefits paid by us pursuant to the Plan would cause some or all of such payments or benefits in conjunction with any other payments or benefits in connection with a change of control to be subject to the tax imposed by Code Section 4999, then these payments will either be cut back to a level below the amount triggering the tax or be delivered in full, whichever will provide the greater after-tax benefit to the participant. Accordingly, some or all of the amount which would otherwise be deductible may not be deductible with respect to benefits under the Plan that are contingent on or otherwise provided in connection with a change of control of our Company.

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New Plan Benefits

The awards that may be granted under the Plan in the future to eligible participants cannot be determined at this time. Our Board or the Compensation Committee, along with management, will make such determinations from time to time.

Equity Compensation Plan Information

The following table summarizes information about the equity incentive compensation plans as of December 31, 2022. All outstanding awards relate to our common stock.

Remaining
available for
issuance under
equity
compensation
	Number of securities to be		plans (excluding
	issued upon exercise of	Weighted average	securities
	outstanding options, and	exercise price of	reflected in
	restricted stock units	outstanding options	column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by security holders	151,531	55.48	2,093,250
Equity compensation plans not approved by security holders
Total	151,531	55.48	2,093,250

Required Vote

Approval of the 2023 Omnibus Incentive Plan requires the affirmative “FOR” vote of a majority of the shares of common stock cast on this proposal. For purposes of determining the number of votes cast on this proposal, only those votes cast as either “FOR” or “AGAINST” are included. Abstentions and broker non-votes are not considered votes cast on this proposal.

The Board of Directors recommends a vote “FOR” approval of the 2023 Omnibus Incentive Plan.

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CONDUCT AND COMMUNICATIONS

Codes of Conduct and Ethics

Advanced Energy has adopted Codes of Ethical Conduct that apply to the Board of Directors and employees. These Codes of Ethical Conduct are available on our website at www.advancedenergy.com. Any waivers of, or amendments to, our Codes of Ethical Conduct will be posted on our website.

Communications with Directors

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Stockholders and other interested parties may contact any member, or all members, of the Board of Directors electronically or by mail. Electronic communications should be addressed to boardmembers@aei.com. Mail may be sent to any director or the Board of Directors in care of Advanced Energy’s corporate office at 1595 Wynkoop St., Suite 800, Denver, CO 80202. All such communications will be forwarded to the full Board of Directors or to any individual director to whom the communication is addressed unless the communication is clearly of a marketing or inappropriate nature.

PROPOSALS OF STOCKHOLDERS

Stockholder Proposals for Inclusion in Next Year’s Proxy Statement

To be considered for inclusion in next year’s proxy statement, stockholder proposals submitted in accordance with Rule 14a-8 under the Exchange Act must be received at our principal executive offices no later than the close of business on November 14, 2023. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting

Our Amended and Restated By-laws require that any stockholder proposal that is not submitted for inclusion in next year’s proxy statement under Rule 14a-8 under the Exchange Act but is instead sought to be presented directly at the 2024 Annual Meeting, must be received at our principal executive offices not earlier than the 90th day and not later than the close of business on the 60th day prior to the anniversary of the date of the Annual Meeting. As a result, proposals, including director nominations, submitted pursuant to our Amended and Restated By-Laws must be received no earlier than January 28, 2024 and no later than the close of business on February 27, 2024; provided, however, that in the event that the 2024 Annual Meeting is called for a date that is not within 30 days before or after the date of the Annual Meeting, notice by stockholders in order to be timely must be delivered not earlier than the close of business on the 90th day prior to the date of the 2024 Annual Meeting and not later than the 60th day prior to the date of the 2024 Annual Meeting. In the alternative, if the first public announcement of the date of the 2024 Annual Meeting is less than 70 days prior to the date of such annual meeting, notice by stockholders must be delivered no later than the 10th day following the day on which public announcement of the date of the 2024 Annual Meeting is first made by the Company in order to be timely. Proposals should be addressed to Corporate Secretary, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Stockholders are advised to review

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the Amended and Restated By-laws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our Amended and Restated By-laws, to comply with the universal proxy rules , stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 27, 2024.

FORM 10-K

The Report on Form 10-K is included in the 2022 Annual Report to stockholders accompanying this proxy statement. You can request an additional copy of the 2022 Annual Report on Form 10-K by mailing a request to the Corporate Secretary of Advanced Energy at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202.

GENERAL MEETING MATTERS

The board of directors of Advanced Energy is making this solicitation for proxies. By delivering the enclosed proxy card by any of the methods described on the card, you will appoint each of Stephen D. Kelley, Paul R Oldham, and Elizabeth K. Vonne as your agent and proxy to vote your shares of common stock at the meeting. In this proxy statement, “proxy holders” refers to Messrs. Kelley and Oldham and Ms. Vonne in their capacities as your agents and proxies.

Advanced Energy’s principal executive offices are located at 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202. The telephone number is 970-407-6626.

Record Date and Share Ownership

If you owned shares of Advanced Energy common stock in your name as of the close of business on March 8, 2023, you are entitled to vote on the proposals that are presented at the Annual Meeting. On that date, which is referred to as the “record date” for the meeting, 37,493,121 shares of Advanced Energy common stock were issued and outstanding and were held by approximately 256 stockholders of record, according to the records of American Stock Transfer & Trust Company, Advanced Energy’s transfer agent.

Voting Procedures

Each share of Advanced Energy common stock that you hold entitles you to one vote on each of the proposals that are presented at the Annual Meeting. Each stockholder entitled to vote at the Annual Meeting may cast his, her or its vote in person or by proxy. To vote in person, a stockholder should attend the Annual Meeting with a completed proxy or, alternatively, the Company will give you a ballot to complete upon arrival at the Annual Meeting. To vote by mail using a proxy card, a stockholder should mark, sign, date and mail the enclosed proxy card as promptly as possible in the enclosed postage-prepaid envelope. To vote by telephone, dial (866) 390-9955 using a touch-tone phone and follow the recorded instructions. To vote via the Internet, a stockholder must go to www.proxypush.com/aeis and complete an electronic proxy card.

The inspector of election will determine whether or not a quorum is present at the Annual Meeting. A quorum will be present at the Annual Meeting if a majority of the shares of common stock entitled to vote at the Annual Meeting are represented at the Annual Meeting, either by proxy or by the person who owns the shares. In the event there are not sufficient shares present for a quorum or to approve any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies. Advanced Energy’s transfer agent will deliver a report to the inspector of election in advance of the

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Annual Meeting, tabulating the votes cast by proxies returned to the transfer agent. The inspector of election will tabulate the final vote count, including the votes cast in person and by proxy at the Annual Meeting.

If a broker holds your shares, this proxy statement and the enclosed proxy card have been sent to the broker. You may have received this proxy statement directly from your broker, together with instructions as to how to direct the broker concerning how to vote your shares. Under the rules for Nasdaq-listed companies, brokers cannot vote on certain matters without instructions from you. If you do not give your broker instructions or discretionary authority to vote your shares on such matters and your broker returns the proxy card without voting on a proposal, your shares will be recorded as “broker non-votes” with respect to the proposals on which the broker does not vote.

Broker non-votes and abstentions will be counted as present for purposes of determining whether a quorum is present. If a quorum is present, the directors referenced in Proposal 1 will be elected by a plurality of the votes present one of the voting frequencies referenced in Proposal 4 will be recommended to the Board by a plurality of the votes present, and Proposals 2, 3, and 5 will be approved by a majority of the votes cast on such proposal. Broker non-votes and abstentions will have no effect on the outcome of Proposals 1 – 5. Cumulative voting shall not be allowed in the election of directors or any of the proposals being submitted to the stockholders at the Annual Meeting.

The following table reflects the vote required for each proposal and the effect of broker non-votes and abstentions on the vote, assuming a quorum is present at the Annual Meeting:

Proposal	Vote Required	Effect of Broker Non- Votes and Abstentions
Election of ten (10) directors	Plurality of votes present (by proxy or in person) - subject to the resignation policy described on page 15	No effect

Ratification of the appointment of Ernst & Young LLP as Advanced Energy’s independent registered public accounting firm for 2023	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

Advisory approval of Advanced Energy’s compensation of its named executive officers	Majority of the votes cast at the Annual Meeting (by proxy or in person) – this is an advisory vote which is not binding on the Company	No effect

Advisory Vote on the frequency of future advisory votes on executive compensation	Plurality of votes present (by proxy or in person) - this is an advisory vote which is not binding on the Company	No effect

Approval of the 2023 Omnibus Incentive Plan	Majority of the votes cast at the Annual Meeting (by proxy or in person)	No effect

If any other proposals are properly presented to the stockholders at the Annual Meeting, the number of votes required for approval will depend on the nature of the proposal. Generally, under Delaware law and the Amended and Restated By-laws of Advanced Energy, the number of votes required to approve a proposal is

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a majority of the shares of common stock present in person or represented by proxy at the Annual Meeting and entitled to vote, excluding broker non-votes and abstentions. The proxy card provided herewith gives discretionary authority to the proxy holders to vote on any matter not included in this proxy statement that is properly presented to the stockholders at the Annual Meeting.

Costs of Solicitation

Advanced Energy will bear the costs of soliciting proxies in connection with the Annual Meeting. In addition to soliciting your proxy by this mailing, proxies may be solicited personally or by telephone or facsimile by some of Advanced Energy’s directors, officers and employees, without additional compensation. We may reimburse our transfer agent, American Stock Transfer & Trust Company, our proxy agent, Mediant Communications, brokerage firms and other persons representing beneficial owners of Advanced Energy common stock for their expenses in sending proxies to the beneficial owners. We do not currently intend to retain a professional solicitor to assist in the solicitation of proxies, however, we may later elect to do so.

Delivery and Revocability of Proxies

In addition to the ability of our record stockholders to vote in person at the Annual Meeting, you may vote your shares either by (i) marking the enclosed proxy card and mailing it in the enclosed postage prepaid envelope, (ii) voting online at www.proxypush.com/aeis, or (iii) voting by telephone at (866) 390-9955. If you mail your proxy, please allow sufficient time for it to be received in advance of the Annual Meeting.

If you deliver your proxy and change your mind before the Annual Meeting, you may revoke your proxy by delivering notice to our Corporate Secretary at Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202, stating that you wish to revoke your proxy or by delivering another proxy with a later date. You may vote your shares by attending the Annual Meeting in person but, if you have delivered a proxy before the Annual Meeting, you must revoke it before the Annual Meeting begins. Attending the Annual Meeting will not automatically revoke your previously delivered proxy.

Delivery of Documents to Stockholders Sharing an Address

If two or more stockholders share an address, Advanced Energy may send a single copy of this proxy statement and other soliciting materials, as well as the 2022 Annual Report to stockholders, to the shared address, unless Advanced Energy has received contrary instructions from one or more of the stockholders sharing the address. If a single copy has been sent to multiple stockholders at a shared address, Advanced Energy will deliver a separate proxy card for each stockholder entitled to vote. Additionally, Advanced Energy will send an additional copy of this proxy statement, other soliciting materials and the 2022 Annual Report to stockholders, promptly upon oral or written request by any stockholder to Investor Relations, Advanced Energy Industries, Inc., 1595 Wynkoop Street, Suite 800, Denver, Colorado 80202: telephone number 970- 407-6626. If any stockholders sharing an address receive multiple copies of this proxy statement, other soliciting materials and the 2022 Annual Report to stockholders and would prefer in the future to receive only one copy, such stockholders may make such request to Investor Relations at the same address or telephone number.

Special Note Regarding Forward-Looking Statements

This document includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our environmental and social goals, commitments, and strategies. These statements involve risks and uncertainties. Actual results could differ materially from any future results expressed or implied by the forward-looking statements for a variety of reasons, including due to the risks and uncertainties that are discussed in our most recently filed periodic reports on Form 10-K and

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Form 10-Q and subsequent filings. We assume no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Representation at the Annual Meeting

It is important that your stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are therefore urged to execute and return, at your earliest convenience, the accompanying proxy card in the envelope that has been enclosed or vote your shares by telephone or Internet as described on the proxy card. Instructions as to how to deliver your proxy are included in this proxy statement under the section entitled “Delivery and Revocability of Proxies” on page 83 and on the enclosed proxy card.

THE BOARD OF DIRECTORS

Dated March 13, 2023

Denver, Colorado

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APPENDIX A - Reconciliation of Non-GAAP Measures used in CD&A

Revenue
	2020	2021	2022
GAAP Revenue	$1,416	$1,456	$1,845

Operating Income from Continuing Operations
	2020	2021	2022
GAAP Operating Income	$176	$152	$233
Add backs:
Stock Based Compensation	12	16	20
Impact of acquisitions, net of related one-time costs	16	10	9
Facility transition and relocation costs	7	6	5
Amortization of intangible assets	20	22	26
Restructuring charges	13	5	7
Non-GAAP Operating Income	$244	$211	$300

Net Income & EPS
	2020	2021	2022
Income from continuing operations, less noncontrolling interest, net of income taxes	$135	$135	$202
Add backs:
Amortization of intangible assets	20	22	26
Stock-based compensation	12	16	20
Acquisition-related costs	16	10	9
Facility transition and relocation costs	7	6	5
Restructuring charges	13	5	7
Unrealized foreign currency (gain) loss	8	(4)	(8)
Acquisition-related and other costs included in other income (expense), net	1	(2)	(8)
Tax effect of Non-GAAP adjustments	(11)	(5)	(8)
Non-GAAP income, net of income taxes	$201	$183	$245

Diluted earnings per share from continuing operations, as reported	$3.51	$3.51	$5.35
Add backs:
Per share impact of Non-GAAP adjustments, net of taxes	$1.72	$1.27	$1.14
Non-GAAP per share earnings	$5.23	$4.78	$6.49

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Operational Cash Flow
	2020 **	2021	2022
Net cash provided by operating activities from continuing operations	$202	$141	$184
Add backs to operating profit (Acquisitions, other income, taxes)	41	17	25
Non-GAAP adjustment	66	14	1
Depreciation	(28)	(31)	(34)
Other items excluded from operational cash	(7)	5	3
Adjustment to change in operating assets and liabilities	(56)	12	4
Operational Cash*	$218	$158	$183
*	For variable compensation programs operational cash is defined as non-GAAP operating profit less changes in Net Working Capital (Changes in A/R; Inventory and A/P).
**	2020 is shown for reference but was excluded from the variable compensation calculations for the Company’s Short Term Incentive Program.

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APPENDIX B

ADVANCED ENERGY INDUSTRIES, INC.

2023 OMNIBUS INCENTIVE PLAN

1.Purpose; Effective Date; Effect on Prior Plan.

(a)Purpose. The Advanced Energy Industries, Inc. 2023 Omnibus Incentive Plan (the “Plan”) has two complementary purposes: (i) to attract and retain outstanding individuals to serve as officers, directors, employees, consultants and advisors, and (ii) to increase stockholder value. The Plan will provide participants with incentives to increase stockholder value by offering the opportunity to acquire shares of the Company’s common stock, receive monetary payments based on the value of such common stock, or receive other incentive compensation, on the potentially favorable terms that this Plan provides.

(b)Effective Date; Effect on Prior Plan. The Plan became effective on the date of the Company’s 2023 Annual Meeting of Stockholders (the “Effective Date”), which was April 27, 2023. The Plan will terminate as provided in Section 15. Following the Effective Date, no additional awards will be made under the Company’s 2017 Omnibus Incentive Plan (the “Prior Plan”), although awards previously granted under the Prior Plan and still outstanding as of the Effective Date will remain outstanding and continue to be subject to all terms and conditions of the Prior Plan.

2.Definitions. Capitalized terms used and not otherwise defined in this Plan or in any Award agreement have the following meanings:

(a)“10% Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

(b)“Administrator” means the Board or the Committee; provided that, to the extent the Board or the Committee has delegated authority and responsibility as an Administrator of the Plan as permitted by Section 3(b), the term “Administrator” shall also mean such committee(s) and/or officer(s).

(c)“Affiliate” has the meaning ascribed to such term in Rule 12b-2 under the Exchange Act. Notwithstanding the foregoing, for purposes of determining those individuals to whom an Option or a Stock Appreciation Right may be granted, the term “Affiliate” means any entity that, directly or through one or more intermediaries, is controlled by or is under common control with, the Company within the meaning of Code Sections 414(b) or (c); provided that, in applying such provisions, the phrase “at least 20 percent” shall be used in place of “at least 80 percent” each place it appears therein.

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(d)“Applicable Exchange” means the national securities exchange or automated trading system on which the Stock is principally traded at the applicable time.

(e)“Award” means a grant of Options, Stock Appreciation Rights, Performance Stock Units, Performance Units, Stock, Restricted Stock, Restricted Stock Units, a Cash Incentive Award, or any other type of award permitted under this Plan.

(f)“Board” means the Board of Directors of the Company.

(g)“Cash Incentive Award” means the right to receive a cash payment to the extent Performance Goals are achieved (or other requirements are met), as described in Section 10.

(h)A “Change of Control” shall have the meaning given in an Award agreement or, if no meaning is given in an Award agreement, shall be deemed to occur upon the consummation of any of the following transactions:

(i)The acquisition by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (A) the then-outstanding Shares (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (1) any acquisition directly from the Company, (2) any acquisition by the Company, (3) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate or (4) any acquisition by any corporation pursuant to a transaction that complies with Sections 2(h)(iii)(A) – 2(h)(iii)(C);

(ii)Any time at which individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;

(iii)Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving the Company or any of its Subsidiaries, a sale or other disposition of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the 12 month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business

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Combination, (A) at least 50% of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding common equity and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or an Affiliate or such entity resulting from such Business Combination) beneficially owns, directly or indirectly, 50% or more of, respectively, the then-outstanding common equity of the entity resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such entity, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, for purposes of an Award (1) that provides for the payment of deferred compensation that is subject to Code Section 409A or (2) with respect to which the Company permits a deferral election, the definition of Change of Control herein shall be deemed amended to conform to the requirements of Code Section 409A to the extent necessary for the Award and deferral election to comply with Code Section 409A.

(j)“Code” means the Internal Revenue Code of 1986, as amended. Any reference to a specific provision of the Code includes any successor provision and the regulations promulgated under such provision.

(k)“Committee” means the Compensation Committee of the Board, any successor committee thereto or such other committee of the Board that is designated by the Board with the same or similar authority. The Committee shall consist only of Non-Employee Directors (not fewer than two (2)) who meet the definition of “non-employee director” under Rule 16b-3(b)(3) promulgated under the Exchange Act to the extent necessary for the Plan and Awards to comply with Rule 16b-3 promulgated under the Exchange Act.

(l)“Company” means Advanced Energy Industries, Inc., a Delaware corporation, or any successor thereto.

(m)“Director” means a member of the Board.

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(n)”Disability” means the Participant is unable to perform each of the essential duties of such Participant’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which can be expected to last for a continuous period of not less than twelve (12) months; provided, however, that, with respect to rules regarding expiration of an incentive stock option following termination of the Participant’s employment, Disability shall mean the Participant is unable to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(o)“Dividend Equivalent Unit” means the right to receive a payment, in cash or Shares, equal to the cash dividends or other cash distributions paid with respect to a Share.

(p)“Effective Date” means the date on which the Board approves the Plan.

(q)“Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

(r)“Fair Market Value” means, as of a given date, the closing sale price of a Share on the Applicable Exchange on such date or, if there shall be no such sale on such date, on the next preceding day on which such a sale shall have occurred; provided that, if so determined by the Administrator, Fair Market Value may instead mean a price that is based on the opening, closing, actual, high or low sale price, or the arithmetic mean of selling prices of, a Share, on the Applicable Exchange on the applicable date, the preceding trading day, the next succeeding trading day, or the arithmetic mean of selling prices on all trading days over a specified averaging period weighted by volume of trading on each trading day in the period that is within 30 days before or 30 days after the applicable date, as determined by the Administrator in its discretion; provided further that, if an arithmetic mean of prices is used to set a grant price or an exercise price for an Option or Stock Appreciation Right, the commitment to grant the applicable Award based on such arithmetic mean must be irrevocable before the beginning of the specified averaging period in accordance with Treasury Regulation §1.409A-1(b)(5)(iv)(A). The method of determining Fair Market Value with respect to an Award shall be determined by the Administrator and may differ depending on whether Fair Market Value is in reference to the grant, exercise, vesting, settlement, or payout of an Award. If the Stock is not traded on an established stock exchange, the Administrator shall determine in good faith the Fair Market Value in whatever manner it considers appropriate, but based on objective criteria; provided that, to the extent required to secure an exemption from Code Section 409A, Fair Market Value shall be determined using a reasonable application of a reasonable valuation method. Notwithstanding the foregoing, in the case of an actual sale of Shares, the actual sale price shall be the Fair Market Value of such Shares.

(s)“Non-Employee Director” means a Director who is not also an employee of the Company or its Subsidiaries.

(t)“Option” means the right to purchase Shares at a stated price for a specified period of time.

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(u)“Participant” means an individual selected by the Administrator to receive an Award.

(v)“Performance Goals” means any objective or subjective goals the Administrator establishes with respect to an Award. Performance Goals may include, but are not limited to, the performance of the Company or any one or more of its Subsidiaries, Affiliates or its or their business units (or any combination thereof) with respect to the following measures: (a) net earnings or net income; (b) operating earnings, operating income; (c) pretax earnings; (d) earnings per share; earnings per share after applying a capital charge; (f) share price, including growth measures and total stockholder return; (g) earnings before interest and taxes and related margin; (h) earnings before interest, taxes, depreciation and/or amortization and related margin; (i) sales or revenue growth, whether in general, by type of product, application or service, or by type of customer; (j) gross or operating profit or margins; (k) return measures, including return on assets, capital, investment, equity, sales or revenue; (l) economic value add (EVA) with or without a capital charge; (m) cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment; (n) productivity ratios; (o) expense targets; (p) market share; (q) financial ratios as provided in credit agreements of the Company and its subsidiaries and interest expense; (r) working capital targets; (s) completion of acquisitions of business or companies; (t) completion of divestitures and asset sales; (u) operating metrics, design wins and inventory; and (v) any combination of any of the foregoing business criteria and associated margins, some of which may exclude restructuring charges, acquisition related costs, stock based compensation, amortization of intangibles, tax release items, certain one-time tax items and other one-time charges, and may be limited to continuing operations. Performance Goals may also relate to a Participant’s individual performance.

The Administrator reserves the right to adjust Performance Goals, or modify the manner of measuring or evaluating a Performance Goal, for any reason the Administrator determines is appropriate, including but not limited to: (i) by excluding the effects of charges for reorganizing and restructuring; discontinued operations; asset write-downs; gains or losses on the disposition of a business; or mergers, acquisitions or dispositions; and extraordinary, unusual and/or non-recurring items of gain or loss; (ii) excluding the costs of litigation, claims, judgments or settlements; (iii) excluding the effects of changes laws or regulations affecting reported results, or changes in tax or accounting principles, regulations or law; and (iv) excluding any accruals of amounts related to payments under the Plan or any other compensation arrangement maintained by the Company or an Affiliate.

The inclusion in an Award agreement of specific adjustments or modifications shall not be deemed to preclude the Administrator from making other adjustments or modifications, in its discretion, as described herein, unless the Award agreement provides that the adjustments or modifications described in such agreement shall be the sole adjustments or modifications.

(w)“Performance Stock Units” means the right to receive Shares or a cash payment equal to the Fair Market Value of one or more Shares to the extent Performance Goals are achieved (or other requirements are met).

(x)“Performance Unit” means the right to receive a cash payment and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the

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Fair Market Value of one or more Shares, to the extent Performance Goals are achieved (or other requirements are met).

(y)“Person” has the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, or any group of Persons acting in concert that would be considered “persons acting as a group” within the meaning of Treas. Reg. § 1.409A-3(i)(5).

(z)“Plan” means this Advanced Energy Industries, Inc. 2023 Omnibus Incentive Plan, as it may be amended from time to time.

(aa)“Restricted Stock” means Shares that are subject to a risk of forfeiture or restrictions on transfer, or both a risk of forfeiture and restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals or upon the completion of a period of service, or both.

(bb)“Restricted Stock Unit” means the right to receive a Share or a cash payment the value of which is equal to the Fair Market Value of one Share.

(cc)“Retirement” means, unless otherwise determined by the Administrator, a Participant’s voluntary termination after having attained age sixty (60) and having earned five (5) years or more of continuous employment or service.

(dd)“Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

(ee)“Share” means a share of Stock.

(ff)“Stock” means the common stock of the Company.

(gg)“Stock Appreciation Right” or “SAR” means the right to receive a cash payment, and/or Shares with a Fair Market Value, equal to the appreciation of the Fair Market Value of a Share during a specified period of time.

(hh)“Subsidiary” means any corporation, limited liability company or other limited liability entity in an unbroken chain of entities beginning with the Company if each of the entities (other than the last entities in the chain) owns the stock or equity interest possessing more than fifty percent (50%) of the total combined voting power of all classes of stock or other equity interests in one of the other entities in the chain.

3.Administration.

(a)Administration. In addition to the authority specifically granted to the Administrator in this Plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (i) interpret the provisions of this Plan or any agreement covering an Award; (ii) prescribe, amend and rescind rules and regulations relating to this Plan; (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Award or any agreement covering an Award in the manner and to the extent it deems desirable to carry this Plan

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or such Award into effect; and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.

(b)Delegation. To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to a subcommittee of the Committee, or either may delegate to one or more persons or bodies, any or all of their respective authority and responsibility as an Administrator of the Plan; provided that no such delegation is permitted with respect to Stock-based Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of Non-Employee Directors. If the Board or the Committee has made such a delegation, then all references to the Administrator in this Plan include such other committee, subcommittee or one or more persons or bodies to the extent of such delegation.

(c)No Liability; Indemnification. No member of the Board or the Committee, and no officer or member of any other committee or person to whom a delegation under Section 3(b) has been made, will be liable for any act done, or determination made, by the individual in good faith with respect to the Plan or any Award. The Company will indemnify and hold harmless each such individual as to any acts or omissions, or determinations made, in each case done or made in good faith, with respect to this Plan or any Award to the maximum extent that the law and the Company’s By-Laws permit.

4.Eligibility. The Administrator may designate any of the following as a Participant from time to time, to the extent of the Administrator’s authority: any officer or other employee of the Company or its Affiliates; any individual who the Company or an Affiliate has engaged to become an officer or employee; any consultant or advisor who provides services to the Company or its Affiliates; any Director, including a Non-Employee Director; and, subject to compliance with applicable law, any other person whom the Administrator believes it is in the best interests of the Company to designate as a Participant. The issuance of securities under the Plan will be authorized to consultants and advisors only if they are natural persons, they provide bona fide services to the Company, and the services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities. The Administrator’s designation of, or granting of an Award to, a Participant will not require the Administrator to designate such individual as a Participant or grant an Award to such individual at any future time. The Administrator’s granting of a particular type of Award to a Participant will not require the Administrator to grant any other type of Award to such individual.

5.Types of Awards. Subject to the terms of this Plan, the Administrator may grant any type of Award to any Participant it selects, but only employees of the Company or a Subsidiary may receive grants of incentive stock options within the meaning of Code Section 422. Awards may be granted alone or in addition to, in tandem with, or (subject to the prohibition on repricing set forth in Section 15(e)) in substitution for any other Award (or any other award granted under another plan of the Company or any Affiliate, including the plan of an acquired entity).

6.Shares Reserved under this Plan.

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(a)Plan Reserve. Subject to adjustment as provided in Section 17, an aggregate of two million four hundred thousand (2,400,000) Shares are reserved for issuance under this Plan, all of which may be issued pursuant to the exercise of incentive stock options. The Shares reserved for issuance may be either authorized and unissued Shares or Shares reacquired at any time and now or hereafter held as treasury stock.

(b)Depletion and Replenishment of Shares Under this Plan.

(i)The aggregate number of Shares reserved under Section 6(a) shall be depleted on the date of grant of an Award by the maximum number of Shares, if any, with respect to which such Award is granted. Notwithstanding the foregoing, an Award that may be settled solely in cash (or partially in cash to the extent of the cash amount of the Award) shall not cause any depletion of the Plan’s Share reserve at the time such Award is granted.

(ii)To the extent (A) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis) or is settled in cash, (B) it is determined during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the Award was granted will not be issuable on the basis that the conditions for such issuance will not be satisfied, (C) Shares are forfeited under an Award, or (D) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be recredited to the Plan’s reserve and may again be used for new Awards under this Plan, but Shares recredited to the Plan’s reserve pursuant to clause (D) may not be issued pursuant to incentive stock options. Notwithstanding the foregoing, in no event shall the following Shares be recredited to the Plan’s reserve: (x) Shares tendered or withheld in payment of the exercise price of an Option or as a result of the net settlement of an outstanding Stock Appreciation Right, (y) Shares tendered or withheld to satisfy federal, state or local tax withholding obligations, or (z) Shares purchased by the Company (subject to compliance with applicable law) using proceeds from Option exercises

(c)Non-Employee Director Award Limitation. Subject to adjustment as provided in Section 17, the maximum number of Shares that may be granted during any fiscal year to any individual Non-Employee Director shall not exceed that number of Shares that has a grant date fair value of, when added to any cash compensation received by such Non-Employee Director, $1,000,000 (the “Director Limit”); provided that the Administrator may make exceptions to the Director Limit in extraordinary circumstances as the Administrator may determine in its discretion; provided further that the Non-Employee Director receiving such additional compensation may not participate in the decision to award such compensation.

7.Options. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each Option, including but not limited to: (a) whether the Option is an “incentive stock option” which meets the requirements of Code Section 422, or a “nonqualified stock option” which does not meet the requirements of Code Section 422; (b) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (c) the number of Shares subject to the Option; (d) the exercise price, which may never be less than the Fair Market Value of the Shares subject to the Option as determined on the date of grant (110% of the Fair Market Value in the case of an incentive stock option granted to a 10% Stockholder) unless the Option complies

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with, or otherwise qualifies for an exemption from, Code Section 409A; (e) the terms and conditions of vesting and exercise; (f) the term, except that an Option must terminate no later than ten (10) years after the date of grant (five (5) years in the case of an incentive stock option granted to a 10% Stockholder); and (g) the manner of payment of the exercise price. In all other respects, the terms of any incentive stock option should comply with the provisions of Code Section 422 except to the extent the Administrator determines otherwise. If an Option that is intended to be an incentive stock option fails to meet the requirements thereof, the Option shall automatically be treated as a nonqualified stock option to the extent of such failure. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an incentive stock option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof. To the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, the payment of the exercise price of Options may be made by (i) delivery of cash or other Shares or other securities of the Company (including by attestation) having a then Fair Market Value equal to the purchase price of such Shares, (ii) by delivery to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell or margin a sufficient portion of the Shares and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price, (iii) by surrendering the right to receive Shares otherwise deliverable to the Participant upon exercise of the Award having a Fair Market Value at the time of exercise equal to the total exercise price, or (iv) by any combination of (i), (ii) and/or (iii). Except to the extent otherwise set forth in an Award agreement, a Participant shall have no rights as a holder of Stock as a result of the grant of an Option until the Option is exercised, the exercise price and applicable withholding taxes are paid and the Shares subject to the Option are issued thereunder.

8.Stock Appreciation Rights. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each SAR, including but not limited to: (a) the grant date, which may not be any day prior to the date that the Administrator approves the grant; (b) the number of Shares to which the SAR relates; (c) the grant price, which may never be less than the Fair Market Value of the Shares subject to the SAR as determined on the date of grant unless the SAR complies with, or otherwise qualifies for an exemption from, Code Section 409A; (d) the terms and conditions of exercise or maturity, including vesting; (e) the term, provided that an SAR must terminate no later than ten (10) years after the date of grant; and (f) whether the SAR will be settled in cash, Shares or a combination thereof.

9.Performance and Stock Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of each award of Shares, Restricted Stock, Restricted Stock Units, Performance Stock Units or Performance Units, including but not limited to: (a) the number of Shares or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Administrator specifies; (c) the length of the vesting or performance period and, if different, the date on which payment of the benefit provided under the Award will be made; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Fair Market Value of one or more Shares; and (e) with respect to Restricted Stock Units and Performance Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash

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and Shares. Except to the extent the Administrator provides otherwise, holders of Restricted Stock and Stock shall have the right to vote the Shares subject to such Awards and the right to receive any dividends declared or paid with respect to such Shares. Except to the extent the Administrator provides otherwise, holders of other types of Awards shall not have any rights as stockholders of the Company with respect to such Awards. A holder of Restricted Stock Units, Performance Stock Units or Performance Units shall have no rights other than those of a general creditor of the Company; such Awards represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of this Plan and the applicable Award agreement. The holder of Restricted Stock, Restricted Stock Units or Performance Stock Units shall be required, to the extent required by applicable law, to purchase the Restricted Stock or Shares subject to vested Restricted Stock Units or Performance Stock Units from the Company at a purchase price equal to the greater of (x) the aggregate par value of the Shares represented by such Restricted Stock, Restricted Stock Units or Performance Stock Units or (y) the purchase price, if any, specified in the applicable Award agreement relating to such Restricted Stock, Restricted Stock Units or Performance Stock Units.

10.Cash Incentive Awards. Subject to the terms of this Plan, the Administrator will determine all terms and conditions of a Cash Incentive Award, including but not limited to the Performance Goals, performance period, the potential amount payable, and the timing of payment.

11.Dividends and Dividend Equivalent Units.

(a)Prohibitions. In no event may dividends or Dividend Equivalent Units be awarded with respect to Options, SARs or any other stock-based award that is not a grant of Stock, Restricted Stock, Restricted Stock Units, Performance Stock Units or Performance Units. Notwithstanding anything to the contrary in this Plan, and for the avoidance of doubt, this Plan expressly prohibits the payment of dividends or Dividend Equivalent Units on unvested Awards for all equity Award types.

(b)Dividends. If cash dividends are paid while shares of Restricted Stock are unvested, then such dividends will either, at the discretion of the Administrator, be (i) automatically reinvested as additional shares of Restricted Stock that are subject to the same terms and conditions, including the risk of forfeiture, as the original grant of Restricted Stock, or (ii) paid in cash at the same time and the same extent that the Restricted Stock vests. For clarity, in no event will dividends be distributed to a Participant unless, until and to the same extent as the underlying shares of Restricted Stock vest.

(c)Dividend Equivalent Units. The Administrator may grant Dividend Equivalent Units only in tandem with Restricted Stock Units, Performance Stock Units or Performance Units. Dividend Equivalent Units will either, at the discretion of the Administrator, be (i) accumulated and paid, in cash or Shares in the Administrator’s discretion, at the same time and to the same extent that the tandem Award vests or is earned or (ii) reinvested in additional units that are subject to the same terms and conditions (including vesting and forfeiture) as the tandem Award. The Administrator will determine all other terms and conditions of each award of Dividend Equivalent Units. For clarity, in no event will a Participant receive payment with respect to a Dividend Equivalent Unit unless, until and to the same extent as the tandem Award vests and is paid.

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12.Other Stock-Based Awards. Subject to the terms of this Plan, the Administrator may grant to a Participant shares of unrestricted Stock as replacement for other compensation to which the Participant is entitled, such as in payment of director fees, in lieu of cash compensation, in exchange for cancellation of a compensation right, or as a bonus.

13.Minimum Vesting; Discretion to Accelerate Vesting.

(a)Minimum Vesting Period. All Awards granted under the Plan shall have a minimum vesting period of one year from the date of grant, provided that such minimum vesting period will not apply to Awards with respect to up to 5% of the total number of Shares reserved pursuant to Section 6(a). For purposes of Awards granted to Non-Employee Directors, “one year” may mean the period of time from one annual stockholders meeting to the next annual stockholders meeting, provided that such period of time is not less than 50 weeks.

(b)Discretion to Accelerate Vesting. Notwithstanding Section 13(a), the Administrator may accelerate the vesting of an Award, deem an Award to be earned in whole or in part, waive any forfeiture conditions, or otherwise modify or adjust any other condition or limitation regarding an Award in the event of a Participant’s death, Disability, Retirement, voluntary or involuntary termination, as provided in an Award agreement, in connection with a Change of Control described in Section 17(c), or upon any other event as determined by the Administrator in its sole and absolute discretion.

14.Transferability. Awards are not transferable, including to any financial institution, other than by will or the laws of descent and distribution, unless and to the extent the Administrator allows a Participant to: (a) designate in writing a beneficiary to exercise the Award or receive payment under the Award after the Participant’s death; (b) transfer an Award to the former spouse of the Participant as required by a domestic relations order incident to a divorce; or (c) transfer an Award; provided, however, that with respect to clause (c) above the Participant may not receive consideration for such a transfer of an Award.

15.Term of Plan; Termination and Amendment; Survival; Repricing and Backdating Prohibited; Foreign Participation; Deferrals.

(a)Term of Plan. Unless the Board earlier terminates this Plan pursuant to Section 15(b), this Plan will terminate on, and no further Awards may be granted under this Plan, after the tenth (10th) anniversary of the latest date on which this Plan, or any amendment thereto or restatement thereof, has been approved by the Company’s stockholders.

(b)Termination and Amendment. The Board or the Administrator may amend, alter, suspend, discontinue or terminate this Plan at any time, subject to the following limitations:

(i)the Board, in addition to the Administrator, must approve any amendment of this Plan to the extent the Company determines such approval is required by: (A) prior action of the Board, (B) applicable corporate law, or (C) any other applicable law;

(ii)stockholders must approve any amendment of this Plan (which may include an amendment to materially increase the number of Shares specified in Section 6(a), except

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as permitted by Section 17) to the extent the Company determines such approval is required by: (A) Section 16 of the Exchange Act, (B) the Code, (C) the listing requirements of the Applicable Exchange, or (D) any other applicable law; and

(iii)stockholders must approve an amendment that would diminish the protections afforded by Section 15(e).

If the Board or the Administrator takes any action under this Plan that is not, at the time of such action, authorized by this Plan, but that could be authorized by this Plan as amended by the Board or the Administrator, as applicable, the Board or Administrator action will be deemed to constitute an amendment to this Plan to authorize such action to the extent permissible under applicable law and the requirements of the Applicable Exchange.

(c)Amendment, Modification, Cancellation and Disgorgement of Awards.

(i)Except as provided in Section 15(e) and subject to the requirements of this Plan, the Administrator may modify, amend or cancel any Award, or waive any restrictions or conditions applicable to any Award or the exercise of the Award; provided that, except as otherwise provided in the Plan or the Award agreement, any modification or amendment that materially diminishes the rights of the Participant, or the cancellation of an Award, shall be effective only if agreed to by the Participant or any other person(s) as may then have an interest in such Award, but the Administrator need not obtain Participant (or other interested party) consent for the modification, amendment or cancellation of an Award as follows: (A) to the extent necessary to comply with any applicable law or the listing requirements of the Applicable Exchange; or (B) to the extent necessary to preserve favorable accounting or tax treatment of any Award for the Company. Notwithstanding the foregoing, unless determined otherwise by the Administrator, any such amendment shall be made in a manner that will enable an Award intended to be exempt from Code Section 409A to continue to be so exempt, or to enable an Award intended to comply with Code Section 409A to continue to so comply.

(ii)Changes, settlements, and other actions contemplated by Section 15(f) or Section 17 shall not be deemed to constitute changes or amendments for purposes of this Section 15(c).

(iii)No Award may be granted during any period of suspension or after termination of the Plan.

(iv)Any Awards granted pursuant to this Plan, and any Stock issued or cash paid pursuant to an Award, shall be subject to any recoupment or clawback policy that is adopted by, or any recoupment or similar requirement otherwise made applicable by law, regulation or the listing standards of an Applicable Exchange to, the Company from time to time.

(d)Survival of Authority and Awards. Notwithstanding the foregoing, the authority of the Board and the Administrator under this Section 15 and to otherwise administer the Plan with respect to then-outstanding Awards will extend beyond the date of this Plan’s termination. In addition, termination of this Plan will not affect the rights of Participants with respect to Awards

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previously granted to them, and all unexpired Awards will continue in force and effect after termination of this Plan except as they may lapse or be terminated by their own terms and conditions.

(e)Repricing and Backdating Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided for in Section 17, neither the Administrator nor any other person may (i) amend the terms of outstanding Options or SARs to reduce the exercise or grant price of such outstanding Options or SARs; (ii) cancel outstanding Options or SARs in exchange for Options or SARs with an exercise or grant price that is less than the exercise or grant price of the original Options or SARs; or (iii) cancel outstanding Options or SARs with an exercise or grant price above the current Fair Market Value of a Share in exchange for cash or other securities. In addition, the Administrator may not make a grant of an Option or SAR with a grant date that is effective prior to the date the Administrator takes action to approve such Award.

(f)Foreign Participation. To assure the viability of Awards granted to Participants employed or residing in foreign countries, the Administrator may provide for such special terms as it may consider necessary or appropriate to accommodate differences in local law, tax policy, accounting or custom. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it determines is necessary or appropriate for such purposes. Any such amendment, restatement or alternative versions that the Administrator approves for purposes of using this Plan in a foreign country will not affect the terms of this Plan for any other country. In addition, all such supplements, amendments, restatements or alternative versions must comply with the provisions of Section 15(b)(ii).

(g)Deferrals. The Administrator may permit or require the deferral of any Award or Award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish. Any such deferrals shall be made in a manner that complies with Code Section 409A.

16.Taxes.

(a)Withholding. In the event the Company or one of its Affiliates is required to withhold any federal, state or local taxes or other amounts in respect of any income recognized by a Participant as a result of the grant, vesting, payment or settlement of an Award or disposition of any Shares acquired under an Award, the Company may satisfy such obligation by:

(i)If cash is payable under an Award, deducting (or requiring an Affiliate to deduct) from such cash payment the amount needed to satisfy such obligation;

(ii)If Shares are issuable under an Award, then to the extent previously approved by the Administrator (which approval may be set forth in an Award agreement or in administrative rules), and subject to such procedures as the Administrator may specify, (A) withholding Shares having a Fair Market Value equal to such obligations; or (B) allowing the Participant to elect to (1) have the Company or its Affiliate withhold Shares otherwise issuable under the Award, (2) tender back Shares received in connection with such Award or (3) deliver other previously owned Shares, in each case having a Fair Market Value equal to the amount to be withheld; provided that the amount to be withheld under this clause (ii)

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may not exceed the total maximum statutory tax withholding obligations associated with the transaction to the extent needed for the Company and its Affiliates to avoid an accounting charge. If an election is provided, the election must be made on or before the date as of which the amount of tax to be withheld is determined and otherwise as the Administrator requires; or

(iii)Deducting (or requiring an Affiliate to deduct) the amount needed to satisfy such obligation from any wages or other payments owed to the Participant, requiring such Participant to pay to the Company or its Affiliate, in cash, promptly on demand, or make other arrangements satisfactory to the Company or its Affiliate regarding the payment to the Company or its Affiliate of the amount needed to satisfy such obligation.

(b)No Guarantee of Tax Treatment. Notwithstanding any provisions of this Plan to the contrary, the Company does not guarantee to any Participant or any other Person with an interest in an Award that (i) any Award intended to be exempt from Code Section 409A shall be so exempt, (ii) any Award intended to comply with Code Section 409A or Code Section 422 shall so comply, or (iii) any Award shall otherwise receive a specific tax treatment under any other applicable tax law, nor in any such case will the Company or any Affiliate be required to indemnify, defend or hold harmless any individual with respect to the tax consequences of any Award.

17.Adjustment and Change of Control Provisions.

(a)Adjustment of Shares. If (i) the Company shall at any time be involved in a merger or other transaction in which the Shares are changed or exchanged; (ii) the Company shall subdivide or combine the Shares or the Company shall declare a dividend payable in Shares, other securities (other than stock purchase rights issued pursuant to a stockholder rights agreement) or other property; (iii) the Company shall effect a cash dividend the amount of which, on a per Share basis, exceeds ten percent (10%) of the Fair Market Value of a Share at the time the dividend is declared, or the Company shall effect any other dividend or other distribution on the Shares in the form of cash, or a repurchase of Shares, that the Board determines by resolution is special or extraordinary in nature or that is in connection with a transaction that the Company characterizes publicly as a recapitalization or reorganization involving the Shares; or (iv) any other event shall occur, which, in the case of this clause (iv), in the judgment of the Administrator necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, then the Administrator shall, in such manner as it may deem equitable to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, adjust any or all of: (A) the number and type of shares subject to this Plan (including the number and type of shares described in Section 6(a)) and which may after the event be made the subject of Awards; (B) the number and type of shares subject to outstanding Awards; (C) the grant, purchase, or exercise price with respect to any Award; and (D) the Performance Goals of an Award. In any such case, the Administrator may also (or in lieu of the foregoing) make provision for a cash payment to the holder of an outstanding Award in exchange for the cancellation of all or a portion of the Award (without the consent of the holder of an Award) in an amount determined by the Administrator effective at such time as the Administrator specifies (which may be the time such transaction or event is effective). However, in each case, with respect to Awards of incentive stock options, no such adjustment may be authorized to the extent that such

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authority would cause this Plan to violate Code Section 422(b). Further, the number of Shares subject to any Award payable or denominated in Shares must always be a whole number. In any event, previously granted Options or SARs are subject to only such adjustments as are necessary to maintain the relative proportionate interest the Options and SARs represented immediately prior to any such event and to preserve, without exceeding, the value of such Options or SARs.

Without limitation, in the event of any reorganization, merger, consolidation, combination or other similar corporate transaction or event, whether or not constituting a Change of Control (other than any such transaction in which the Company is the continuing corporation and in which the outstanding Stock is not being converted into or exchanged for different securities, cash or other property, or any combination thereof), the Administrator may substitute, on an equitable basis as the Administrator determines or as set forth in the applicable purchase or merger agreement, for each Share then subject to an Award and the Shares subject to this Plan (if the Plan will continue in effect), the number and kind of shares of stock, other securities, cash or other property to which holders of Stock are or will be entitled in respect of each Share pursuant to the transaction.

Notwithstanding the foregoing, in the case of a stock dividend (other than a stock dividend declared in lieu of an ordinary cash dividend) or subdivision or combination of the Shares (including a reverse stock split), if no action is taken by the Administrator, adjustments contemplated by this subsection that are proportionate shall nevertheless automatically be made as of the date of such stock dividend or subdivision or combination of the Shares.

(b)Issuance or Assumption. Notwithstanding any other provision of this Plan, and without affecting the number of Shares otherwise reserved or available under this Plan, in connection with any merger, consolidation, acquisition of property or stock, or reorganization, the Administrator may authorize the issuance or assumption of awards under this Plan upon such terms and conditions as it may deem appropriate.

(c)Effect of Change of Control.

(i)Upon a Change of Control, except to the extent otherwise provided in an applicable Award agreement, if the successor or surviving corporation (or parent thereof) so agrees, then, without the consent of any Participant (or other person with rights in an Award), some or all outstanding Awards may be assumed, or replaced with the same type of award with substantially equivalent terms and conditions, by the successor or surviving corporation (or parent thereof) in the Change of Control transaction, subject to the following requirements:

(A)Each Award which is assumed by the successor or surviving corporation (or parent thereof) shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and such other appropriate adjustments in the terms and conditions of the Award shall be made.

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(B)If the securities to which the Awards relate after the Change of Control are not listed and traded on a national securities exchange, then (1) the Participant shall be provided the option, upon exercise or settlement of an Award, to elect to receive, in lieu of the issuance of such securities, cash in an amount equal to the fair value equal of the securities that would have otherwise been issued and (2) for purposes of determining such fair value, no reduction shall be taken to reflect a discount for lack of marketability, minority interest or any similar consideration.

(ii)To the extent the purchaser, successor or surviving entity (or parent thereof) in the Change of Control transaction does not assume the Awards or issue replacement awards as provided in clause (i), then, except to the extent otherwise provided in an applicable Award agreement and unless the Administrator otherwise determines:

(A)Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall either (x) become immediately exercisable and remain so for a period of fifteen (15) days prior to the consummation of the Change of Control (with any exercisability being conditioned and effective upon such consummation and any unexercised Options or SARs terminating upon such consummation) or (y) be cancelled (whether or not then vested) on the date of the Change of Control in exchange for a payment in cash or securities upon or promptly after the consummation of the Change of Control having a value equal to the excess of the Change of Control Price (as defined below) of the Shares covered by the Option or SAR that is so cancelled over the purchase or grant price of such Shares under the Award; provided, however, that all Options and SARs that have a purchase or grant price that is greater than the Change of Control Price shall be cancelled for no consideration;

(B)Restricted Stock and Restricted Stock Units (that are not Performance Awards) that are not then vested shall vest in full as of immediately prior to the Change of Control and shall be cancelled in exchange for a payment in cash upon or promptly after the consummation of the Change of Control having a value equal to the Change of Control Price of the Shares covered by the Award that is so cancelled;

(C)All Performance Stock Units, Performance Units, and Cash Incentive Awards for which the performance period has expired shall be paid based on actual performance (and assuming all employment or other requirements had been met in full); and all Performance Stock Units, Performance Units and Cash Incentive Awards for which the performance period has not expired shall be cancelled in exchange for a payment in cash upon or promptly after the consummation of the Change of Control equal to the amount that would have been due under such Award(s) as determined by the Administrator;

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(D)All Dividend Equivalent Units that are not vested shall vest (to the same extent as the Award granted in tandem with the Dividend Equivalent Unit, if applicable) and be paid upon or promptly after the consummation of the Change of Control; and

(E)All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash upon or promptly after the consummation of the Change of Control equal to the value of the Award.

“Change of Control Price” shall mean the per share price paid or deemed paid in the Change of Control transaction, and to the extent necessary, as determined by the Administrator.

(d)Application of Limits on Payments. Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Participant with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Participant (including groups or classes of Participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Participant (a “Benefit Arrangement”), if the Participant is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Option, Restricted Stock, Restricted Stock Unit, Performance Stock Unit or Performance Unit held by that Participant and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Participant under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Participant under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Participant from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Participant without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Participant under any Other Agreement or any Benefit Arrangement would cause the Participant to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Participant as described in clause (ii) of the preceding sentence, then the rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated in the following manner and order: any such reduction or elimination in rights, payments and benefits shall be applied first against the latest scheduled cash payments; then current cash payments; then any equity or equity derivatives that are included under Code Section 280G at full value rather than accelerated value (with the highest value reduced or eliminated first); then any equity or equity derivatives included under Code Section 280G at an accelerated value (and not at full value) shall be reduced or eliminated with the highest value reduced or eliminated first (as such values are

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determined under Treasury Regulation 1.280G-1, Q&A 24); finally any other non-cash benefits will be reduced or eliminated in the order of latest scheduled payments to earliest scheduled payments.

18.Effect of Termination of Employment or Service on Awards. If the Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that discusses the effect of the Participant’s termination of employment or service on the Participant’s Awards, then such agreement shall control. In any other case, except as otherwise provided by the Administrator in an Award agreement or as otherwise determined by the Administrator prior to or at the time of termination of a Participant’s employment or service, the following provisions shall apply upon a Participant’s termination of employment or service with the Company and its Affiliates.

(a)Termination of Employment or Service. If a Participant’s employment or service with the Company and its Affiliates ends for any reason other than (i) death, (ii) Disability or (iii) Retirement, then:

(i)Any outstanding unvested Options or SARs shall be forfeited immediately upon such termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) ninety (90) days following the Participant’s termination date and (B) the expiration date of the Option or SAR under the terms of the applicable Award agreement.

(ii)All other outstanding Awards made to the Participant, to the extent not then earned, vested and paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(b)Death or Disability of Participant. If a Participant dies during employment or service with the Company and its Affiliates, or if a Participant’s employment or service terminates as a result of Disability, then:

(i)Any outstanding unvested Options or SARs shall be forfeited immediately upon such death or termination, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) twelve (12) months following the date of such death or termination and (B) the expiration date of the Option or SAR under the terms of the applicable Award agreement.

(ii)All other outstanding Awards made to the Participant, to the extent not then earned, vested and paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(c)Retirement of Participant. If a Participant’s employment or service terminates as a result of Retirement, then:

(i)Any outstanding unvested Options or SARs shall be forfeited immediately upon such Retirement, and any outstanding vested Options or SARs shall be exercisable until the earlier of (A) thirty-six (36) months following the date of such Retirement and (B)

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the expiration date of the Option or SAR under the terms of the applicable Award agreement.

(ii)All other outstanding Awards made to the Participant, to the extent not then earned, vested and paid to the Participant, shall terminate on the Participant’s last day of employment or service.

(d)Time of Termination. For purposes of this Section 18, termination of service shall be deemed to occur at 11:59 p.m. (Eastern Time) on the relevant date described above. Forfeiture or termination of Awards required by this Section 18 shall occur on the date of termination immediately after termination.

(e)Consultants, Advisors and Other Stock-Based Awards. The Administrator shall have the discretion to determine the effect of the termination of service of a consultant or advisor on Awards held by such individual, and the effect on other Stock-based Awards of a Participant’s termination of employment or service with the Company and its Affiliates.

19.Miscellaneous.

(a)Other Terms and Conditions. (i) The Administrator may provide in any Award agreement such other provisions (whether or not applicable to the Award granted to any other Participant) as the Administrator determines appropriate to the extent not otherwise prohibited by the terms of the Plan. No provision in an Award agreement shall limit the Administrator’s discretion hereunder unless such provision specifically so provides for such limitation. (ii) Notwithstanding anything in this Plan, the Executive Change in Control & General Severance Agreements (as may be modified from time to time or other replacement agreement between executives and the Company) control over any conflicting term in this Plan.

(b)Employment and Service. The issuance of an Award shall not confer upon a Participant any right with respect to continued employment or service with the Company or any Affiliate, or the right to continue as a Director. Unless determined otherwise by the Administrator, for purposes of the Plan and all Awards, the following rules shall apply:

(i)a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(ii)a Participant who ceases to be a Non-Employee Director because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service as a Director with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(iii)a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a Non-Employee Director, a non-employee director of an Affiliate, or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased; and

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(iv)a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Notwithstanding the foregoing, for purposes of an Award that is subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon his or her “separation from service” within the meaning of Code Section 409A. Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required to avoid the imposition of additional taxes under Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service.

(c)No Fractional Shares. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Administrator may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated with or without consideration.

(d)Unfunded Plan; Awards Not Includable for Benefits Purposes. This Plan is unfunded and does not create, and should not be construed to create, a trust or separate fund with respect to this Plan’s benefits. This Plan does not establish any fiduciary relationship between the Company and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under this Plan, such rights are no greater than the rights of the Company’s general unsecured creditors. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant which are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

(e)Requirements of Law and Securities Exchange. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any award agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges.

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(f)Securities Law Compliance. With respect to Section 16 Participants, transactions under this Plan are intended to qualify for the exemption provided by Rule 16b-3 under the Exchange Act.

(g)Code Section 409A. Any Award granted under this Plan shall be provided or made in such manner and at such time as to either make the Award exempt from, or comply with, the provisions of Code Section 409A, to avoid a plan failure described in Code Section 409(a)(1), and the provisions of Code Section 409A are incorporated into this Plan to the extent necessary for any Award that is subject to Code Section 409A to comply therewith.

(h)No Corporate Action Restriction. The existence of this Plan, the Award agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the stockholders of the Company to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Company or any Subsidiary, (b) any merger, arrangement, business combination, amalgamation, consolidation or change in the ownership of the Company or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Company or any Subsidiary, (d) any dissolution or liquidation of the Company or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Company or any Subsidiary, or (f) any other corporate act or proceeding by the Company or any Subsidiary. No Participant, beneficiary or any other person shall have any claim under any Award or Award agreement against any member of the Board or the Administrator, or the Company or any employees, officers or agents of the Company or any Subsidiary, as a result of any such action.

(i)Governing Law; Venue. This Plan, and all agreements under this Plan, will be construed in accordance with and governed by the laws of the State of Colorado, without reference to any conflict of law principles. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, or for recognition and enforcement of any judgment in respect of this Plan, any Award or any award agreement, may only be brought and determined in (i) a court sitting in the State of Colorado, and (ii) a “bench” trial, and any party to such action or proceeding shall agree to waive its right to a jury trial.

(j)Limitations on Actions. Any legal action or proceeding with respect to this Plan, any Award or any award agreement, must be brought within one year (365 days) after the day the complaining party first knew or should have known of the events giving rise to the complaint.

(k)Construction. Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be, in all cases where they would so apply. Titles of sections are for general information only, and this Plan is not to be construed with reference to such titles. The title, label or characterization of an Award in an award agreement or in the Company’s public filings or other disclosures shall not be determinative as to which specific Award type is represented by the award agreement. Instead, the Administrator may determine which specific type(s) of Award(s) is (are) represented by any award agreement, at the time such Award is

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granted or at any time thereafter. Except to the extent otherwise provided in the applicable award agreement, in the case of any Award that includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Award holder’s right to the series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment.

(l)Severability. If any provision of this Plan or any award agreement or any Award (i) is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any person or Award, or (ii) would cause this Plan, any award agreement or any Award to violate or be disqualified under any law the Administrator deems applicable, then such provision should be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of this Plan, award agreement or Award, then such provision should be stricken as to such jurisdiction, person or Award, and the remainder of this Plan, such award agreement and such Award will remain in full force and effect.

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P.O. BOX 8016, CARY, NC 27512-9903	YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:
INTERNET Go To: www.proxypush.com/AEIS • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote
PHONE Call 1-866-390-9955 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions
MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided

Advanced Energy Industries, Inc.
Annual Meeting of Stockholders
For Stockholders of record as of March 08, 2023

TIME:           Thursday, April 27, 2023 11:00 AM, Mountain Daylight Time

PLACE:       Jacquard Hotel located at 222 Milwaukee Street

Denver, Colorado, 80206

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Stephen D. Kelley, Paul Oldham, and Elizabeth K. Vonne (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Advanced Energy Industries, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Advanced Energy Industries, Inc.

Annual Meeting of Stockholders

Please make your marks like this: ☒

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 , 3 AND 5

THE BOARD RECOMMENDS THAT AN ADVISORY VOTE ON THE COMPENSATION FOR NAMED EXECUTIVE OFFICERS BE

HELD EVERY 1 YEAR.

PROPOSAL	YOUR VOTE				BOARD OF DIRECTORS RECOMMENDS

1. Election of ten (10) directors	FOR	WITHHOLD
1.01 Grant H. Beard (Chairman)	☐	☐			FOR

1.02 Frederick A. Ball	☐	☐			FOR

1.03 Anne T. DelSanto	☐	☐			FOR

1.04 Tina M. Donikowski	☐	☐			FOR

1.05 Ronald C. Foster	☐	☐			FOR

1.06 Stephen D. Kelley	☐	☐			FOR

1.07 Lanesha T. Minnix	☐	☐			FOR

1.08 David W. Reed	☐	☐			FOR

1.09 John A. Roush	☐	☐			FOR

1.10 Brian M. Shirley	☐	☐			FOR

	FOR	AGAINST	ABSTAIN
2. Ratification of the appointment of Ernst & Young LLP as Advanced Energy's independent registered public accounting firm for 2023;	☐	☐	☐		FOR

3. Advisory approval on the compensation of our named executive officers;	☐	☐	☐		FOR

	1YR	2YR	3YR	ABSTAIN
4. Advisory vote on the frequency of future advisory votes on executive compensation;	☐	☐	☐	☐	1 YEAR

	FOR	AGAINST	ABSTAIN
5. Approval of Advanced Energy’s 2023 Omnibus Incentive Plan;	☐	☐	☐		FOR

6 Any other matters of business properly brought before the Annual Meeting.

☐ Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date	Signature (if held jointly) Date